NINTH AMENDMENT TO SEVENTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Seventh Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of June 18, 2024 by and among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, a national banking association (in its capacity as agent, together with its successors and permitted assigns in such capacity, the “Agent”), and Regional Management Corp., a Delaware corporation (“Regional” or “Borrower Agent”) and the other Persons listed on the signature pages hereto as borrowers (collectively referred to as the “Borrowers” and individually referred to as a “Borrower”).

BACKGROUND

A.
Borrowers, Lenders, and Agent are parties to a certain Seventh Amended and Restated Loan and Security Agreement dated as of September 20, 2019 (as amended or modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.
B.
Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.
Amendment. Upon the effectiveness of this Amendment the Loan Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as attached hereto as Exhibit A.
2.
Effectiveness Conditions. This Amendment shall be effective upon:
(a)
Execution and delivery to Agent by Borrowers and Lenders of this Amendment.
(b)
Payment by Borrowers to Agent of a non-refundable amendment fee for Lenders party hereto on the date hereof that are listed, and in the amounts set forth, on Schedule A attached hereto in immediately available funds, which fee shall be fully earned by such Lenders upon the effectiveness of this Amendment.
3.
Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that as of the date hereof:
(a)
The representations and warranties of each Borrower and Guarantor in the Loan Documents are true and correct in all material respects (or in all respects for such representations and warranties that provide for a materiality qualifier therein) on the date of, and upon giving effect to, this Amendment (except for representations and warranties that expressly relate to an earlier date).

(b)
The execution and delivery by each Borrower of this Amendment and the performance by each of them of the transactions herein and therein contemplated (i) are and will be within such Borrower’s, (ii) have been authorized by all necessary organizational action of such Borrower, and (iii) do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower.
(c)
This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)
No Event of Default or Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.
4.
Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of any Borrower, any Guarantor or any third party to Agent and Lenders as evidenced by the Loan Documents. Each Borrower hereby acknowledges, agrees, and represents that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents or the Obligations created or evidenced by the Loan Documents; (b) as of the date of this Amendment, no Borrower has any claims, offsets, defenses or counterclaims arising from any of Agent’s or any Lender’s acts or omissions with respect to the Loan Documents or Agent’s or any Lender’s performance under the Loan Documents; and (c) Borrowers jointly and severally promise to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof. In consideration of the modification of certain provisions of the Loan Agreement pursuant to this Amendment, each Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which Borrowers have or may have against the Released Parties arising out of or with respect to any and all transactions occurring prior to the date hereof and relating to the Loan Agreement, the Notes and the other Loan Documents.
5.
Collateral. As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Loan Documents, each Borrower reconfirms the first-priority continuing Lien and security interest in all of its right, title, and interest in, to and under all of the Collateral (except with respect to subsection (c) of the definition of Collateral to the extent that granting occurs pursuant to another security agreement or similar document), whether presently existing or hereafter acquired or arising, in order to secure prompt payment and performance by each Borrower of all its Obligations (other than subsection (c) of the definition of Collateral which granting shall be governed by such other applicable security document). Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.
6.
Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirm that, as of the date hereof, Borrowers are jointly and severally liable on the Obligations,

2

without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers with respect to Bank Products owing to Agent and its Affiliates that are Bank Product Providers).
7.
Ratification of Loan Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.
8.
Governing Law. This Amendment, the Loan Agreement AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
9.
Counterparts. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment; provided, that, in any event, each party hereto shall promptly deliver a manually executed counterpart of this Amendment to Agent. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

SIGNATURES ON FOLLOWING PAGES

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA

REGIONAL FINANCE CORPORATION OF GEORGIA

REGIONAL FINANCE CORPORATION OF TEXAS

REGIONAL FINANCE CORPORATION OF NORTH CAROLINA

REGIONAL FINANCE CORPORATION OF ALABAMA

REGIONAL FINANCE CORPORATION OF TENNESSEE

REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC

REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC

REGIONAL FINANCE COMPANY OF MISSOURI, LLC

REGIONAL FINANCE COMPANY OF GEORGIA, LLC

REGIONAL FINANCE COMPANY OF MISSISSIPPI, LLC

REGIONAL FINANCE COMPANY OF LOUISIANA, LLC

RMC FINANCIAL SERVICES OF FLORIDA, LLC

REGIONAL FINANCE COMPANY OF KENTUCKY, LLC

REGIONAL FINANCE COMPANY OF VIRGINIA, LLC

Regional Finance Corporation of Wisconsin

Regional Finance Company of Illinois, LLC

Regional Finance Company of CALIFORNIA, LLC

Regional Finance Company of INDIANA, LLC

Regional Finance Company of UTAH, LLC

Regional Finance Company of IDAHO, LLC

Regional Finance Company of OREGON, LLC

Regional Finance Company of ARIZONA, LLC

Regional Finance Company of FLORIDA, LLC

Regional Finance Company of OHIO, LLC

By: /s/ Harpreet Rana

Name: Harpreet Rana

Title: Executive Vice President and Chief Financial Officer

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AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent

By: /s/ Merle Becker

Name: Merle Becker

Title: Director

LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Merle Becker

Name: Merle Becker

Title: Director

BMO HARRIS FINANCING, INC.,

as a Lender

By: /s/ Daniel A. Ryan

Name: Daniel A. Ryan

Title: Director

FIRST HORIZON BANK, f/k/a First Tennessee Bank National Association,

as a Lender

By: /s/ Thomas Drake

Name: Thomas Drake

Title: Vice President

TEXAS CAPITAL BANK,

as a Lender

By: /s/ John Thomas

Name: John Thomas

Title: Managing Director

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SCHEDULE A

Amendment Fee

Lender	Amendment Fee
WELLS FARGO BANK, NATIONAL ASSOCIATION
BMO HARRIS FINANCING, INC
FIRST HORIZON BANK
TEXAS CAPITAL BANK
TOTAL

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EXHIBIT A

(Loan Agreement)

[See attached]

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SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of September 20, 2019

Among

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Agent and the Collateral Agent

and

REGIONAL MANAGEMENT CORP.

and certain of its direct and indirect Subsidiaries

as the Borrowers

and

BMO HARRIS FINANCING, INC.

as Documentation Agent

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

Table of Contents

Section Page

SECTION One - DEFINITIONS; INTERPRETATION OF THIS AGREEMENT		2
1.1	Terms Defined.	2
1.2	Interpretive Provisions.	39
SECTION Two - LOANS AND LETTERS OF CREDIT AND TERMS OF PAYMENT		40
2.1	Total Facility.	40
2.2	Revolving Loans.	41
2.3	Books and Records; Monthly Statements.	47
2.4	Apportionment Application and Reversal of Payments.	47
2.5	Interest.	48
2.6	Intentionally Omitted.	48
2.7	Maximum Interest Rate.	48
2.8	Unused Line Fee.	49
2.9	Payment of Revolving Loans.	49
2.10	Payments by Borrowers.	49
2.11	Taxes.	50
2.12	Intentionally Omitted.	52
2.13	Increased Costs and Reduction of Return.	52
2.14	Intentionally Omitted.	53
2.15	Benchmark Replacement Setting.	53
2.16	Certificates of Lenders.	55
2.17	Survival.	55
2.18	Letters of Credit.	55
2.19	Letter of Credit Fee.	61
2.20	Bank Products.	61
2.21	Loan Administration.	61
2.22	Requested Increases to Commitments.	62
2.23	Defaulting Lenders.	63
SECTION Three - TERM		64
3.1	Term of Agreement and Revolving Loan Repayment.	64
3.2	Termination of Security Interests.	65
SECTION Four - SECURITY INTEREST IN COLLATERAL		65
4.1	Creation of Security Interest in Collateral.	65
4.2	Borrower’s Representations and Warranties Regarding Collateral.	66
4.3	Financing Statements.	66
4.4	Location of Collateral.	66
4.5	Protection of Collateral; Reimbursement.	67
4.6	Release of Collateral.	67
4.7	Assigned Purchase Agreements.	68
SECTION Five - RECORDS AND SERVICING OF CONTRACTS		69
5.1	Records of Contracts.	69
5.2	Servicing of Contracts.	69

- i -

SECTION Six - CONDITIONS PRECEDENT TO ADVANCES		70
6.1	Conditions Precedent to Initial Loans.	70
6.2	Conditions to all Advances and Letters of Credit.	72
SECTION Seven - REPRESENTATIONS, WARRANTIES AND COVENANTS		72
7.1	Representations and Warranties Reaffirmed.	72
7.2	Warranties and Representations Regarding Contracts.	72
7.3	Warranties and Representations Regarding Collateral Generally.	73
7.4	Solvent Financial Condition.	73
7.5	Organization and Authority.	74
7.6	Financial Statements.	74
7.7	Full Disclosure.	74
7.8	Pending Litigation.	74
7.9	Titles to Properties.	75
7.10	Licenses.	75
7.11	Transaction is Legal and Authorized; Restrictive Agreements.	75
7.12	Taxes.	75
7.13	Compliance with Law.	75
7.14	Borrowers’ Office and Names.	76
7.15	Credit Guidelines.	76
7.16	Subsidiaries.	76
7.17	No Default.	76
7.18	Use of Proceeds.	76
7.19	Bank Accounts.	77
7.20	Proper Contract Documentation.	77
7.21	Credit File.	78
7.22	Assignments of Contracts and Security Documents.	78
7.23	Pledging of Contracts.	78
7.24	Accurate Records Regarding Collateral.	78
7.25	Sanctions; Anti-Money Laundering and Anti-Corruption Laws.	78
7.26	ERISA.	79
7.27	Labor Relations.	79
7.28	Regulatory Events.	79
SECTION Eight - FINANCIAL AND OTHER COVENANTS		79
8.1	Payment of Taxes and Claims.	79
8.2	Maintenance of Properties and Existence.	79
8.3	Guaranties.	80
8.4	Financial Covenants	80
8.5	Business Conducted.	81
8.6	Debt.	81
8.7	Further Assurances.	81
8.8	Future Subsidiaries.	82
8.9	Sanctions; Anti-Money Laundering and Anti-Corruption Laws. .	82
8.10	Loss Reserve.	82
8.11	Charge-Off Policy.	83
8.12	Prohibition on Distributions; Payment of Certain Debt; Equity Capital Changes.	83
8.13	Limitation on Bulk Purchases.	84

- ii -

8.14	Transactions with Affiliates.	84
8.15	Accounting Changes.	85
8.16	Bank Accounts and Collection Account; Dominion.	85
8.17	Plans.	86
8.18	Securitizations; Warehouse Facilities.	86
8.19	Mergers, Consolidations or Acquisitions.	89
8.20	Use of Loan Proceeds.	90
SECTION Nine - INFORMATION AS TO BORROWER		90
9.1	Financial Statements/Collateral Reporting.	90
9.2	Inspection.	93
SECTION Ten - EVENTS OF DEFAULT; REMEDIES		94
10.1	Events of Default.	94
10.2	Default Remedies.	96
SECTION Eleven - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		98
11.1	Amendments and Waivers.	98
11.2	Assignments; Participations.	99
SECTION Twelve - THE AGENT		102
12.1	Appointment and Authorization.	102
12.2	Delegation of Duties.	103
12.3	Liability of Agent.	103
12.4	Reliance.	103
12.5	Notice of Default.	104
12.6	Indemnification.	104
12.7	Agent in Individual Capacity.	105
12.8	Successor Agent.	105
12.9	Withholding Tax.	106
12.10	Collateral Matters.	106
12.11	Restrictions on Actions by Lenders; Sharing of Payments.	107
12.12	Agency for Perfection.	108
12.13	Payments by Agent to Lenders.	108
12.14	Concerning the Collateral and the Related Loan Documents.	108
12.15	Field Audit and Examination Reports; Disclaimer by Lenders.	108
12.16	Relation Among Lenders.	109
12.17	Bank Product Providers.	109
12.18	Certain ERISA Matters.	109
SECTION Thirteen - GENERAL		111
13.1	Expenses.	111
13.2	Invalidated Payments.	112
13.3	Application of Code to Agreement.	112
13.4	Parties, Successors and Assigns.	112
13.5	Notices and Communications.	112
13.6	Accounting Principles.	114
13.7	Total Agreement; References.	114
13.8	Governing Law.	115

- iii -

13.9	Survival.	115
13.10	Power of Attorney.	115
13.11	LITIGATION.	116
13.12	Severability.	116
13.13	Jury Trial Waiver.	116
13.14	Indemnity of Agent and Lenders by Borrower.	116
13.15	Limitation of Liability.	117
13.16	Right of Setoff.	117
13.17	Joint and Several Liability.	118
13.18	Counterparts; Execution.	120
13.19	Headings.	120
13.20	No Waivers; Cumulative Remedies.	120
13.21	Other Security and Guarantees.	121
13.22	NO ORAL AGREEMENTS.	121
13.23	U.S. PATRIOT Act Notice.	121
13.24	Replacement of Lenders.	121
13.25	Confidentiality.	122
13.26	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	123
13.27	Acknowledgement Regarding Any Supported QFCs.	123
13.28	Intentionally Omitted.	124
13.29	RELEASE OF CLAIMS.	124
13.30	Documentation Agent.	124

- iv -

SCHEDULES AND EXHIBITS

Schedule A – Commitments and Lender Addresses

Schedule 4.4 – Locations of Books and Records and Collateral

Schedule 7.16 - Subsidiaries

Schedule 7.19 - Bank Accounts

Exhibit A – Form of Notice of Borrowing

Exhibit B – Form of Assignment and Acceptance Agreement

Exhibit C - Form of Release Request

Exhibit D - Form of Certificate Regarding Permitted Acquisition

Exhibit E - Form of Compliance Certificate

Exhibit F - Form of Borrowing Base Certificate

- v -

SEVENTH AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This Seventh Amended and Restated Loan and Security Agreement (“Agreement”) is made and entered into as of September 20, 2019, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, a national banking association (in its capacity as agent, together with its successors and permitted assigns in such capacity, the “Agent”), and Regional Management Corp., a Delaware corporation (“Regional” or “Borrower Agent”), Regional Finance Corporation of South Carolina, a South Carolina corporation (“RFCSC”), Regional Finance Corporation of Georgia, a Georgia corporation (“RFCG”), Regional Finance Corporation of Texas, a Texas corporation (“RFCTX”), Regional Finance Corporation of North Carolina, a North Carolina corporation (“RFCNC”), Regional Finance Corporation of Alabama, an Alabama corporation (“RFCA”), Regional Finance Corporation of Tennessee, a Tennessee corporation (“RFCTN”), Regional Finance Company of New Mexico, LLC, a Delaware limited liability company (“RFCNM”), Regional Finance Company of Oklahoma, LLC, a Delaware limited liability company (“RFCO”), Regional Finance Company of Missouri, LLC, a Delaware limited liability company (“RFCM”), Regional Finance Company of Georgia, LLC, a Delaware limited liability company (“RFCGLLC”), RMC Financial Services of Florida, LLC, a Delaware limited liability company (“RFCF”), Regional Finance Company of Louisiana, LLC, a Delaware limited liability company (“RFCL”), Regional Finance Company of Mississippi, LLC, a Delaware limited liability company (“RFCMISS”), Regional Finance Company of Kentucky, LLC, a Delaware limited liability company (“RFCK”), Regional Finance Company of Virginia, LLC, a Delaware limited liability company (“RFCV”), Regional Finance Corporation of Wisconsin, a Wisconsin corporation (“RFCW”), and Regional Finance Company of Illinois, LLC, a Delaware limited liability company (“RFCI”), Regional Finance Company of California, LLC, a Delaware limited liability company (“RFC CA”), Regional Finance Company of Indiana, LLC, a Delaware limited liability company (“RFC IN”), Regional Finance Company of Utah, LLC, a Delaware limited liability company (“RFC UT”), Regional Finance Company of Idaho, LLC, a Delaware limited liability company (“RFC ID”), Regional Finance Company of Oregon, LLC, a Delaware limited liability company (“RFC OR”), Regional Finance Company of Arizona, LLC, a Delaware limited liability company (“RFC AZ”), Regional Finance Company of Florida, LLC, a Delaware limited liability company (“RFC FL”) and Regional Finance Company of Ohio, LLC, a Delaware limited liability company (“RFC OH” and together with Regional, RFCSC, RFCG, RFCTX, RFCNC, RFCA RFCTN, RFCNM, RFCO, RFCM, RFCGLLC, RFCF, RFCL, RFCMISS, RFCK, RFCV, RFCW, RFCI, RFC CA, RFC IN, RFC UT, RFC ID, RFC OR, RFC AZ and RFC FL, together with any other borrower joined hereto from time to time pursuant to the terms of this Agreement, are herein collectively referred to as the “Borrowers” and individually referred to as a “Borrower”).

A. The Borrowers and lenders party thereto (the “Original Lenders”), and Bank of America, N.A., as agent for the Original Lenders (in such capacity, “Original Agent”), are parties to that certain Sixth Amended and Restated Loan and Security Agreement, dated as of June 20, 2017 (as amended by that First Amendment to Sixth Amended and Restated Loan and Security Agreement dated as of November 21, 2017 and that Second Amendment to Sixth Amended and Restated Loan and Security Agreement dated as of February 20, 2018, and as otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Loan

Agreement”), whereby Original Agent and the Lenders agreed to make revolving loans, letters of credit and other financial accommodations available to the Borrowers.

B. For the convenience of the parties and without any intention of effecting a repayment, novation or accord and satisfaction of the Obligations under the Original Loan Agreement, Borrowers have requested that Agent and Lenders amend and restate the Original Loan Agreement in order to consolidate all prior amendments and to reflect certain other modifications to the Original Loan Agreement, upon the terms and subject to the conditions hereinafter set forth. The Borrowers, the Agent, and the Lenders have agreed to enter into this Agreement in order to amend and restate the Original Loan Agreement in its entirety on the terms and conditions set forth herein. In addition, the parties hereto acknowledge that, immediately prior to giving effect to this Agreement, (i) Original Agent resigned as agent for the Lenders, and Agent succeeded as the Agent for the Lenders hereunder and for all purposes of the Loan Documents and (ii) Bank of America, N.A., in its capacity as Collateral Agent under the Original Loan Agreement (in such capacity, “Original Collateral Agent”), resigned such capacity and Wells Fargo Bank, National Association succeeded as the Collateral Agent hereunder and for all purposes of the Loan Documents.

C. The Borrowers have agreed to continue to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and Lien upon all of their existing and after-acquired personal property constituting Collateral hereunder.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Loan Agreement is hereby amended and restated to read in its entirety as provided for in this Agreement, and the parties further agree as follows:

SECTION One - DEFINITIONS;
INTERPRETATION OF THIS AGREEMENT

1.1 Terms Defined. As used in this Agreement, the listed terms are defined as follows:

“Accounting Change” shall mean changes in GAAP, or the accounting principles required by the promulgation of any rule, regulation, pronouncement, or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

“ACH Transactions” shall mean any cash management or related services including the automatic clearing house transfer of funds by Bank Product Provider for the account of Borrower pursuant to agreement or overdrafts.

“Acquisition” shall mean the acquisition by any Person of a division or line of business of another Person, of substantially all the assets of another Person, or of a majority of any class of stock or other equity interests of another Person.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation, plus (b) the Term SOFR Adjustment; provided that if

Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjusted Net Income” shall mean, with respect to any fiscal period for any Person, the net income of such Person, as determined in accordance with GAAP, before provision for income taxes for such fiscal period, but excluding (without duplication) any and all of the following in the determination of such net income: (a) gain or loss arising from the sale of capital assets, such as property, plant and equipment; (b) gain or loss arising from any write-up or write-down in the book value of any asset in the ordinary course of business (excluding Contracts); (c) [reserved]; (d) earnings or losses of any Person to which assets such Person, shall have been sold, transferred, or disposed of, or into which any such Person shall have been merged or which has been a party with such Person to any consolidation or other form of reorganization, prior to the date of such transaction; (e) gain or loss arising from the acquisition of any debt or equity security of such Person or from cancellation or forgiveness of debt; (f) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other one-time or nonrecurring transaction; (g) non-cash gain or loss; (h) any net income or gain or loss (without duplication) from the disposition of any discontinued operations; (i) restructuring charges approved by Agent in its Permitted Discretion; (j) depreciation and amortization (including amortization of intangibles, including but not limited to debt issuance costs, goodwill and the effects of purchase accounting); and (k) positive or negative non-cash provisions for “current expected loan losses” (under ASU 2016-13 or CECL) made by such Person and its Subsidiaries during such period (which, for the avoidance of doubt, would be the total provision expense less actual net charge offs).

“Advance” shall mean the making of a Revolving Loan or issuance of a Letter of Credit from time to time in accordance with the terms of this Agreement.

“Advance Rate” shall mean the following applicable percentage based upon the Collateral Performance Indicator as set forth in the most recently delivered CPI Borrowing Base Certificate:

Collateral Performance Indicator	Advance Rate
Less than 15%	83%
Greater than or equal to 15% but less than 16%	82%
Greater than or equal to 16% but less than 17%	81%
Greater than or equal to 17% but less than 18%	80%
Greater than or equal to 18% but less than 19%	79%
Greater than or equal to 19% but less than 20%	78%
Greater than or equal to 20% but less than 21%	77%
Greater than or equal to 21% but less than 22%	76%
Greater than or equal to 22% but less than 23%	75%

Collateral Performance Indicator	Advance Rate
Greater than or equal to 23% but less than 24%	74%
Greater than or equal to 24% but less than 25%	73%
Greater than or equal to 25% but less than 26%	72%
Greater than or equal to 26% but less than 27%	71%
Greater than or equal to 27% but less than 28%	70%
Greater than or equal to 28% but less than 29%	69%
Greater than or equal to 29% but less than 30%	68%
Greater than or equal to 30% but less than 31%	67%
Greater than or equal to 31% but less than 32%	66%
Greater than or equal to 32% but less than 33%	65%
Greater than or equal to 33% but less than 34%	64%
Greater than or equal to 34% but less than 35%	63%

and with the Advance Rate to continue to reduce by 1.0% for each 1.0% increase in the Collateral Performance Indicator in a manner consistent with the above matrix (e.g., the Advance Rate would be 62%, if the Collateral Performance Indicator is equal to or greater than 35% but less than 36%, 61% if the Collateral Performance Indicator is equal to or greater than 36% but less than 37%, and so on).

“Affiliate” shall mean, as to any Person, (a) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person; (b) except for purposes of Sections 7.28 and 8.17 and the definitions of “Level One Regulatory Event” and “Level Two Regulatory Event”, any other Person who beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of such Person; or (c) any other Person, ten percent or more of any class of the voting stock (or if such other Person is not a corporation, ten percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

“Agent” shall have the meaning assigned to that term in the recitals.

“Agent Advances” shall have the meaning specified in Section 2.2(i).

“Agent’s Expenses” shall have the meaning specified in Section 13.1.

“Agent’s Liens” shall mean the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, pursuant to the Original Loan Agreement, this Agreement and the other Loan Documents.

“Agent-Related Persons” shall mean the Agent, the Collateral Agent and their Affiliates as well as the officers, directors, employees, agents and attorneys-in-fact of the Agent, the Collateral Agent and such Affiliates.

“Agreement” shall mean this Seventh Amended and Restated Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering (including Anti-Money Laundering Laws), including the Patriot Act.

“Applicable Margin” shall mean 3.00%.

“Asset Quality” shall mean, calculated as of the first day of each month, the sum of the Total Portfolio Past Due Percent, the Total Portfolio Repossession Percent and the Total Portfolio Net Charge-Off Percent.

“Assigned Purchase Agreements” shall mean, collectively, all of the agreements that are asset purchase agreements, stock purchase agreements and/or other acquisition arrangements now or hereafter entered into by a Borrower pursuant to a Bulk Purchase or Permitted Acquisition with respect to which Borrower is a purchaser or buyer, together with Borrowers’ rights and remedies under, and all moneys and claims for money due or to become due to the Borrowers and any and all amendments, supplements, extensions, renewals, and other modifications thereof together with all rights and claims of the Borrowers now or hereafter existing thereunder with respect to: (a) any insurance, indemnities, warranties, and guaranties provided for or arising out of or in connection with any of the foregoing agreements; (b) any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) the exercise or enforcement of any and all covenants, remedies, powers, and privileges thereunder.

“Assignee” shall have the meaning specified in Section 11.2(a).

“Assignment and Acceptance” shall have the meaning specified in Section 11.2(a).

“Attorney Costs” shall mean and include all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonable allocated costs of internal legal services of the Agent and the reasonable expenses of internal counsel to the Agent.

“Augmenting Lender” shall have the meaning ascribed to such term in Section 2.22 hereof.

“Availability” shall mean, as of the date of determination based on the most recently delivered Borrowing Base Certificate, an amount equal to: (a) the product of multiplying: (i) the Advance Rate by (ii) the Principal Balance of all Eligible Contracts minus (b) the Bank Product Reserve.

“Availability Percentage” shall mean, as of any date of determination, the percentage of (a) Hypothetical Availability for the immediately preceding calendar month to (b) Credit Facility Exposure for the immediately preceding calendar month.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Obligations” shall mean all debts, liabilities and obligations now owed or hereafter arising from or in connection with Bank Products.

“Bank Product Provider” shall mean (a) Wells Fargo or any of its Affiliates; and (b) any other Person that is a Lender or Affiliate of a Lender at the time of providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonable satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by the Loan Documents, and to indemnify and hold harmless Agent against all claims in connection with such provider’s Bank Product Obligations.

“Bank Product Reserves” shall mean all reserves for the Bank Products then provided or outstanding which the Agent from time to time establishes in its Permitted Discretion, or which the Agent establishes at the direction of Required Lenders if and for so long as Hypothetical Availability is 10% or less of the Credit Facility Exposure.

“Bank Products” shall mean any one or more of credit cards services (including commercial credit card and merchant card services), ACH Transactions, Hedge Agreements, Cash Management Services and other banking products or services (other than Letters of Credit) extended by any Bank Product Provider; provided that Bank Products shall not include a Person’s Excluded Swap Obligations.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such

Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15(a) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15(a).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the IRS Code or (c) any Person whose assets include (for purposes of Title I of ERISA or Section 4975 of the IRS Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” shall have the meaning assigned to that term in the recitals.

“Borrower Agent” shall have the meaning assigned to that term in the recitals.

“Borrower Materials” shall mean Borrowing Base Certificates, and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

“Borrowing” shall mean a borrowing hereunder consisting of Revolving Loans made on the same day by Lenders to Borrowers, or by Wells Fargo in the case of a Borrowing funded by Non-Ratable Loans, or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

“Borrowing Base Certificate” shall have the meaning set forth in Section 9.1(d).

“Borrowing Group” means: (a) Borrowers, (b) any Affiliate or Subsidiary of Borrowers, (c) any Guarantor, (d) the owner of any collateral securing any part of the Obligations (including the Collateral), and (e) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (d) with respect to the Obligations, this Agreement or any of the other Loan Documents.

“Bulk Purchase” shall mean a purchase of Contracts from any one seller (other than from another Borrower), in a single transaction or as part of an integrated series of transactions (other than a purchase of Contracts in connection with a Permitted Facility or a Permitted Transfer). A Permitted Acquisition shall be deemed to not constitute a Bulk Purchase.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which national banks in San Francisco, California or New York, New York are authorized by law to close including, without limitation, United States federal government holidays.

“Cash Management Services” shall mean any services provided to Borrowers in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“Certificate of Title” shall mean the certificate of title or other evidence of ownership of any vehicle issued by the appropriate Division of Motor Vehicles or its counterpart in the jurisdiction in which the applicable Contract Debtor resides.

“Change in Control” shall mean, at any time and for any reason whatsoever, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of Regional entitled to vote for members of the board of directors or equivalent governing body of Regional on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right), (b) Regional ceases to own and control 100% of the issued and outstanding voting stock of any of the other Borrowers (other than as a result of a transaction permitted under the first sentence of Section 8.19), or (c) any holder of voting equity of any Borrower (other than Regional) is not a borrower or guarantor under this Agreement.

“Change in Law” shall mean the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Closing Date” shall mean the date of the execution and delivery of this Agreement.

“Code” shall mean the Uniform Commercial Code as adopted and in force in the state of New York as from time to time in effect.

“Collateral” shall mean:

(a) all present and future Contracts of Borrowers (including any (i) Renewal Loans (other than any Renewal Loans relating to a Renewal Loan Replacement) and (ii) Reconveyed Contracts (other than Permitted Facility Reconveyed Contracts)), but excluding Permitted Facility Contracts and all payments thereunder in whatever form, including cash, checks, notes, drafts, chattel paper (including, without limitation, all tangible and electronic chattel paper), and other instruments for the payment of money, together with any guaranties and security therefor, and all of each Borrower’s books and records relating thereto (including, without limitation, all computer records, computer programs, and computer source codes);

(b) Security Documents relating to such Contracts, together with each Borrower’s rights in the Property covered thereby and any policies of insurance insuring such Property;

(c) all assets of any Borrower in which Agent or any Lender for whom Agent is acting as agent receives a security interest (under any other security agreement or similar document) or which thereafter come into Agent or any Lender’s possession, custody, or control (pursuant to this Agreement or any other security agreement or similar document);

(d) all proceeds of insurance relating to such Contracts including, without limitation, property, casualty, and title insurance;

(e) all proceeds, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with such Contracts and Security Documents related thereto, the property rights and the policies of insurance referred to above, all credit balances in favor of any Borrower under such Contracts, and all other general intangibles relating to or arising out of such Contracts;

(f) all Assigned Purchase Agreements;

(g) all deposit accounts into which proceeds of such Contracts and Assigned Purchase Agreements are deposited; and

(h) all equity interests and beneficial interests in any Borrower’s Subsidiaries (but not to exceed 65% of the voting equity interests of any Subsidiaries organized or formed under the laws of a jurisdiction other than the United States (or any state thereof) or the District of Columbia), other than any equity interest or beneficial ownership interest in any Special Purpose Subsidiary;

provided, however, that the Collateral shall not include, in each case, any Excluded Property of such Borrower or any Permitted Facility Contracts (including any Renewal Loans relating to a Renewal Loan Replacement).

“Collateral Agent” shall mean Wells Fargo, in its capacity as collateral agent under the Security Agreement.

“Collateral Performance Indicator” shall mean, calculated as of the first day of each month, the sum of the Past Due Percent, the Repossession Percent and the Net Charge-Off Percent.

“Collection Account” shall have the meaning ascribed to such term in Section 5.2(a) herein.

“Collection Account Agreements” shall mean, collectively, (i) that certain Fourth Amended and Restated Deposit Account Control Agreement, dated as of even date herewith, entered into by and among the companies listed on Schedule A attached thereto, the Collateral Agent and Wells Fargo, as depository bank, as the same may be amended, restated and supplemented from time to time, and (ii) any other deposit account control agreement, collection agreement or similar agreement acceptable to Agent in its Permitted Discretion entered into by Regional (as agent for the grantors listed therein), Collateral Agent and a depository bank acceptable to Agent in its Permitted Discretion (it being acknowledged and agreed that Wells Fargo is an acceptable depository account bank), which establishes the terms of Collateral Agent’s control over the Collection Accounts, as the same may be amended, restated and supplemented from time to time.

“Commitment” shall mean, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name on Schedule A of this Agreement, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of this Agreement, including Sections 2.22 and 11.2, or otherwise terminated from time to time in accordance with this Agreement; and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Commitment Increase Amount” shall have the meaning ascribed to such term in Section 2.22 hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” shall mean a certificate substantially in the form attached hereto as Exhibit E.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits taxes.

“Consolidated Funded Debt to Consolidated Tangible Net Worth” means, with respect to Regional Management, as of any day the ratio of its Funded Debt (excluding all obligations under capital leases) to its Consolidated Tangible Net Worth.

“Consolidated Tangible Net Worth” means, with respect to Regional Management, as of any day, its net worth calculated in accordance with GAAP, after subtracting therefrom the intangible assets (other than deferred tax assets), including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks; provided, such amount shall be reduced by the unpaid balance of all Contracts that have not been charged off as to which any payment due thereunder is 180 or more days delinquent, as determined on a contractual basis.

“Contract Debtor” shall mean each Person who is obligated to a Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

“Contracts” shall mean all of each Borrower’s right, title, and interest in and to each presently existing, and hereafter arising, loan account, account, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to any Borrower, all rights of any Borrower to receive payment thereof, together with all guarantees or other rights of any Borrower obtained in connection therewith, any collateral therefor and any proceeds of any of the foregoing (including any Contracts that are in electronic form).

“CPI Borrowing Base Certificate” means the month-end Borrowing Base Certificate delivered at least 20 days after the applicable month end setting forth the Collateral Performance Indicator for such month end.

“Credit Facility Exposure” shall mean the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate amount of Letter of Credit Obligations.

“Debt” shall mean, with respect to any Person and without duplication, all liabilities, obligations and indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, material or services that is not overdue by more than ninety (90) days, unless being contested in good faith), (iii) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as capital leases, (iv) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (vi) all obligations of such Person under any Hedge Agreements. For purposes hereof, a Permitted Facility shall not constitute “Debt” of Borrowers.

“Declined Share” shall have the meaning ascribed to such term in Section 2.22 hereof.

“Default” shall mean an event or condition the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean (a) in respect of Letters of Credit, a fluctuating per annum rate at all times equal to the sum of (i) the otherwise applicable Letter of Credit Fee plus (ii) two percent (2.0%); and (b) in respect of all other Obligations, a fluctuating per annum interest rate at all times equal to the sum of (i) the otherwise applicable Interest Rate plus (ii) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate (or, as applicable, the Letter of Credit Fee).

“Defaulting Lender” shall mean any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.

“Delinquent Renewal” shall mean a Contract that was (a) originated in connection with the refinancing of a Contract that was 30 or more days contractually delinquent at the time of its refinancing and (b) underwritten pursuant to the delinquent renewal underwriting criteria in Borrower’s credit and collection guidelines.

“Delinquent Renewal Loan” means the new non-revolving Contract entered into between a Borrower and the Contract Debtor pursuant to any Delinquent Renewal.

“Designated Jurisdiction” shall mean any country or territory that is the subject of any Sanction.

“Distribution” shall mean, in respect of any corporation: (a) payment or making of any dividend or other distribution of property in respect to the capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation (including for the purposes of Section 8.12 hereof only, any repurchase of stock through the applicable market exchange).

“Dividend Interest Coverage Ratio Requirement” shall mean (a) 1.50:1.0 for the fiscal quarter ending March 31, 2024, (b) 1.45:1.0 for the fiscal quarters ending June 30, 2024 and September 30, 2024 and (c) 1.50:1.0 for each fiscal quarter thereafter.

“Dollar” and “$” shall mean dollars in the lawful currency of the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution

Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Contract” means a Contract that constitutes “electronic chattel paper” under and as defined in Section 9-102(31) of the UCC.

“Electronic Contract Conditions” shall mean, with respect to any Electronic Contract, all of the following conditions: (a) the applicable Borrower has engaged an Electronic Vault Provider and such Electronic Vault Provider shall have establishment an electronic platform for the creation and maintenance of electronic chattel paper evidencing the loan documentation between the Contract Debtors for such Contract and the applicable Borrower making the corresponding loan; (b) the Electronic Vault Provider, the applicable Borrower and Agent shall have entered into an electronic collateral control agreement in form and substance reasonably satisfactory to Agent and which, without limitation, provides Agent with (i) control over the electronic chattel paper constituting any Electronic Contract in accordance with 9-105(b) of the Code, and (ii) exclusive access to the Electronic Contracts (except to the extent otherwise expressly set forth in the electronic collateral control agreement) pursuant to the terms of an E-Vault Access Agreement, and the terms thereof are sufficient to permit the Agent to perform its duties and obligations hereunder; (c) Borrowers shall have provided Agent an opinion of Borrowers’ counsel in respect of perfection, by “control,” within the meaning of Section 9-105 of the UCC of Agent’s security interest in the Electronic Contracts; and (d) Agent shall have received and shall be satisfied, in its reasonable discretion, with the results of its diligence in respect of the applicable Borrower’s policies and procedures relating to the origination of Electronic Contracts.

“Electronic Vault Provider” shall mean eOriginal, Inc. or such other Person that is satisfactory to Agent in its Permitted Discretion.

“Eligible Assignee” shall mean (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000 reasonably acceptable to Agent; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any other Person (other than a natural Person) reasonably acceptable to the Agent.

“Eligible Contracts” shall mean only such Contracts (including secured and unsecured Contracts and Reconveyed Contracts (other than a Permitted Facility Reconveyed Contract)) which satisfy all of the following requirements, as determined by Agent in its Permitted Discretion (and such other Contracts as Agent may allow as Eligible Contracts in its sole discretion):

(a) comply in all material respects with all of such Borrower’s warranties and representations contained herein and Agent has received a first priority perfected security interest in and Lien upon such Contracts;

(b) with respect to which the Contract Debtor is a resident of the continental United States;

(c) with respect to which the Contract Debtor is not more than 59 days contractually delinquent in making a payment scheduled thereunder;

(d) neither Borrower nor the Contract Debtor is otherwise in default under the terms of such Contract (e.g., the Property which is subject to the related Security Documents is not then subject to or in the process of being repossessed);

(e) are not subject to any defense, counterclaim, offset, discount, or allowance;

(f) if secured, are secured by Property located solely in the continental United States;

(g) the terms of the Contract and Security Documents and all related documents and instruments comply in all respects with all applicable laws;

(h) all documents relating to the Contract, including those between any Borrower and the Contract Debtor, (i) have been executed, and (ii) are readily available to Agent in the files of Borrowers as originals (or, for Contracts, in electronic form as electronic copies, or the Electronic Contract Conditions have otherwise been satisfied with respect thereto);

(i) the Contract Debtor is not an Affiliate or employee of any Borrower;

(j) the Contract Debtor’s creditworthiness and the terms of the Contract shall conform to Borrowers’ credit guidelines;

(k) the Contract meets all of the applicable criteria set forth in Borrower’s credit guidelines. Borrowers’ credit guidelines shall be written and shall state in detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors and the required structure and collateral for the Contract for both Contracts originated by Borrowers and/or originated by third parties and purchased by Borrowers, and the Borrowers shall not change their credit guidelines in any manner prohibited by Section 7.15;

(l) the Contract Debtor is not the subject of an Insolvency Proceeding, is not subject to Sanctions, is not located, organized or resident in a Designated Jurisdiction and is not listed on the Specially Designated Nationals List maintained by OFAC;

(m) the collateral securing the Contract has not been repossessed by, or otherwise delivered to, any Borrower or its agent;

(n) such Contract has not been subject to more than two (2) payment extensions within the last twelve months;

(o) the first scheduled payment pursuant to the terms of the Contract is due within forty-five (45) days following the execution of the Contract and all other payments are scheduled to be made on the same day of each consecutive monthly period thereafter (and shall not include any balloon payment at maturity);

(p) such Contract does not represent a type of loan commonly called a “pay day loan” in which any Borrower holds a personal check from the Contract Debtor for payment of such loan;

(q) such Contract, if an automobile purchase financing contract or loan, has an original term of not more than 72 months for any such Contract; provided, that no more than 15% of the aggregate value of all Eligible Contracts may have an original term of more than 60 months;

(r) in connection with such Contract, if an automobile purchase financing contract or loan, the Borrower shall have obtained a Certificate of Title reflecting it as the lienholder of any vehicle subject to the Contract within 120 days following execution of such Contract, and such Contract is secured by a first priority, perfected interest in such vehicle;

(s) if the Contract includes sums representing the financing of “extended warranty plans,” such plans are (i) in compliance with all applicable laws, including any special insurance laws relating thereto, and (ii) underwritten by (A) a major automobile manufacturer, or an affiliate thereof, or (B) an independent and financially sound insurance company;

(t) such Contract, if an automobile purchase financing contract or loan (i) has a cash advance component of less than $27,500 or (ii) if such cash advance component is greater than $27,500, then no more than 10% of the aggregate value of all Eligible Contracts shall contain cash advance components greater than $27,500;

(u) such Contract, if it arises in connection with a convenience check (a/k/a live check), does not exceed an original amount financed of $7,000;

(v) such Contract is not secured by a mobile home or real estate;

(w) such Contract is not a Permitted Facility Contract or any collateral pledged by a Special Purpose Subsidiary in a Permitted Facility or transferred pursuant to a Permitted Transfer, except if such Contract constitutes a Reconveyed Contract (other than a Permitted Facility Reconveyed Contract) and otherwise complies with the eligibility criteria set forth herein;

(x) such Contract, if purchased by a Borrower, is fully paid and the seller thereof retains no rights whatsoever thereto;

(y) other than as may be permitted or required pursuant to the Intercreditor Agreement, such Contract is not serviced, collected or enforced by a Person other than a Borrower or Radius Global Solutions LLC;

(z) such Contract is not a Modified Contract;

(aa) such Contract is not a Delinquent Renewal; and

(bb) unless the Electronic Contract Conditions set forth herein are satisfied, such Contract does not constitute an Electronic Contract.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and supplemented from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any Borrower or guarantor within the meaning of Section 414(b) or (c) of the IRS Code (and Sections 414(m) and (o) of the IRS Code for purposes of provisions relating to Section 412 of the IRS Code).

“ERISA Event” shall mean (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived; (b) a withdrawal by any Borrower or guarantor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or guarantor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the IRS Code or ERISA; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or ERISA Affiliate.

“EU Securitization Regulation” shall mean European Union legislation comprising EU Regulation (EU) 2017/2402, any related regulatory technical standards and any implementing or supplementary national law applicable in a relevant EU member state.

“Event of Default” shall mean any event or condition described in Section 10.1.

“Excess Availability” shall mean as of the date of determination the remainder of (a) the lesser of (i) the Availability and (ii) the Total Credit Facility, minus (b) the Credit Facility Exposure.

“Excluded Property” shall mean (a) fee interests in real property and leasehold interests in real property with respect to which any Borrower is a tenant or subtenant; (b) any asset or property right of any nature (other than any Contract) if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, permit, contract or agreement or General Intangible (as defined in the Code), other than to the extent that any such restriction or term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which any Borrower is party; (c) any asset or property right of any nature (other than any Account (as such term is defined in the Code)) to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such law or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (d) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement has been filed); (e) Permitted Facility Contracts subject to a Permitted Facility and/or pursuant to a Permitted Transfer; provided that, notwithstanding anything to the contrary in the immediately preceding sentence, (i) with respect to clauses (b) and (c) above, in the event of the termination or elimination of any such restriction contained in such agreement, applicable law or regulation to the extent sufficient to permit any Excluded Property to become Collateral hereunder, a security interest shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to Lender and shall be included as Collateral hereunder, (ii) with respect to clause (e) above, in the event such Contract is a Reconveyed Contract (other than Permitted Facility Reconveyed Contracts), a security interest shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to Lender and shall be included as Collateral hereunder and (iii) “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any Excluded Property (unless such proceeds, products, substitutions or replacements would constitute Excluded Property).

“Excluded Swap Obligation” shall mean with respect to a Borrower or Guarantor, each Swap Obligation as to which, and only to the extent that, such Borrower or Guarantor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Borrower or Guarantor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Borrower or Guarantor and all guarantees of Swap Obligations by other Borrowers and Guarantors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Borrower or Guarantor.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise taxes and branch profits taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.24) or changes its Lending Office, unless the Taxes were payable to such Lender’s assignor immediately prior to such assignment or to the Lender immediately prior to such Lender’s change in Lending Office; (c) Taxes attributable to a Recipient's failure to comply with Section 12.9; and (d) withholding taxes imposed pursuant to FATCA.

“E-Vault Access Agreement” shall mean an access agreement by and between the Electronic Vault Provider and the Agent in form and substance satisfactory to the Agent, with such changes as may be agreed to in writing by the Agent from time to time.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code as of the date of this Agreement (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the IRS Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRS Code.

“Federal Funds Rate” shall mean (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Wells Fargo on the applicable day on such transactions, as determined by Agent; provided, that in no event shall the Federal Funds Rate be less than zero.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letters” shall mean, collectively, those certain letter agreements dated the date hereof, with respect to certain fees payable to Agent and/or Lenders in connection with this Agreement and any other letter agreements executed after the date hereof with respect to the payment of fees payable to Agent and Lenders by one or more Borrowers and to any one or more of Agent and a Lender(s) in connection with this Agreement.

“Fiscal Year” shall mean each fiscal year of a Borrower, each such fiscal year ending on December 31.

“Flood Disaster Protection Act” shall mean the federal Flood Disaster Protection Act of 1973.

“Flood Laws” shall mean the National Flood Insurance Act of 1968, Flood Disaster Protection Act and related laws.

“Floor” means a rate of interest equal to 0.50%.

“Foreign Plan” shall mean any employee benefit plan or arrangement maintained or contributed to by any Borrower or Subsidiary (a) that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Borrower or Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” shall mean a Defaulting Lender's Pro Rata Share of Letter of Credit Obligations, Non-Ratable Loans and Agent Advances, except to the extent cash collateralized by the Defaulting Lender or the Borrowers pursuant to the terms hereof or allocated to other Lenders hereunder.

“Full Payment,” “Payment in Full”, “Pay in Full” and “Paid in Full” shall mean, with respect to any Obligations, the satisfaction of all of the following: (a) the full payment in immediately available funds of (i) the principal of the Loans, together with any accrued and unpaid interest thereon, and (ii) all fees, expenses, charges and other amounts that have accrued hereunder or under any other Loan Document, in each case, (x) including to the extent accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) and (y) excluding any inchoate or contingent Obligations for which no claim has been made; (b) if such Obligations are inchoate or contingent indemnification or reimbursement obligations for which a claim has been made prior to the date of such payment, or are reimbursement obligations in respect of undrawn Letters of Credit, cash collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount of cash collateral required by Agent that is not in excess of 105% of the principal amount of such Obligations); and (c) the termination of all Commitments of the Lenders.

“Funded Debt” means, with respect to any Person on any day, without duplication, the following Debt: (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument or which accrue interest or are a type upon which interest charges are customarily paid, (ii) all obligations of such Person under capital leases, (iii) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (provided that the amount of such liabilities included as Funded Debt shall be the lesser of the amount of such liabilities and the fair market value of the property of such Person securing such liabilities), (iv) the net amount of all indebtedness, obligations or liabilities of that Person in respect of Hedge Agreements, (v) all obligations, contingent or otherwise, of such Person as an account party in respect of undrawn letters of credit and undrawn letters of guaranty, (vi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (vii) guaranties of any of the foregoing.

“Funding Date” shall mean the date on which a Borrowing occurs.

“GAAP” shall mean generally accepted accounting principles in the United States of America consistently applied.

“Governmental Authority” shall mean any nation or government, any federal, state, local, foreign or other agency, quasi-agency, authority, body, commission, court, instrumentality, political subdivision, central bank (or similar monetary or regulatory authority), or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including, without limitation, the Consumer Financial Protection Bureau, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing).

“Gross Contract Payments” shall mean, as of the date of determination with respect to any Contracts (excluding, for the avoidance of doubt, Permitted Facility Contracts), the outstanding balance thereof including all unearned interest, fees, charges, commission, and discounts and all dealer reserves in respect thereof.

“Guarantor” shall mean, individually and collectively, any Person guaranteeing the Obligations of Borrowers including, without limitation, Credit Recovery Associates, Inc. and Upstate Motor Company.

“Guaranty” shall mean the guaranty of any Person guaranteeing payment and/or performance of the Obligations.

“Hedge Agreement” shall mean (i) any agreement, including the terms and conditions incorporated by reference in such agreement, which is (a) an interest rate swap, option, future, or forward agreement, including a rate floor, rate cap, rate collar, cross-currency rate swap, and basis swap; (b) a spot, same day-tomorrow, tomorrow-next, forward, or other foreign exchange, precious metals, or other commodity agreement; (c) a currency swap, option, future, or forward agreement; (d) an equity index or equity swap, option, future, or forward agreement; (e) a debt index or debt swap, option, future, or forward agreement; (f) a total return, credit spread or credit swap, option, future, or forward agreement; (g) a commodity index or a commodity swap, option, future, or forward agreement; (h) a weather swap, option, future, or forward agreement; (i) an emissions swap, option, future, or forward agreement; or (j) an inflation swap, option, future, or forward agreement; (ii) any agreement or transaction that is similar to any other agreement or transaction referred to in this section and that (x) is of a type that has been, is presently, or in the future becomes, the subject of recurrent dealings in the swap or other derivatives markets (including terms and conditions incorporated by reference therein); and (y) is a forward, swap, future, option, or spot transaction on one or more rates, currencies, commodities, equity securities, or other equity instruments, debt securities or other debt instruments, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value; (iii) any combination of agreements or transactions referred to in this section; (iv) any option to enter into an agreement or transaction referred to in this section; (v) a master agreement that provides for an agreement or transaction referred to in clauses (i), (ii), (iii), or (iv) of this section, together with all supplements to any such master agreement, and without regard to whether the master agreement contains an agreement or transaction that is not a swap agreement under this section, except that the master agreement shall be considered to be a swap agreement under this section only with respect to each agreement or transaction under the master agreement that is referred to in clauses (i), (ii), (iii), or (iv) of this section; or (vi) any security agreement or arrangement or other credit enhancement related to any agreements or transactions referred to in clauses (i) through (v), including any guarantee or reimbursement obligation by or to a swap participant or financial participant in connection with any agreement or transaction referred to in any such clause, but not to exceed the damages in connection with any such agreement or transaction, measured in accordance with section 562 of the Bankruptcy Code.

“Hypothetical Availability” shall mean an amount, as of any date of determination, equal to the difference obtained by subtracting: (a)(i) the Credit Facility Exposure, plus (ii) the sum of the Bank Product Reserve, from (b) the product obtained by multiplying the Advance Rate by the Principal Balance of all Eligible Contracts as of such date.

“Increasing Lender” shall have the meaning ascribed to such term in Section 2.22 hereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrowers under this Agreement and (b) Other Taxes.

“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Instruments” shall have the same meaning as given to that term in the Code, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

“Intercreditor Agreement” shall mean that certain Fourth Amended and Restated Intercreditor Agreement dated as of December 17, 2021 by and among the Agent, the Collateral Agent, Regional, in its individual capacity and as servicer under one or more Permitted Facilities, the Borrowers, the Special Purpose Subsidiaries and the other parties thereto, including any Permitted Facility Agent, as may be amended, restated or otherwise modified and in effect from time to time, among the Persons then party thereto.

“Interest Coverage Ratio” shall have the meaning set forth in Section 8.4(a).

“Interest Period” means one (1) month.

“Interest Rate” shall mean each or any of the interest rates, including the Default Rate, set forth in Section 2.5.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

“Legal Action” shall mean any judicial action, suit, or proceeding at law, in equity or before any Governmental Authority.

“Lender” and “Lenders” shall have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and Wells Fargo to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

“Lending Office” shall mean the office or offices of any Lender specified as its “Lending Office” or “Domestic Lending Office” or such other office or offices as any Lender may from time to time notify Borrowers.

“Letter of Credit Fee” shall have the meaning specified in Section 2.19.

“Letter of Credit Issuer” shall mean Wells Fargo and any Affiliate of Wells Fargo that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Obligations” shall mean the sum of (a) all amounts owing by Borrowers for draws under Letters of Credit; and (b) the undrawn amount of all outstanding Letters of Credit.

“Letter of Credit Subfacility” shall mean $3,000,000.

“Letters of Credit” shall have the meaning specified in Section 2.18(a).

“Level One Regulatory Event” shall mean the formal commencement by written notice by any Governmental Authority of any Legal Action or formal written investigation (other than a request for information) against any of the Borrowers or any servicer of their respective or collective portfolios of Contracts or any of their respective Affiliates denying its authority to originate, hold, own, service, collect or enforce any Contract, which Legal Action or formal investigation is not released or terminated within 180 calendar days after commencement thereof, provided that the issuance of a civil investigative demand (or any other similar inquiry, investigation, request for information (whether specific to the Borrowers or a general request) or proceeding) by the CFPB or Governmental Authority shall not, on its own, constitute a Level One Regulatory Event.

“Level Two Regulatory Event” shall mean the issuance or entering of any stay, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction (other than the imposition of a monetary fine), against any of the Borrowers or any servicer of their respective or collective portfolios of Contracts or any of their respective Affiliates for material violations of applicable law regarding the originating, holding, pledging, collecting, servicing or enforcing of any Contracts that would reasonably be expected to have a Material Adverse Effect; provided that the issuance of a civil investigative demand (or any other similar inquiry, investigation, request for information (whether specific to the Borrowers or a general request) or proceeding by the CFPB or Governmental Authority) shall not, on its own, constitute a Level Two Regulatory Event.

“LIBOR” shall mean, as of any date of determination, the greater of (a) 0.50% and (b) the one (1) month London Interbank Offered Rate for any day as found in the Wall Street Journal, Interactive Edition, or (b) if such rate ceases to be published or ceases to exist, the Alternate Index Rate; provided any change in LIBOR during a calendar month that exists as of the last Business Day of a calendar month shall take effect for purposes of Section 2.5 of this Agreement on the first (1st) day of the immediately following month; provided that in no event shall LIBOR be less than zero.

“Lien” shall mean any mortgage, lien, pledge, charge, conditional sale or other title retention agreement, security interest, attachment, levy or other encumbrance of any kind, in any case whether consensual or non-consensual. Such term shall include the filing of any UCC financing statements naming any Borrower as “debtor” if such filing is made by, or is authorized or permitted by, such Borrower.

“Loan” shall mean a Revolving Loan.

“Loan Account” shall have the meaning specified in Section 13.17(g).

“Loan Documents” shall mean this Agreement, the Notes, the Letters of Credit and the applications therefor, the Guaranties, the Security Agreement, the Pledges, the Fee Letters, the Intercreditor Agreement, the Collection Account Agreements, Compliance Certificates, the Reaffirmation Agreement, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the security interest in the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Majority Lenders” shall mean at any date of determination (a) Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) in the event there are only two (2) Lenders under this Agreement, both Lenders; provided, that (x) Commitments, Revolving Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation and (y) at any time that Wells Fargo is the Agent and has the largest Commitment among the Lenders, Majority Lenders shall include (i) Wells Fargo and at least one (1) other Lender or (ii) at least four (4) Lenders.

“Management Incentive Plan” shall mean each of the Regional Management Corp. 2007 Management Incentive Plan, the Regional Management Corp. 2011 Stock Incentive Plan, the Regional Management Corp. 2015 Long-Term Incentive Plan and the Regional Management Corp. Annual Incentive Plan, and each other management incentive plan adopted by the board of directors, board of managers or similar body of any Borrower and designed to attract and retain management and employees of the Borrowers; provided, that such other plan is commercially reasonable given the market capitalization of the Borrowers and their Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Borrowers and the Guarantors, taken as a whole, (b) the legality, validity, binding effect or enforceability against any Borrower or any Guarantor of any Loan Document to which it is a party, (c) the validity or priority of Agent's Lien on any substantial portion of the Collateral, (d) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their Obligations, or (e) the rights, remedies and benefits available to, or conferred upon, the Agent or any Lender under any Loan Documents.

“Maturity Date” shall mean September 20, 2025, or such earlier date that the Revolving Loans become due and payable or the aggregate Commitments terminate, by acceleration or otherwise.

“Modified Contract” shall mean a Contract which, at any time, (a) was in default and which default was cured by adjusting or amending the contract terms (other than through a payment extension) or accepting a reduced payment, (b) for which the interest rate, the number or amount of the payments or the principal balance was amended or otherwise modified at any time, or (c) was amended or otherwise modified in any other material respect.

“Multiemployer Plan” shall mean any employee benefit plan described in Section 4001(a)(3) of ERISA, to which any Borrower, guarantor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Charge-Offs” shall mean the aggregate amount of all unpaid payments due under Contracts (other than, for the avoidance of doubt, Permitted Facility Contracts) which have been charged off by the Borrowers during such period, as reduced by the amount of all cash recoveries with respect to Contracts (other than, for the avoidance of doubt, Permitted Facility Contracts) which had been charged off during previous periods or during such period.

“Net Charge-Off Percent” shall mean the annualized percent, calculated as of the first day of each month, equal to (a) the aggregate amount of all Net Charge-Offs during each of the three (3) months immediately preceding the date of calculation, multiplied by four, divided by (b) the aggregate amount of the Principal Balances owing under all Contracts (other than, for the avoidance of doubt, Permitted Facility Contracts) outstanding as of the last day of each of the previous three (3) months divided by three. For example, if the Borrowers charged off $10,000 each month for three (3) months and if the aggregate Principal Balances outstanding at the end of the previous three (3) months was $1,000,000 for two (2) months and $1,200,000 for one (1) month, the Net Charge-Off Percent would be eleven and two-tenths percent (11.2%) ($120,000 (being $30,000 multiplied by 4)/$1,066,667).

“Net Income” shall mean, with respect to any Person for any fiscal period, consolidated net income of such Person, as determined in accordance with GAAP, before provision for income taxes for such period.

“Non-Ratable Loans” shall have the meaning specified in Section 2.2(h)(i).

“Notes” shall mean, collectively, all promissory notes executed and delivered by Borrowers to Lender pursuant to this Agreement, as the same may be amended, extended, increased, supplemented or otherwise modified from time to time.

“Notice of Borrowing” shall have the meaning specified in Section 2.2(b)(i).

“Obligations” shall mean all (a) principal of and premium, if any, on the Revolving Loans, (b) all Letter of Credit Obligations and all other debts, liabilities, and other obligations owing to the Letter of Credit Issuer now or hereafter arising from or in connection with the Letters of Credit, (c) interest, expenses, fees, indemnification obligations, reimbursement obligations (including pursuant to Section 13.1 hereof), and other amounts payable by Borrowers or Guarantors under the Loan Documents, (d) all Bank Product Obligations, and (e) all other Debts, loans, advances, liabilities, obligations and debts owing by Borrowers to Agent and/or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of a Borrower or a Guarantor shall not include Excluded Swap Obligations of such Person.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Original Agent” shall have the meaning set forth in the Recitals hereto.

“Original Collateral Agent” shall have the meaning set forth in the Recitals hereto.

“Original Lenders” shall have the meaning set forth in the Recitals hereto.

“Original Loan Agreement” shall have the meaning set forth in the Recitals hereto.

“Other Connection Taxes” shall mean Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court, documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.24(a)).

“Participant” shall mean any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Past Due Percent” shall mean the percent, calculated as of the first day of each month, equal to (a) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off and, for the avoidance of doubt, Permitted Facility Contracts), as to which any portion of an installment due thereunder is thirty (30) days or more past due as determined on a contractual basis as of the last day of each of the three (3) months immediately preceding the date of calculation, divided by (b) the aggregate amount of Gross Contract Payments owing under all Contracts (excluding Contracts charged-off and, for the avoidance of doubt, Permitted Facility Contracts) as of the last day of each of the three (3) months immediately preceding the date of calculation. For example, if, as of the last day of the previous three months the Gross Contract Payments were $1,000,000, $1,250,000 and $1,500,000 and on the same date the amount of Gross Contract Payments that were more than thirty (30) days past due was $100,000, $150,000 and $150,000, the Past Due Percent would be ten and two-thirds percent (10-2/3%) ($400,000/$3,750,000).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower, guarantor or ERISA Affiliate or to which the any Borrower, guarantor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition” shall mean any Acquisition, so long as (a) no Default or Event of Default exists or would result therefrom; (b) such Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers or a business reasonably related thereto, is located and organized within the United States, and had positive earnings before interest, income taxes, depreciation and amortization for the 12-month period most recently ended; (d) no Debt or Liens are assumed or incurred in connection with such Acquisition (other than Permitted Debt); (e) on a pro forma basis for 30 days prior to and on the date thereof immediately after giving effect to any such Permitted Acquisition, Hypothetical Availability is equal to or greater than 15% of the Credit Facility Exposure; (f) Agent shall have received all material acquisition documentation, in form and substance reasonably satisfactory to the Agent, pursuant to which such Acquisition is to be consummated, and such Acquisition shall be consummated on the executed versions of such documentation so provided; (g) if the Contracts acquired in connection with such Permitted Acquisition are proposed to be included in Eligible Contracts, the Agent shall have conducted an audit and field examination of such Contracts to its satisfaction in its Permitted Discretion (and, without limitation, the applicable Contracts otherwise comply with the eligibility and other requirements set forth therefor in this Agreement); (h) such Acquisition shall not have a purchase price that exceeds $25,000,000; (i) such Acquisition shall not result in in the aggregate purchase price paid for all Acquisitions in any consecutive 12 month period to exceed $50,000,000; and (j) Borrowers provide Agent with not less than 10 Business Days’ prior written notice of such Acquisition (or such shorter period as Agent may agree) and deliver to Agent a duly executed certificate in the form attached hereto as Exhibit D on or prior to the date of the closing of such Acquisition.

“Permitted Charged Off Contracts Sale” shall mean the sale in the ordinary course of business of Contracts that have been charged off by a Borrower in accordance with Borrowers’ guidelines for an amount not less than two percent of the unpaid balance of such Contracts.

“Permitted Debt” shall mean (a) the Obligations, (b) [reserved], (c) Debt evidencing intercompany loans among Borrowers and Guarantors, (d) Debt arising from the honoring by a bank or other financial institution of a convenience check (a/k/a live check) drawn against insufficient funds provided that such Debt is repaid by the end of the Business Day in which such Debt was incurred, (e) current accounts payable, accrued expenses and customer advance payment incurred in the ordinary course of business, (f) Debt secured by Permitted Liens; (g) Debt permitted under Section 8.3, (h) unsecured Debt in addition to the foregoing in an aggregate amount not to exceed $50,000,000 at any one time outstanding, (i) to the extent constituting Debt, obligations under interest rate Hedge Agreements entered into in the ordinary course of business and not for speculative purposes (it being acknowledged and agreed that any such agreements entered into in the ordinary course of business that are not entered into in connection with a specified credit facility shall not be deemed entered into for speculative purposes by reason thereof), (j) Debt arising from indemnification, buyback, repurchase, reassignment, reallocation, prepayment or redemption obligations of a Borrower under the documents evidencing a Permitted Facility, (k) Subordinated Debt expressly consented to in writing by Agent and (l) any Debt representing a Permitted Refinancing of the foregoing.

“Permitted Discretion” shall mean a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

“Permitted Facility Agent” shall mean both (a) a Securitization Agent and (b) a Warehouse Facility Agent.

“Permitted Facility” shall mean a Securitization or a Warehouse Facility that is permitted by Section 8.18(a) hereof.

“Permitted Facility Contracts” shall mean both (a) Securitization Contracts and (b) Warehouse Facility Contracts, and all related Collateral, which for the avoidance of doubt shall include the items of the type described in clauses (a) through (e) of the definition of “Collateral” specifically with respect to such Permitted Facility Contract and any such related Security Documents.

“Permitted Facility Documents” shall mean any purchase and sale agreements or similar agreements, collectively with all credit agreements, indentures, servicing agreements, subservicing agreements, placement agency or underwriting agreements, trust agreements and other material documents and agreements executed in connection with a Permitted Facility or related thereto.

“Permitted Facility Reconveyed Contracts” shall mean Reconveyed Contracts transferred to a Borrower from a Permitted Facility for the purpose of enabling such Borrower to immediately thereafter transfer such Contracts to a different Permitted Facility.

“Permitted Liens” shall mean the following Liens (a) Liens, whether presently existing or created hereafter, pursuant to the Loan Documents or Liens in favor of Agent; (b) Liens for taxes or assessments or other governmental charges or levies not yet due and payable or which are being contested in accordance with Section 8.1, (c) workers’, mechanics’, suppliers’, carriers’, warehousemen’s or other similar Liens (i) arising in the ordinary course of business or (ii) securing obligations being contested in accordance with Section 8.1, (d) Liens arising in respect of leases and subleases, (e) landlord’s Liens arising by operation of law, (f) purchase money Liens on assets acquired by any Borrower or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such asset or Debt incurred solely for the purpose of financing the acquisition of such asset, (g) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money) and statutory obligations or (iii) obligations on surety, appeal or performance bonds, (h) easements, zoning restrictions, licenses, covenants and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use in the normal conduct of business, (i) Liens in favor of collecting banks arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (j) the title of a lessor or sublessor to lease property under any lease, (k) Liens with respect to capitalized lease obligations, (l) cash collateral securing indebtedness, obligations or liabilities in respect of Hedge Agreements constituting Permitted Debt, and (m) Liens (or purported Liens) relating solely to a Special Purpose Subsidiary and its Permitted Facility Contracts and proceeds thereof, provided that the holders or beneficiaries (or trustees on behalf of the holders or beneficiaries) thereof are parties to and bound by the Intercreditor Agreement.

“Permitted Refinancings” shall mean the refinancing of Debt (other than with respect to a Permitted Facility); provided, however, that (i) no Event of Default shall have occurred and be continuing or would arise therefrom, (ii) any such refinancing Debt shall (a) not be on financial and other terms that are materially more onerous in the aggregate than the Debt being refinanced and shall not have defaults, rights or remedies materially more burdensome in the aggregate to the obligor than the Debt being refinanced, (b) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Debt being refinanced, (c) be at least as subordinate to the Obligations as the Debt being refinanced (and unsecured if the refinanced Debt is unsecured), and (d) be in a principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Debt being refinanced, plus the amount of reasonable expenses of Borrowers or any of its Subsidiaries incurred in connection with such refinancing, and (iii) the sole obligors and/or guarantors on such Debt shall not include any Person other than the obligors and/or guarantors on such Debt being refinanced.

“Permitted Transfer” shall have the meaning set forth in Section 8.18(a)(ii).

“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, or any other entity.

“Platform” has the meaning set forth in Section 13.5(c) hereof.

“Pledge” shall mean a pledge agreement executed by any Borrower or Guarantor, as security for payment and/or performance of the Obligations.

“Principal Balance” shall mean, as of the date of determination with respect to the Contracts, the remaining Gross Contract Payments owing under all such Contracts less all remaining unearned interest, insurance commissions, fees, charges, discounts and less all remaining dealer reserves in respect of all such Contracts, calculated based upon a pro rata ratio of unearned items to Gross Contract Payments owing under all such Contracts.

“Pro Rata Share” shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding or the Commitments have expired, a fraction (expressed as a percentage), the numerator of which is the amount of Revolving Loans and Letter of Credit Obligations owed to such Lender and the denominator of which is the aggregate amount of the Revolving Loans and Letter of Credit Obligations owed to all Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Property” shall mean the personal and any real property described in the Security Documents which secure the obligations of a Contract Debtor under a Contract.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP” shall mean a Borrower or Guarantor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Reaffirmation Agreement” shall mean a reaffirmation agreement executed by Borrower or any Guarantor reaffirming its obligations under the Loan Documents.

“Recipient” shall mean Agent, Letter of Credit Issuer, any Lender or any other recipient of a payment to be made by a Borrower or Guarantor under a Loan Document or on account of an Obligation.

“Reconveyed Contract” shall mean any Contract that is repurchased, reallocated, distributed and/or reassigned to a Borrower and released from any Lien arising under the applicable Permitted Facility, unless and until such Contract is subsequently sold, transferred, assigned, contributed or otherwise transferred to a Special Purpose Subsidiary in connection with a Permitted Facility.

“Regional Management” shall mean Regional, on a consolidated basis in accordance with GAAP, and shall include without limitation, other Borrowers, Guarantors and Special Purpose Subsidiaries.

“Register” shall have the meaning specified in Section 11.2(d).

“Regulation AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) that are in effect on any specific date by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Regulation RR” shall mean Regulation RR under the Securities Exchange Act of 1934, codified at 17 C.F.R. Part 246.

“Regulatory Event” shall mean either a Level One Regulatory Event or a Level Two Regulatory Event.

“Release Request” shall mean a written request by a Borrower delivered to Agent in substantially the form attached hereto as Exhibit C requesting the release from the Collateral of certain Contracts listed on a schedule annexed to such Release Request.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Renewal” means (a) a transaction in which one or more Contract Debtors in respect of an existing Securitization Contract enters into a Contract with a Borrower evidencing a new non-revolving personal loan which (a) refinances such Securitization Contract in full, (b) results in the existing loan balance in respect of such Securitization Contract, plus any additional advances or financed amounts, being assigned a new loan number and (c) may also provide for the extension of additional advances or credit to such Contract Debtor or Contract Debtors or (b) in the case of a Renewal Loan Replacement, (i) a “Renewal” as defined in clause (a) herein and/or a (ii) Delinquent Renewal.

“Renewal Loan” mean (a) the new non-revolving Contract entered into between a Borrower and the Contract Debtor pursuant to any Renewal or (b) in the case of a Renewal Loan Replacement, (i) a “Renewal Loan” as defined in clause (a) herein and/or (ii) a Delinquent Renewal Loan.

“Renewal Loan Replacements” means a Renewal Loan a Special Purpose Subsidiary has authorized Regional or a Borrower in its capacity as servicer or subservicer, as applicable, on the Special Purpose Subsidiary’s behalf to replace the existing refinanced Securitization Contract in the Securitization that is permitted by Section 8.18(a) hereof on the day such Renewal occurs, and the transfer of such Renewal Loan on the date of such Renewal to the Securitization that is permitted by Section 8.18(a) hereof that held the related Securitization Contract prior to the Renewal.

“Repossession Percent” shall mean the percent, calculated as of the first day of each month, equal to (a) the repossession value of all Property which the Borrowers have repossessed and which, as of the last day of the month immediately preceding the date of calculation, was reflected as an asset on the Borrowers’ books divided by (b) the Principal Balance owing under all Contracts (excluding Contracts charged-off and, for the avoidance of doubt, Permitted Facility Contracts) outstanding as of the last day of that month. For example, if ten (10) Properties having a total repossession value of $50,000 had at any time been repossessed by Borrowers and were reflected as assets on the books of Borrowers at the end of the month and the Principal Balance was $2,000,000 at the end of such month, the Repossession Percent would be two and one-half percent (2-1/2%) ($50,000/$2,000,000).

“Required Lenders” shall mean at any time (a) Lenders whose Pro Rata Shares aggregate more than fifty-one percent (51%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) in the event there are only two (2) Lenders under this Agreement, both Lenders; or (c) in the event Wells Fargo’s Pro Rata Share exceeds fifty-one percent (51%), Wells Fargo plus one other Lender; provided, that (x) Commitments, Revolving Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation and (y) at any time that Wells Fargo is the Agent and has the largest Commitment among the Lenders, Required Lenders shall include (i) Wells Fargo and at least one (1) other Lender or (ii) at least three (3) Lenders.

“Reserves” means, as of any date of determination, (a) Bank Product Reserves that Agent establishes and maintains in its Permitted Discretion and (b) those other reserves (including with respect to Regulatory Events) that Agent deems necessary or appropriate, in its Permitted Discretion, to establish and maintain. Notwithstanding the foregoing or anything contrary in this Agreement, (a) no Reserves shall be established or increased, except upon not less than five (5) Business Days’ prior written notice to Borrower Agent, which notice shall include a reasonably detailed description of such Reserve or increase being established (during which period (i) the Agent shall, if requested, discuss any such Reserve or increase with Borrower Agent, and (ii) Borrower Agent may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase no longer exists or exists in a manner that would result in the establishment of a lower Reserve reasonably satisfactory to the Agent), (b) the amount of any Reserve or increase to any Reserve established by the Agent shall have a direct and reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such increase and (c) no Reserve shall be duplicative of any matters or circumstances already accounted for through eligibility criteria or constitute a general Reserve applicable to all Contracts that is the functional equivalent of a decrease in advance rates.

“Revolving Loans” shall have the meaning specified in Section 2.2 and includes each Agent Advance and Non-Ratable Loan.

“RMC Reinsurance” shall mean RMC Reinsurance, Ltd., a Turks and Caicos Islands company.

“Sanction” or “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by any Governmental Authority: including, without limitation: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) any other governmental authority with jurisdiction over the Borrowers or any member of the Borrowing Group.

“Sanctioned Target” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (d) otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Securitization” shall mean any securitization or similar transaction, including but not limited to a Section 4(a)(2) of the Securities Act private offering of asset backed term notes, a public SEC-registered or Rule 144A private offering of asset backed term notes in which a Special Purpose Subsidiary acquires Contracts and related assets from a Borrower or receivables and related assets from another Special Purpose Subsidiary; provided that for purposes of this definition a “Securitization” shall not include a Warehouse Facility.

“Securitization Agent” shall mean any trustee, custodian, collateral agent, paying agent or other Person that is authorized to act on behalf of the owner(s) of a Securitization Contract in connection with a Securitization.

“Securitization Contracts” shall mean any Contract (including any Renewal Loan relating to a Renewal Loan Replacement) which has been transferred to a Special Purpose Subsidiary in connection with a Securitization that is a Permitted Facility and is not a Reconveyed Contract (other than a Permitted Facility Reconveyed Contract) or a Warehouse Facility Contract.

“Security Agreement” shall mean that certain Fourth Amended and Restated Security Agreement, dated as of December 17, 2021, given by Borrowers, Credit Recovery Associates, Inc., the Special Purpose Subsidiaries party thereto and any Special Purpose Subsidiary formed for the purpose of entering into any Permitted Facility, from time to time, in favor of Collateral Agent for the benefit of Agent (for the benefit of Lenders) and any such Permitted Facility Agent, as may be amended, restated or otherwise modified and in effect from time to time.

“Security Documents” shall mean all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments or agreements of every type and nature securing the obligations of a Contract Debtor under a Contract.

“Settlement” and “Settlement Date” shall have the meanings specified in Section 2.2(j)(i).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Special Purpose Subsidiary” shall mean a direct or indirect bankruptcy remote Subsidiary of Regional that is not used for any purpose or engaging in any business activity other than: (i) entering into or otherwise consummating a Permitted Facility, (ii) acquiring, conveying and/or retaining Permitted Facility Contracts and/or acquiring or retaining securities issued in connection with a Permitted Facility, and (iii) performing its duties and obligations (and exercising its rights) under a Permitted Facility.

“Specified Event of Default” means an Event of Default under Section 10.1(a), (c), (d) (solely as a result of a failure to comply with Section 5.2(a) or Section 8.16), (e), (g), (h), (j) or (k).

“Specified Obligor” shall mean a Borrower or Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 13.7 hereof).

“Subordinated Debt” shall mean all unsecured Debt of Borrowers, incurred or assumed, whether prior to or after the Closing Date, which at all times during the term of this Agreement is (a) subordinated to Borrowers’ Obligations hereunder pursuant to a written subordination agreement or in subordination provisions in the documents governing such Debt, the terms of which are satisfactory to Agent and the Required Lenders as of the date of such subordination agreement or as of the date such documents governing such Debt are entered into or assumed; or (b) subordinated, in a manner satisfactory to Agent and the Required Lenders as of the date such Debt is incurred or assumed, to Borrowers’ Obligations hereunder.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which such Person owns, directly or indirectly, more than 50% of the capital stock of such corporation or equity interests in such other entity having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or similar body of such corporation or entity.

“Supporting Letter of Credit” shall have the meaning specified in Section 2.18(i).

“Swap Obligation” shall mean obligations under a Hedge Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Credit Facility” shall mean the aggregate Commitments of the Lenders of $355,000,000 (as adjusted from time to time based on changes to the aggregate Commitments pursuant to the terms of this Agreement).

“Total Portfolio Contracts” means collectively, without duplication, all Contracts (including secured and unsecured Contracts and Reconveyed Contracts) and all Permitted Facility Contracts.

“Total Portfolio Gross Contract Payments” shall mean, as of the date of determination with respect to any Total Portfolio Contracts, the outstanding balance thereof including all unearned interest, fees, charges, commission, and discounts and all dealer reserves in respect thereof.

“Total Portfolio Net Charge-Offs” shall mean the aggregate amount of all unpaid payments due under Total Portfolio Contracts which have been charged off during such period, as reduced by the amount of all cash recoveries with respect to Total Portfolio Contracts which had been charged off during previous periods or during such period.

“Total Portfolio Net Charge-Off Percent” shall mean the percent, calculated as of the first day of each month, equal to (a) the aggregate amount of all Total Portfolio Net Charge-Offs during each of the twelve (12) months immediately preceding the date of calculation, divided by (b) the average amount of the Total Portfolio Principal Balances owing under all Total Portfolio Contracts outstanding as of the last day of each of the previous twelve (12) months.

“Total Portfolio Past Due Percent” shall mean the percent, calculated as of the first day of each month, equal to (a) the aggregate amount of Total Portfolio Gross Contract Payments owing under all Total Portfolio Contracts (other than Total Portfolio Contracts included in clause (a) of the definition of “Total Portfolio Repossession Percent”), as to which any portion of an installment due thereunder is sixty (60) days or more past due as determined on a contractual basis as of the last day of each of the three (3) months immediately preceding the date of calculation, divided by (b) the aggregate amount of Total Portfolio Gross Contract Payments owing under all Total Portfolio Contracts (excluding Total Portfolio Contracts charged-off) as of the last day of each of the three (3) months immediately preceding the date of calculation. For example, if, as of the last day of the previous three months the Total Portfolio Gross Contract Payments were $1,000,000, $1,250,000 and $1,500,000 and on the same date the amount of Total Portfolio Gross Contract Payments that were more than sixty (60) days past due was $100,000, $150,000 and $150,000, the Total Portfolio Past Due Percent would be ten and two-thirds percent (10-2/3%) ($400,000/$3,750,000).

“Total Portfolio Principal Balance” shall mean, as of the date of determination with respect to the Total Portfolio Contracts, the remaining Total Portfolio Gross Contract Payments owing under all such Total Portfolio Contracts less all remaining unearned interest, insurance commissions, fees, charges, discounts and less all remaining dealer reserves in respect of all such Total Portfolio Contracts, calculated based upon a pro rata ratio of unearned items to Total Portfolio Gross Contract Payments owing under all such Total Portfolio Contracts.

“Total Portfolio Repossession Percent” shall mean the percent, calculated as of the first day of each month, equal to (a) the repossession value of all Property which has been repossessed with respect to Total Portfolio Contracts and which, as of the last day of the month immediately preceding the date of calculation, was reflected as an asset on Regional or its applicable Subsidiary’s books divided by (b) the Total Portfolio Principal Balance owing under all Total Portfolio Contracts (excluding Total Portfolio Contracts charged-off) outstanding as of the last day of that month. For example, if ten (10) Properties having a total repossession value of $50,000 had at any time been repossessed with respect to Total Portfolio Contracts and were reflected as assets on the books of Regional or its applicable Subsidiary at the end of the month and the Total Portfolio Principal Balance was $2,000,000 at the end of such month, the Total Portfolio Repossession Percent would be two and one-half percent (2-1/2%) ($50,000/$2,000,000).

“Unused Letter of Credit Subfacility” shall mean the amount of the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” shall have the meaning specified in Section 2.8.

“Unused Line Fee Percentage” shall mean (a) for each calendar month for which the average outstanding principal balance of the Obligations is greater than or equal to fifty percent (50%) of the Total Credit Facility, 0.50% per annum and (b) for each calendar month for which the average outstanding principal balance of the Obligations is less than fifty percent (50%) of the Total Credit Facility, 1.0% per annum.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended and in effect from time to time.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Warehouse Facility” shall mean one or more lines of credit, revolving loans or an amortizing term loan provided by financial institutions to a Special Purpose Subsidiary or an asset backed financing transaction, that are secured by Contracts permitted to be transferred to the applicable Special Purpose Subsidiary pursuant to this Agreement, provided that for purposes of this definition a “Warehouse Facility” shall not include a Securitization.

“Warehouse Facility Agent” shall mean any lender, agent, trustee, custodian, collateral agent, paying agent or other Person that is authorized to act on behalf of the owner(s) of a Warehouse Facility Contract in connection with a Warehouse Facility.

“Warehouse Facility Contracts” shall mean any Contract which has been transferred to a Special Purpose Subsidiary in connection with a Warehouse Facility that is a Permitted Facility and is not a Reconveyed Contract (other than a Permitted Facility Reconveyed Contract) or a Securitization Contract.

“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing (a) then outstanding principal amount of such Debt into (b) the sum of the total of the product obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wells Fargo” shall mean Wells Fargo Bank, National Association and any successors or assigns thereof.

“Write-Down and Conversion Powers” shall mean the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1.2 Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subparagraph,

Paragraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or the Lenders’ involvement in their preparation.

(g) In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of any financial covenants, standards or terms in this Agreement, then, upon the request of Regional or the Agent, the Borrowers, the Lenders and the Agent shall negotiate in good faith to amend such financial covenant, standard, or term to preserve the original intent thereof in light of such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Agent, and the applicable Lenders, (A) all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred and (B) the Borrowers shall provide to the Agent and the applicable Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial covenant, standard, or term made before, and after giving effect to, such Accounting Change.

(h) To the extent the due date for any report or other item required to be delivered under this Agreement falls on a day that is not a Business Day, such due date shall be deemed to be extended to the immediately succeeding Business Day.

SECTION Two - LOANS AND LETTERS OF CREDIT AND TERMS OF PAYMENT

2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, Lenders severally agree to make available a total credit facility of up to the Total Credit Facility for Borrowers’ use from time to time during the term of this Agreement. The Total Credit Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Availability, as described in Section 2.2.

2.2 Revolving Loans.

(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Section Six and so long as no Default or Event of Default then exists, each Lender severally, but not jointly, agrees, upon Borrowers’ request from time to time on any Business Day during the period from the date hereof to the Maturity Date, to make revolving loans (the “Revolving Loans”) to Borrowers, in amounts not to exceed (except for Wells Fargo with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender’s Pro Rata Share of the Availability. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Total Credit Facility or the Availability or to be obligated to exceed such limits on any other occasion, subject to the Agent’s authority, in its discretion, to make Agent Advances pursuant to the terms of Section 2.2(i). If the sum of outstanding Revolving Loans, together with all outstanding Letter of Credit Obligations, exceeds the Availability, Lenders may refuse to make or otherwise restrict the making of Revolving Loans as Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).

(b) Procedure for Borrowing.

(i) Each Borrowing shall be made upon any Borrower’s irrevocable notice delivered to Agent submitted via Agent’s online automatic request system in the form of a notice of borrowing in the form attached hereto as Exhibit A (a “Notice of Borrowing”) which notice must be received by Agent prior to 1:00 p.m. (New York, New York time) on the requested Funding Date, specifying:

(A) the amount of the Borrowing; and

(B) the requested Funding Date, which shall be a Business Day.

(ii) Intentionally Omitted.

(iii) With respect to any request for Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, a Borrower may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Agent. Agent has the right at any time, and from time to time, in its Permitted Discretion (but without any obligation), to establish Reserves against the Availability or, if greater, the Total Credit Facility, in such amounts as it may deem appropriate in its Permitted Discretion.

(c) Reliance upon Authority. Prior to any change with respect to any of the information contained in the following clauses (i) and (ii), Borrowers shall deliver to Agent a writing setting forth (i) the account of Borrowers to which Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the Persons authorized to request Revolving Loans on behalf of Borrowers, and shall provide Agent with a specimen signature of each such Person. Agent shall be entitled to rely conclusively on such person’s authority to request Revolving Loans on behalf of Borrowers, the proceeds of which are to be transferred to any of the accounts specified by Borrowers pursuant to the immediately preceding sentence, until Agent receives written notice to the contrary. Agent shall have no duty to verify the identity of any individual representing himself as one of the Persons authorized by Borrowers to make such requests on its behalf. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by such authorized Person shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(d) No Liability. Agent shall not incur any liability to Borrowers as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice Agent believes in good faith to have been given by any Person duly authorized by Borrowers to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to Borrowers’ deposit accounts, or transmittal to such Person as Borrowers shall direct, shall conclusively establish the obligation of Borrowers to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request Wells Fargo to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if Wells Fargo declines in its discretion to make a Non-Ratable Loan pursuant to Section 2.2(h), Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

(g) Making of Revolving Loans.

(i) In the event that Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), Agent shall notify Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 2:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Revolving Loans, Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by Agent to the account of Borrowers designated in writing by Borrowers; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Excess Availability on such date.

(ii) Unless Agent receives notice from a Lender at least one Business Day prior to the date of any Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by Agent submitted to any Lender with respect to amounts owing under this section shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date. In no event shall Borrowers be entitled to credit for any interest paid by a Lender to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 2.23.

(h) Making of Non-Ratable Loans.

(i) In the event Agent shall elect to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), Wells Fargo as Lender shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Wells Fargo pursuant to this Section 2.2(h) being referred to as a “Non-Ratable Loan” and such Revolving Loans being referred to collectively as “Non-Ratable Loans”) available to Borrowers on the Funding Date applicable thereto by transferring same day funds to an account of Borrowers, designated in writing by Borrowers and acceptable to Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Wells Fargo solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). Agent shall not request Wells Fargo to make any Non-Ratable Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section Six will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Excess Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section Six have been satisfied or the requested Borrowing would exceed the Excess Availability on the Funding Date applicable thereto prior to making, in its discretion, a request that Wells Fargo fund any Non-Ratable Loan.

(ii) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Revolving Loans from time to time.

(i) Agent Advances.

(i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i)(i) and the limitation set forth in the penultimate paragraph of Section 11.1, Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent’s discretion, (A) upon the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section Six have not been satisfied, to make Revolving Loans to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.1 (any of the advances described in this Section 2.2(i)(i) being hereinafter referred to as “Agent Advances”); provided, however, that Required Lenders may at any time revoke Agent’s authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon Agent’s receipt thereof; provided further, however, that (a) if the Pro Rata Share of the Required Lenders revoking such authorization does not exceed fifty-one percent (51%), such revocation shall become effective 120 days after Agent’s receipt thereof, or (b) if the Default or Event of Default would require consent of all Lenders to waive or amend, such authorization may be revoked by any Lender effective 120 days after Agent’s receipt thereof; and provided further, however, that no such Agent Advance shall cause the Credit Facility Exposure (including such Agent Advance) to exceed the Total Credit Facility.

(ii) The Agent Advances shall be repayable on demand and secured by the Agent’s Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Revolving Loans from time to time. Agent shall notify each Lender in writing of each such Agent Advance.

(j) Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, Agent, Wells Fargo and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with Lenders on at least a weekly basis, or on a more frequent basis if so determined by Agent, (A) on behalf of Wells

Fargo, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 p.m., noon (New York, New York time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than Wells Fargo in the case of Non-Ratable Loans, and Agent in the case of Agent Advances) shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to Agent, to such account of Agent as Agent may designate, not later than 3:00 p.m. (New York, New York time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Section Six have then been satisfied. Such amounts made available to Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Wells Fargo’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto, Agent shall (A) on behalf of Wells Fargo, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

(ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Wells Fargo or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Wells Fargo or Agent, as applicable, shall pay to Wells Fargo or Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to Agent by any Lender, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Revolving Loans.

(iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(iv) Between Settlement Dates, Agent, to the extent no Agent Advances are outstanding, may pay over to Wells Fargo any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Wells Fargo’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Wells Fargo’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to Section 2.2(j)(ii) above), as provided for in the previous sentence, Wells Fargo shall pay to Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Wells Fargo with respect to Non-Ratable Loans, Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Wells Fargo, Agent and the other Lenders.

(k) Notation. Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to Wells Fargo, and the Agent Advances owing to Agent, from time to time. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(l) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(m) Revolving Loans under Original Loan Agreement. The Borrowers acknowledge and agree that as of the close of business on the Business Day immediately preceding the Closing Date, (i) the outstanding principal amount of Revolving Loans under the Original Loan Agreement equaled $384,064,872.99 and that such Revolving Loans are continued as Revolving Loans hereunder, and (ii) there are no Letters of Credit outstanding under the Original Loan Agreement. All Commitments (as defined in the Original Loan Agreement) under the Original Loan Agreement shall hereinafter be assigned or re-allocated among the Commitments hereunder, and after giving effect hereto, the percentages of the Commitments are as set forth on the signature pages of this Agreement. Notwithstanding anything set forth herein to the contrary, in order to effect the continuation of the outstanding Revolving Loans contemplated by the preceding sentence, the amount to be funded on the Closing Date by each Lender hereunder in respect of its Commitments shall be reduced by the principal amount of such Lender’s Revolving Loans under the Original Loan Agreement outstanding on the Closing Date.

2.3 Books and Records; Monthly Statements. Each Borrower agrees that Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any

Obligation is also evidenced by a promissory note or other instrument. Agent will provide to Borrowers a monthly statement of the Letters of Credit and Revolving Loans, and interest and fees accruing hereunder, and payments and other transactions pursuant to this Agreement with respect to the Revolving Loans. Such statement shall be deemed correct, accurate, and binding on Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 2.4 and corrections of errors discovered by Agent), unless Borrowers notify Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrowers, only the items to which exception is expressly made will be considered to be disputed by Borrowers.

2.4 Apportionment Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among Lenders. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application pursuant to this Agreement and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a deposit account of a Borrower or Guarantor without Agent's prior written consent. All payments shall be remitted to Agent and all such payments received by Agent after acceleration of the Obligations prior to the Maturity Date or the failure of the Borrowers to Pay in Full the Obligations on the Maturity Date, and all proceeds of Collateral received by Agent, in each case shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements (excluding, however, any such amounts relating to Bank Products) then due and payable under the Loan Documents to Agent from Borrowers (and all Non-Ratable Loans, Agent Advances, and other Revolving Loans and participations that a Defaulting Lender has failed to settle or fund); second, to pay any fees or expense reimbursements then due and payable under the Loan Documents to Lenders from the Borrowers; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation (including any amounts relating to Bank Products) due and payable under the Loan Documents to Agent or any Lender by Borrowers. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). Agent and Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

2.5 Interest.

(a) Interest Rates. All outstanding Obligations (other than Bank Product Obligations and undrawn Letters of Credit) that have been charged to the Loan Account shall bear interest on the unpaid principal amount thereof (to the extent not prohibited by law) from the date made until paid in full in cash at a rate determined by reference to LIBOR or Term SOFR, as applicable, but not to exceed the Maximum Rate described in Section 2.7. Except as otherwise provided herein or in the other Loan Documents, the outstanding Obligations (other than Bank Product Obligations and undrawn Letters of Credit) that have been charged to the Loan Account shall bear interest at a per annum rate equal to (i) LIBOR plus the Applicable Margin through and including September 30, 2022 and (ii) Adjusted Term SOFR plus the Applicable Margin at all times thereafter. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Revolving Loans will be payable in arrears on the first day of each month for the previous calendar month and on the Maturity Date and each Borrower expressly authorizes Agent to charge the Loan Account for the purpose of paying such interest as provided in Section 2.10(d). The rate of interest provided for hereunder is subject to increase or decrease as Term SOFR increases or decreases in an amount corresponding to the change in Term SOFR, with such benchmark rate being determined on the Periodic Term SOFR Determination Day, and any such change will become effective on the first (1st) day of the immediately following month.

(b) Default Rate. If any Event of Default occurs and is continuing, then upon the election of the Agent (at the direction of the Required Lenders), while any such Event of Default is outstanding, (i) all of the Obligations (other than Bank Product Obligations and undrawn Letters of Credit) that have been charged to the Loan Account shall bear interest at the Default Rate applicable thereto and (ii) the Letter of Credit Fee shall increase to the Default Rate.

(c) Bank Product Obligations. Notwithstanding anything to the contrary contained herein, all Bank Product Obligations shall bear interest, if any, at the applicable rate(s) set forth in such Hedge Agreements or such other agreements and documents governing the Bank Products.

2.6 Intentionally Omitted.

2.7 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited in prior months by the Maximum Rate. In the event that, upon Payment in Full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.7, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then Borrowers shall, to the extent permitted by applicable law, pay Agent, for the account of Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to Borrowers such excess.

2.8 Unused Line Fee. Borrowers agree to pay, on the 1st day of each month and on the Maturity Date, to Agent, for the account of Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) at the rate of the applicable Unused Line Fee Percentage based on the result of (i) the Total Credit Facility minus (ii) the average daily Credit Facility Exposure during the immediately preceding month. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by Agent shall be deemed to be credited to Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.8.

2.9 Payment of Revolving Loans. Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Maturity Date. Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, Borrowers shall pay to Agent, for the account of Lenders, the amount, without duplication, by which the sum of outstanding Revolving Loans, together with outstanding Letter of Credit Obligations, exceeds the Availability with any such amount to be payable immediately without notice or demand.

2.10 Payments by Borrowers.

(a) All payments to be made by Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of Lenders, at Agent’s address and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (New York, New York time) on the date specified herein. Any payment received by Agent later than 1:00 p.m. (New York, New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) All payments of principal, interest, reimbursement obligations in connection with Letters of Credit and any related credit support for Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 13.1, may, at the option of Agent, subject only to the terms of this Section 2.10(d), be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by Borrowers pursuant to Section 2.2 or a deemed request as provided in this Section 2.10(d). Each Borrower hereby irrevocably authorizes Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit and any related credit support for Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 13.1, and agrees that all such amounts charged shall constitute Revolving Loans (including, if charged as such to the Loan Account, Non-Ratable Loans or Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Section 2.2.

2.11 Taxes.

(a) Any and all payments by Borrowers to Agent and each Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, unless otherwise required by applicable law. In addition, Borrowers shall timely pay, or at the option of the Agent timely reimburse it for the payment of, all Other Taxes.

(b) SUBJECT TO SECTION 12.9, BORROWERS AGREE TO INDEMNIFY AND HOLD HARMLESS AGENT AND EACH LENDER FOR THE FULL AMOUNT OF INDEMNIFIED TAXES (INCLUDING ANY INDEMNIFIED TAXES ON AMOUNTS PAYABLE UNDER THIS SECTION) AND ANY INTEREST, PENALTIES OR ADDITIONS TO TAX PAID BY AGENT OR ANY LENDER AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES WERE CORRECTLY OR LEGALLY ASSERTED. PAYMENT UNDER THIS INDEMNIFICATION SHALL BE MADE WITHIN 10 DAYS AFTER THE DATE AGENT OR SUCH LENDER MAKES WRITTEN DEMAND THEREFOR. A certificate as to the amount of such payment or liability delivered to the Borrower agent by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) If Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

(i) If such Taxes or Other Taxes are Indemnified Taxes and subject to Section 12.9, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this section) Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) Borrowers shall make such deductions and withholdings;

(iii) Borrowers shall timely pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) Borrowers shall also pay to each Lender or Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) Within 30 days after the date of any payment by Borrowers of Indemnified Taxes, Borrowers shall furnish Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

(e) If Borrowers are required to pay additional amounts to Agent or any Lender pursuant to Section 2.11(c), if any Lender requests compensation under Section 2.13 or if any Lender gives a notice pursuant to Section 2.12, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(f) If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.12 Intentionally Omitted.

2.13 Increased Costs and Reduction of Return.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Letter of Credit Issuer;

(ii) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Revolving Loan, Letter of Credit, Commitment or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, Letter of Credit Issuer or interbank market any other condition, cost or expense (other than Taxes) affecting any Revolving Loan, Letter of Credit, participation in Letter of Credit Obligations, Commitment or Loan Document;

(iv) and the result thereof shall be to increase the cost to a Lender of making or maintaining any Revolving Loan or Commitment, or converting to or continuing any interest option for a Revolving Loan, or to increase the cost to a Lender or Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Letter of Credit Issuer, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

(b) If a Lender or Letter of Credit Issuer determines that a Change in Law affecting such Lender or Letter of Credit Issuer or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's, Letter of Credit Issuer's or holding company's capital as a consequence of this Agreement, or such Lender's or Letter of Credit Issuer's Commitments, Revolving Loans, Letters of Credit or participations in Letter of Credit Obligations or Revolving Loans, to a level below that which such Lender, Letter of Credit Issuer or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Letter of Credit Issuer, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

(c) If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on Revolving Loans equal to the costs of such reserves allocated to the Revolving Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Revolving Loan; provided, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers' receipt of the notice.

(d) Failure or delay on the part of any Lender or Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Letter of Credit Issuer for any amounts pursuant to this Section 2.13 if the event giving rise to such compensation obligations was suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Letter of Credit Issuer notifies Borrower Agent of the applicable Change in Law and of such Lender's or Letter of Credit Issuer's intention to claim compensation therefor.

2.14 Intentionally Omitted.

2.15 Benchmark Replacement Setting.

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, if for any reason (i) Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period on or prior to the first day of a calendar month, (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining Loans, or (iii) upon the commencement of a Benchmark Unavailability Period, then, in each case, Agent shall promptly give notice thereof to Borrowers. Upon notice thereof by Agent to Borrowers, until such time as a Benchmark Replacement has been determined pursuant to clause (c) below, Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities; provided that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or any of their respective lending offices) to determine or charge interest based upon SOFR or Term SOFR, such Lender shall promptly give notice thereof to Agent and Agent shall promptly give notice to Borrowers and the other Lenders. Thereafter, until Agent notifies the Borrower that such circumstances no longer exist or until such time as a Benchmark Replacement has been determined pursuant to clause (c) below, Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities; provided that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement.

(A) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Borrowers so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.15(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B) No Hedge Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.15(c).

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(c)(iv). Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

2.16 Certificates of Lenders. Any Lender, when claiming reimbursement or compensation under this Section Two, shall deliver to Borrowers (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

2.17 Survival. The agreements and obligations of Borrowers in this Section Two shall survive the payment of all other Obligations.

2.18 Letters of Credit.

(a) Issuance. Subject to the terms and conditions of this Agreement, the Letter of Credit Issuer shall, upon the Borrowers’ request from time to time, cause stand-by letters of credit to be issued for the Borrowers’ account (the “Letters of Credit”). The Letter of Credit Issuer will not cause to be opened any Letter of Credit if: (i) the stated face amount of the requested Letter of Credit would exceed the Unused Letter of Credit Subfacility at such time; (ii) the stated face amount of the requested Letter of Credit, would cause the Borrowers’ remaining Excess Availability to be less than zero at such time or would exceed the Total Credit Facility at such time; (iii) the expiration date of the Letter of Credit would exceed the Maturity Date or be greater than twelve (12) months from the date of issuance or (iv) a Defaulting Lender exists, unless such Lender or Borrowers have entered into arrangements satisfactory to Agent and Letter of Credit Issuer to eliminate any Fronting Exposure associated with such Lender. All payments made and expenses incurred by the Letter of Credit Issuer pursuant to or in connection with the Letters of Credit may, at the Agent’s Permitted Discretion, be charged to the Borrowers’ Loan Account as Revolving Loans.

(b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section Six, the obligation of the Letter of Credit Issuer to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

(i) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and Letter of Credit Issuer; and

(ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(c) Issuance of Letters of Credit.

(i) Request for Issuance. The Borrowers shall give the Agent two (2) Business Days’ prior written notice of the Borrowers’ request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.

(ii) Responsibilities of the Agent; Issuance. Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from Borrowers pursuant to Section 2.18(c)(i), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Excess Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from Borrowers in connection with the opening thereof would not exceed the Excess Availability, Agent shall, so long as the other conditions hereof and of Section Six are met, cause the requested Letter of Credit to be issued on such requested effective date of issuance.

(iii) Notice of Issuance. On each Settlement Date, Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

(iv) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless (A) the requirements of this Section 2.18 are met as though a new Letter of Credit were being requested and issued, and (B) the Agent consents to such extension or amendment, which it may withhold in its sole and absolute discretion.

(d) Payments Pursuant to Letters of Credit.

(i) Payment of Letter of Credit Obligations. The Borrowers agree to reimburse the Letter of Credit Issuer for any draw under any Letter of Credit promptly upon demand, and to pay the issuer of the Letter of Credit (or the Agent, for the account of such issuer) the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against such issuer or any other Person.

(ii) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrowers shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.18(d)(i), such drawing shall constitute a request by the Borrowers to the Agent for a Borrowing of a Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

(e) Participations.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.18(c), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit (including all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever Agent receives a payment from Borrowers on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to Section 2.18(d)(ii), Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from Borrowers in Dollars. Each such payment shall be made by Agent on the Business Day on which Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 2:00 p.m. (New York, New York time) on such Business Day and otherwise on the next succeeding Business Day.

(iii) Documentation. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of Borrower for whose account the Letter of Credit was issued to make payments to Agent, for the account of Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

(1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2) the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrowers or any other Person and the beneficiary named in any Letter of Credit);

(3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5) the occurrence of any Default or Event of Default; or

(6) the failure of Borrowers to satisfy the applicable conditions precedent set forth in Section Six.

(f) Recovery or Avoidance of Payments. In the event any payment by or on behalf of Borrowers received by Agent with respect to any Letter of Credit and distributed by Agent to Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding, Lenders shall, upon demand by Agent, pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.

(g) Compensation for Letters of Credit. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 2.19.

(h) Indemnification; Exoneration; Power of Attorney.

(i) INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS SECTION 2.18, THE BORROWERS HEREBY AGREE TO PROTECT, INDEMNIFY, PAY AND SAVE THE LENDERS AND THE AGENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING ANY REASONABLE ATTORNEYS’ FEES) WHICH ANY LENDER OR THE AGENT MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LETTER OF CREDIT OR THE PROVISION OF ANY CREDIT SUPPORT OR ENHANCEMENT IN CONNECTION THEREWITH UNLESS RESULTING FROM SUCH LENDER’S OR THE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENT IN THIS SECTION 2.18(H)(I) SHALL SURVIVE PAYMENT OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, the Borrowers assume all risks (except the risk of gross negligence or willful misconduct by any Lender or the Agent) of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent, when acting in good faith and without gross negligence or willful misconduct, shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Agent or the Lenders, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or power of the Agent or any Lender under this Section 2.18.

(iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of its obligations hereunder to any such Person.

(iv) Indemnification by Lenders. Lenders agree to indemnify each Letter of Credit Issuer (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse each Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by Borrowers to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by Borrowers. The agreement contained in this section shall survive Payment in Full of all Obligations.

(v) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section 2.18 and any other provision of this Agreement, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion, shall specify, either (A) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the

Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit or credit support, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent and any fees and expenses associated with such Letter of Credit or credit support. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such credit support remaining outstanding. At Agent's or Letter of Credit Issuer's request, Borrowers shall cash collateralize in a manner satisfactory to Agent the Fronting Exposure of any Defaulting Lender.

2.19 Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin per annum of the undrawn face amount of each Letter of Credit issued for the Borrowers’ account at the Borrowers’ request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a “fronting fee” payable to such issuer. The Letter of Credit Fee shall be payable monthly in arrears on the 1st day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Maturity Date. The Letter of Credit Fee shall be payable when a Letter of Credit is issued, renewed, extended, or amended, as appropriate for the period of time during which the Letter of Credit will be outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Letter of Credit Fee shall be increased to the Default Rate in accordance with Section 2.5(b).

2.20 Bank Products. Borrowers may request and Wells Fargo may, in its sole and absolute discretion, arrange for Borrowers to obtain, from Wells Fargo, Wells Fargo’s Affiliates or the other Lenders, Bank Products although Borrowers are not required to do so. To the extent Bank Products are provided by an Affiliate of Wells Fargo or an Affiliate of a Lender, Borrowers agree to indemnify and hold Wells Fargo and the Lenders harmless from any and all reasonable and documented out-of-pocket costs and obligations now or hereafter incurred by Wells Fargo or any of the Lenders which arise from the indemnity given by Wells Fargo to its Affiliates or a Lender to its Affiliates related to such Bank Products except for costs or obligations resulting from the gross negligence or willful misconduct of Wells Fargo or any of the Lenders. The agreement contained in this section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from Wells Fargo, Wells Fargo’s Affiliates or any other Lender (a) is in the sole and absolute discretion of Wells Fargo, Wells Fargo’s Affiliates, or other Lender, as applicable and (b) is subject to all rules and regulations of Wells Fargo, Wells Fargo’s Affiliates or such other Lender, as applicable.

2.21 Loan Administration.

(a) Borrower Agent. Each Borrower hereby designates Borrower Agent as its representative and agent for all purposes under the Loan Documents, including requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, Bank or any Lender, preparation and delivery of Borrowing Base

Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect compliance with covenants), and all other dealings with Agent, Bank or any Lender. Borrower Agent, Agent and the Lenders hereby accept such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication, with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any and all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

(b) One Obligation. The Revolving Loans, Letter of Credit Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

2.22 Requested Increases to Commitments. Provided that no Default or Event of Default exists, at any time prior to ninety (90) days before the Maturity Date, Borrower Agent may request from time to time in writing to the Agent that the Commitments be increased, by an amount not less than $5,000,000 or higher integral multiple of $5,000,000, but in any event not to exceed $420,000,000 (total commitments), or an aggregate amount that is equal to an amount which would increase the Commitments to $420,000,000 (total commitments), according to the following procedures:

(a) The Borrowers shall offer the existing Lenders the opportunity to participate in any such increased amount of the Commitments (such increased amount being referred to as the “Commitment Increase Amount”) in accordance with each Lender’s Pro Rata Share (each participating Lender being referred to as an “Increasing Lender”). The existing Lenders shall be under no obligation to participate in any such Commitment Increase Amount and any agreement by any Lender to so participate will be in the sole discretion of such Lender.

(b) If any Lender declines to commit to its Pro Rata Share of any such Commitment Increase Amount (such declined portion of the Commitment Increase Amount being referred to as a “Declined Share”), then the Borrower may join a new Lender (or Lenders) to this Agreement (each such Lender, an “Augmenting Lender”), who shall be (i) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000, (ii) an Affiliate of an existing Lender; or (iii) another Person acceptable to Agent in its discretion, or permit an existing Lender which has already agreed to commit to its Pro Rata Share of any such Commitment Increase Amount, to commit to the Declined Share. If an Augmenting Lender (or Lenders) commits to the Declined Share, it (or they) shall join (if not already a party hereto) this Agreement pursuant to a bank joinder and assumption agreement in form and substance reasonably satisfactory to the Agent and the Borrowers, setting forth the

Commitment of such Augmenting Lender (or Lenders), pursuant to which such Augmenting Lender (or Lenders) will become party hereto as of the effective date thereof.

(c) On the effective date of any increase in the Commitment(s) as contemplated by this Section 2.22, (i) each Increasing Lender and Augmenting Lender shall make available to the Agent, for the benefit of the other Lenders, such amounts in immediately available funds as the Agent shall determine as being required in order to cause, after giving effect to such increase and the use of such to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans (after giving effect to the increase in the Commitment(s) occasioned by the addition of the Increasing Lender(s) or Augmenting Lender(s), or both, as the case may be) and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitment(s) (with such reborrowing to consist of Revolving Loans subject to the same interest rate options provided herein specified in a notice delivered by the Borrowers in accordance with the requirements of this Agreement). Upon the request of the Agent, each Borrower shall execute and deliver to Agent for the benefit of the Lenders any and all Notes and other documents, instruments, and agreements necessary or advisable in the reasonable judgment of the Agent to evidence or document the increase in the Commitment(s), including any amendments hereto, and each of the Lenders hereby provides its consent hereto and thereto and each Lender hereby authorizes the Agent to execute any such documents, instruments, and agreements consistent with the terms of this Section 2.22 on its behalf without the necessity of any further consent of any Lender. In consideration of each increase in the Commitments according to this Section 2.22 and as a condition thereto, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders providing the Commitment Increase Amount, an upfront commitment increase fee in an amount to be mutually agreed among Borrowers and the Augmenting Lenders providing the Commitment Increase Amount, payable on the effective date of each increase in the Commitment(s). Such fee shall be fully due and non-refundable when paid.

(d) As a condition to any Commitment increase pursuant to this Section 2.22, Borrowers shall have complied with the following conditions: (i) upon the request of any Lender made prior to the date of the proposed Commitment increase pursuant to this Section 2.22, Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. PATRIOT Act, in each case at least 3 Business Days prior to the date of the proposed Commitment increase pursuant to this Section 2.22; and (ii) at least 10 days prior to the date of the proposed Commitment increase pursuant to this Section 2.22, any Borrower (including any entity to be joined as a Borrower) that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

2.23 Defaulting Lenders. Notwithstanding anything herein to the contrary:

(a) Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders' obligations or rights to fund, participate in or receive collections with respect to Revolving Loans and Letters of Credit (including existing Non-Ratable Loans, Agent Advances, and Letter of Credit Obligations), Agent shall reallocate Pro Rata Shares by excluding a Defaulting Lender's Commitments and Revolving Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 11.1.

(b) Payments; Fees. Agent shall receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Lenders have been Paid in Full. Agent may use such amounts to cover the Defaulting Lender's defaulted obligations, to cash collateralize such Lender's Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 2.8. If any Letter of Credit Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such Letter of Credit Obligations under Section 2.19 shall be paid to such Lenders. Agent shall be paid all fees attributable to Letter of Credit Obligations that are not reallocated.

(c) Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Letter of Credit Issuer may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata Shares shall be reallocated without exclusion of the reinstated Lender's Commitments and Revolving Loans, and the exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed by Borrowers, Agent and Letter of Credit Issuer, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Revolving Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolving Loan, to make a payment in respect of Letter of Credit Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

SECTION Three - TERM

3.1 Term of Agreement and Revolving Loan Repayment. This Agreement shall have a term commencing on the date this Agreement becomes effective, and ending on the Maturity Date. The outstanding Obligations (other than Bank Product Obligations which the applicable Bank Product Provider has agreed to continue) shall be Paid in Full on the Maturity Date without notice or demand and shall be repaid to Agent, for the account of Lenders, by a wire transfer of immediately available funds. Borrowers may terminate this Agreement prior to the Maturity Date by: (a) giving Agent and Lenders at least 15 Business Days prior notice of intention to terminate this Agreement; (b) making Payment in Full of all Obligations on or prior to the effective date of termination; and (c) subject to Section 13.24(a), paying to Agent, for the account of the Lenders, an early termination fee equal to one half of one percent (0.50%) of the Total Credit Facility in the event the effective date of termination occurs at any time prior to September 20, 2024 (it being understood and agreed that no early termination fee shall be due and payable in the event the effective date of termination occurs on or after September 20, 2024). Notwithstanding the foregoing, upon the occurrence of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) immediately accelerate the Maturity Date and terminate further performance under this Agreement as set forth in Section 10.2; it being agreed that the prepayment penalties in the preceding sentence shall apply if the Agent accelerates the Maturity Date. For the avoidance of doubt, the amendment and restatement of the Original Loan Agreement shall not constitute a termination of the Original Loan Agreement for purposes of Section 3.1 thereof.

3.2 Termination of Security Interests. Notwithstanding termination of this Agreement, until all Obligations have been Paid in Full, Agent, for the account of Lenders, shall retain a security interest in all Collateral existing and thereafter arising and Borrowers shall continue to collaterally assign to Agent, for the account of Lenders, all Contracts and security therefor and shall continue to turn over to Agent, in kind, all collections received respecting the Contracts as and to the extent required by the Loan Documents. After termination, and when Agent has received Payment in Full of all Obligations, for the account of the Lenders, the security interest created hereby shall terminate and all right to the Collateral shall revert to the Borrowers and Agent shall promptly execute such evidence of termination of all security agreements and release of the security interests given by Borrowers to Agent as Borrower may reasonably request.

SECTION Four - SECURITY INTEREST IN COLLATERAL

4.1 Creation of Security Interest in Collateral. Without limiting any Liens and security interests granted pursuant to the Original Loan Agreement (which are hereby continued and renewed and shall remain in full force and effect in order to secure prompt payment and performance by each Borrower of all its Obligations (other than subsection (c) of the definition of Collateral which granting shall be governed by such other applicable security document)), each Borrower hereby irrevocably and unconditionally grants, transfers, pledges, collaterally assigns, hypothecates, sets over and conveys to Agent, for the benefit of Agent and Lenders, a first-priority continuing Lien and security interest in all of its right, title, and interest in, to and under all of the Collateral (except with respect to subsection (c) of the definition of Collateral to the extent that granting occurs pursuant to another security agreement or similar document), whether presently existing or hereafter acquired or arising, in order to secure prompt payment and performance by each Borrower of all its Obligations (other than subsection (c) of the definition of Collateral which granting shall be governed by such other applicable security document).

With respect to Collateral that consists of Master Collection Accounts (as defined in the Intercreditor Agreement), Regional, the other Borrowers, the Special Purpose Subsidiaries and the other Grantors (as defined in the Security Agreement), pursuant to the Security Agreement shall grant a security interest in such Master Collection Accounts to Collateral Agent. The rights and remedies of the Collateral Agent, the Agent, each Permitted Facility Agent party thereto, and any additional Permitted Facility Agents shall be governed by the provisions of the Intercreditor Agreement. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting obligor.

4.2 Borrower’s Representations and Warranties Regarding Collateral. Each Borrower represents and warrants to Agent and Lenders that so long as such Borrower is obligated to Agent and Lenders, that:

(a) the Collateral shall be owned solely by such Borrower, and no other Person, other than Agent and Lenders (and Collateral Agent as to the Master Collection Accounts (as defined in the Intercreditor Agreement)), has or will have any right, title, interest, claim or Lien therein except for Permitted Liens;

(b) except as specifically consented to in writing by Agent, such Borrower shall not compromise for less than the full face value, or release in whole or in part any Person liable for the payment of, or allow any credit whatsoever against, any portion of the Collateral, except for the amount of cash to be paid upon any such Collateral or any instrument or document representing such Collateral, and that the Collateral, including any monies resulting from the lease, rental, sale or other disposition thereof, shall remain free and clear of any Liens, excepting for Liens hereby granted to Agent and Lenders and Permitted Liens; provided, however, that Borrower may grant Contract Debtors discounts, credits and allowances given in the ordinary course of business in accordance with historic practice and in compliance with its credit guidelines (in accordance with Section 7.15 hereof);

(c) Such Borrower shall pay and discharge, when due, all taxes, levies, assessments and other charges upon the Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the enforcement of any penalty, fine or Lien resulting from non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof; and

4.3 Financing Statements. Each Borrower agrees, at its own expense, to take such action as may be requested by Agent in its Permitted Discretion, including delivery, as may be required by Agent to perfect or maintain Agent’s security interest in the Collateral, and to execute and record an assignment of any deed of trust or mortgage naming such Borrower as the beneficiary and a Contract Debtor (or any Guarantor) as trustor. Each Borrower hereby (i) authorizes Agent and Agent’s designee to execute and file or record, or file or record without signature as the case may be where permitted by law, at any time any such financing statements, continuation statements, and assignments and amendments thereto on such Borrower’s behalf and (ii) ratifies such authorization to the extent that the Agent has filed any such financing statements, continuation statements and assignments and amendments thereto, prior to the date hereof.

4.4 Location of Collateral. Each Borrower represents and warrants that, except for Collateral which has been delivered to Agent under the terms hereof or over which Agent has Control, is in-transit Collateral, or is maintained on an electronic system: (a) Schedule 4.4 is a correct and complete list of the locations of all of books and records concerning the Collateral, the locations of the Collateral (other than bank accounts and amounts on deposit therein), and the locations of all such Borrower’s places of business as of the Closing Date, except to the extent that newly acquired Collateral is in transit in the ordinary course of business to any such locations and except in the case of new locations which have not been required to be updated on Schedule 4.4 pursuant to Section 9.1(d)(v) as of any date this representation is made; and (b) the Collateral shall remain at all times in the possession of such Borrower (or, to the extent contemplated by the Loan Documents, in the possession or control of Agent, or in-transit or maintained on an electronic system). Each Borrower covenants and agrees that, except for Collateral in the possession of Agent, or over which Agent has Control, is in-transit, or is maintained on an electronic system, it will not maintain the Collateral at any location other than those listed in Schedule 4.4 (other than any new locations which are not required to have been updated on Schedule 4.4 pursuant to Section 9.1(d)(v)), and will not otherwise change or add to those locations, unless such Borrower promptly executes and delivers to Agent any and all financing statements and other documents reasonably requested by Agent in such circumstance and, not less frequently than when required by Section 9.1(d)(v), such Borrower delivers to Agent an update to Schedule 4.4. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuance of an

Event of Default, each Borrower shall upon Agent’s request immediately deliver to Agent all Contracts and related Security Documents then existing and thereafter arising. With respect to Contracts in electronic form, such Collateral shall be stored on an electronic system, which system must be at all times accessible by, and acceptable to, Agent (unless the Electronic Contract Conditions are satisfied with respect to such Contracts that are Electronic Contracts). Borrowers shall comply with any further requirements that Agent may, from time to time, reasonably require in connection with the perfection of the Agent’s security interest in any Collateral stored electronically.

4.5 Protection of Collateral; Reimbursement. Each Borrower shall pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof. If any Borrower fails promptly to pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge any Borrower’s account under this Agreement therefor, and each Borrower agrees promptly to reimburse Agent therefor with interest accruing thereon daily at the rate of interest then in effect under the Notes. All sums so paid or incurred by Agent for any of the foregoing and any and all sums for which Borrowers may become liable under this Agreement and all reasonable costs and expenses (including Agent’s Expenses) which Agent may incur in enforcing or protecting its Lien or rights and interest in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties hereto or in respect of any of the transactions occurring thereunder until paid by Borrowers to Agent with interest at the rate of interest then in effect under the Notes, shall be considered as additional indebtedness owing by Borrowers to Agent under this Agreement and, as such, shall be secured by all the Collateral. Except for Agent or Lenders’ gross negligence or willful misconduct, Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any carrier, forwarding agency, or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

4.6 Release of Collateral. Notwithstanding any other provision of this Agreement to the contrary, upon Borrower’s request, Agent shall release its security interest in any Contract(s) and the Security Documents related thereto, including the items set forth in clauses (a) through (e) of the definition of “Collateral” specifically with respect to such Contract(s) (excluding any transfers in connection with a Permitted Facility, which release of security interest shall be governed by Section 8.18, and excluding Permitted Charged Off Contracts Sales which release of security interest shall be governed by the last sentence of this Section 4.6), included in the Collateral so long as (a) Borrower obtains Agent’s prior written consent to such release, which consent shall not be unreasonably withheld, conditioned or delayed; (b) no Default or Event of Default exists at the time such Contract(s) is to be released; (c) Borrower has entered into a written contract for the sale of such Contract(s) and has delivered to Agent a fully executed copy of such written contract; (d) if the Borrowers have no Excess Availability after giving effect to the sale, either (i) Borrower pledges to Agent additional Collateral equivalent to such Contract(s) being released, or (ii) Borrower reduces the outstanding, unpaid principal balance of the Notes through payment in an amount equal to the sale price of such Contract(s) being released in the form of cash or the wire transfer of immediately available funds; and (e) immediately following the pledging of additional Collateral or payment of the Notes, a Default or Event of Default does not exist under this Agreement. Upon satisfaction of all of the foregoing conditions, Agent shall release its security interest in such Contract(s) and within a reasonable period of time, return the original such

Contract(s) and original Security Documents in its possession, if any, being released. Any distribution of interest or principal, or loss of the Collateral or any of the Property secured thereby, shall not release any Borrower from any of the Obligations. Notwithstanding the foregoing, upon the consummation of a Permitted Charged Off Contracts Sale by Borrowers, Agent’s Lien and security interest in the applicable Contracts and the Security Documents related thereto shall be deemed automatically released and terminated upon a Borrower’s receipt of the purchase price therefore and Agent agrees to promptly execute and deliver at Borrower’s request any and all lien release and termination statements with respect thereto as Borrowers shall reasonably request and, within a reasonable period of time, to return the original of such applicable Contracts and original Security Documents in its possession, if any.

4.7 Assigned Purchase Agreements. Borrowers shall perform all of its obligations under each of the Assigned Purchase Agreements, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided that Borrowers shall not take any action or fail to take any action with respect to its Assigned Purchase Agreements that would cause the termination of an Assigned Purchase Agreement (unless such action or failure to take such action was in the exercise of Borrowers’ business judgment). Upon and during the continuance of an Event of Default, upon Agent’s request, Borrowers shall remit directly to the Agent for application to the Obligations in such order as the Agent shall determine, all amounts received by Borrowers pursuant to its Assigned Purchase Agreements. Upon and during the continuance of an Event of Default, if any Borrowers shall fail to pursue diligently any right under an Assigned Purchase Agreements, the Agent may, upon prior written notice to Borrowers, directly enforce such right in the Lenders’ or a Borrower’s name and may enter into such settlements or other agreements with respect thereto as the Agent shall determine. Upon and during the continuance of an Event of Default, upon prior written notice to Borrowers, the Agent, in its own name or in the name of Borrower(s), may bring suit, proceeding, or action under any Assigned Purchase Agreement for any sum owing thereunder or to enforce any provision thereof. All obligations of Borrowers under any Assigned Purchase Agreement shall be and remain enforceable only against Borrowers and shall not be enforceable against the Agent or Lenders. Notwithstanding any provision hereof to the contrary, Borrowers shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Purchase Agreements, and the Agent’s or Lenders’ exercise of any of their respective rights with respect to the Collateral shall not release a Borrower from any of such duties and obligations. Lenders shall not be obligated to perform or fulfill a Borrower’s duties or obligations under its Assigned Purchase Agreements or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

SECTION Five - RECORDS AND SERVICING OF CONTRACTS

5.1 Records of Contracts. Each Borrower shall keep or will cause to be kept in a safe place, at its chief executive office and other locations set forth on Schedule 4.4 or with respect to which the Borrowers are otherwise in compliance with Section 4.4, or as otherwise agreed to by Agent (including, in respect of Contracts in electronic form, on an electronic platform), proper and accurate in all material respects books and records pertaining to the Contracts and the other Collateral.

5.2 Servicing of Contracts. At no expense to Agent or any Lender, each Borrower shall diligently and faithfully perform the following services relating to the Contracts and the other Collateral:

(a) Borrowers shall collect all payments and other proceeds of the Contracts and other Collateral and, while any portion of the Obligations is unpaid, Borrowers shall, after the establishment of those certain collection accounts (each a “Collection Account”; and collectively, the “Collection Accounts”) pursuant to the Collection Account Agreements, within three (3) Business Days after receipt thereof in an account that is not a Collection Account, deposit all cash proceeds of the Collateral received in collection accounts (including, for example, all regular monthly payments received in connection with the Contracts) into the Collection Accounts (in each case, net of the amount of any holdback, dispute, other reserve required by the applicable deposit account bank to remain in any such collection account, and any other amount that because of any order or legal process or as a result of a bankruptcy or other insolvency proceeding or otherwise excuses the depository bank from performance (or permits a delay or suspension in performance)); provided that no Borrower shall be in violation of this Section 5.2(a) to the extent it is unable to so deposit such proceeds due to the occurrence of any events or circumstances that are not wholly within its control. Upon the occurrence and during the continuance of an Event of Default under this Agreement or the occurrence and during the continuance of a Dominion Period as defined in the Intercreditor Agreement), then upon written notice from Agent to the Borrowers, and at all times thereafter, any Borrower’s right to withdraw any funds from the Collection Accounts shall immediately terminate and only Agent shall thereafter have a right to withdraw any funds from the Collection Accounts. Agent agrees to reinstate such Borrower’s right to withdraw funds from the Collection Accounts when no Event of Default, Dominion Period is in effect for a period of 60 consecutive days, to the extent not inconsistent with the Intercreditor Agreement. Borrowers shall provide Agent monthly or more frequently as requested by Agent with written notification of any Contract under which any scheduled payment thereunder is 30 days or more past due. Notwithstanding anything herein or in any other Loan Document to the contrary, it is acknowledged and agreed that Borrowers are not required to enter into control agreements or otherwise perfect Agent’s security interest in Regional Local Bank Accounts (as defined in the Intercreditor Agreement) so long as the Borrowers are in compliance with the first sentence of this Section 5.2(a), and any representation or warranty and any covenant in the Loan Documents shall be deemed not to be breached notwithstanding the failure of the Agent to be perfected in such accounts.

(b) RESERVED.

(c) RESERVED.

(d) Verification. Upon the occurrence and during the continuance of an Event of Default, then upon prior written notice from Agent to Borrowers, all rights of Borrowers to collect any payments due under the Contracts and the Collateral and all rights of Borrowers to exercise the consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.2(a), above, shall immediately terminate. During the continuance of an Event of Default, Borrowers, at Agent’s request, shall direct all Contract Debtors to make all payments due under the Contracts and the Collateral directly to Agent or to a bank account designated by Agent, and Borrowers shall otherwise cooperate with Agent in that regard. All payments received by Borrowers contrary to this Section 5.2(d) shall be received in trust for the exclusive right of Agent, shall be segregated from other funds of Borrowers, and shall forthwith be delivered to Agent. Agent shall reinstate Borrowers’ rights to collect payments and to exercise its consensual rights if no Event of Default is in effect for a 60-day period.

(e) Agent may, from time to time, so long as no Event of Default then exists, upon prior written notice to Borrowers, verify directly with Contract Debtors the validity, amount, and any other matters relating to the Contracts and the other Collateral by means of mail, telephone, or otherwise, either in the name of Borrowers or Agent or such other name as Agent may choose.

(f) Intercreditor Agreement. To the extent that the provisions of the Intercreditor Agreement conflict with the provisions of this Section 5.2, the provisions of the Intercreditor Agreement shall control.

SECTION Six - CONDITIONS PRECEDENT TO ADVANCES

6.1 Conditions Precedent to Initial Loans. The following are conditions precedent to each Lender’s obligation to make any initial Advance required under this Agreement or to Agent’s obligations to cause a Letter of Credit to be issued under this Agreement on the Closing Date:

(a) Opinions of Counsel. In connection with the effectiveness of this Agreement, Agent and Lenders shall have received such opinions of counsel as Agent or any Lender shall reasonably request, all in scope and substance reasonably satisfactory to Agent and Lenders.

(b) Warranties and Representations True as of Closing Date. The warranties and representations contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date, except to the extent such warranties and representations relate to a specified date, in which case they shall be so true and correct as of such date.

(c) No Default. The conditions set forth in Section 6.2 shall be satisfied.

(d) First Lien on Collateral. Except for Excluded Property, Agent shall have a perfected first and only Lien (except for Permitted Liens), in all of the Contracts and other Collateral and in the documents underlying or securing each of the Contracts. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting obligor.

(e) Loan Documents. Any Loan Documents contemplated to be executed by the Borrowers and the Guarantors and delivered to the Agent or Lenders on the Closing Date shall be executed and delivered by such Person, including a consent and reaffirmation from Guarantors, and secretary’s and member’s certificates, as applicable.

(f) Uniform Commercial Code Financing Statements and Assignments of Contracts. All filings of Code financing statements, assignments of the Contracts and all other filings, recordings and action necessary to perfect Agent’s Liens granted under this Agreement shall have been filed or recorded and confirmation thereof shall have been received by Agent.

(g) Agency; Intercreditor. (i) Agent, Original Agent, Collateral Agent, Original Collateral Agent, the Majority Lenders and the Borrowers party to the Original Loan Agreement shall have entered into and delivered that certain Master Agreement Regarding Agency dated on or about the date hereof, and the conditions precedent to the resignation and succession transactions set forth therein shall have been satisfied; and (ii) the Intercreditor Agreement and Security Agreement shall have been duly executed and delivered by the parties thereto.

(h) Payment of Expenses, Charges, Etc. Agent shall have the right to pay out of the proceeds of any Advance to be made by Lenders hereunder all sums which are due from Borrowers to Agent or any Lender pursuant to the terms of this Agreement and for which the Borrowers have received an invoice at least one (1) Business Day prior to the Closing Date.

(i) Fee Letters. All fees due and payable on the Closing Date under the Fee Letters shall have been paid to the applicable payees in accordance with the terms thereof.

(j) AML/KYC Diligence. Each Borrower shall have provided, in form and substance satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender requests in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the U.S. PATRIOT Act and Beneficial Ownership Regulation. If any Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to such Borrower.

6.2 Conditions to all Advances and Letters of Credit. The obligation of the Agent, Letter of Credit Issuer and Lenders to fund any Revolving Loans, issue any Letters of Credit or to extend any other credit hereunder after the Closing Date is subject solely to satisfaction of the following conditions precedent:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Borrower and Guarantor in the Loan Documents shall be true and correct in all material respects (or in all respects for such representations and warranties that provide for a materiality qualifier therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) With respect to a request for Revolving Loans, Borrowers shall have made a request therefor in accordance with Section 2.2(b);

(d) With respect to issuance of a Letter of Credit, the other conditions in Section 2.18(b) shall have been satisfied; and

(e) no Level Two Regulatory Event shall have occurred or be continuing, or exist after giving effect to the requested Advance on such date.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

SECTION Seven - REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Representations and Warranties Reaffirmed. Each Borrower represents and warrants by this Agreement, and with each Advance request, the following matters. Each warranty and representation shall be deemed to be automatically repeated with each Advance and shall be true and correct in all material respects on the date of the making of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and such warranties and representations shall be conclusively presumed to have been relied upon by Agent and each Lender regardless of any information possessed or any investigation made by Agent or any Lender. The warranties and representations shall be cumulative and in addition to all other warranties, representations, and agreements which Borrower shall give or cause to be given to Agent or any Lender, either now or hereafter.

7.2 Warranties and Representations Regarding Contracts. With respect to the Contracts included in the Collateral:

(a) To the knowledge of Borrowers after due inquiry, each Contract is a bona fide, valid, and binding obligation of the Contract Debtor, enforceable in accordance with the terms of the Contract except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers do not know of any fact which impairs or will impair the validity of any such Contract.

(b) Each Contract and related Security Documents are free of any claim for credit, deduction, discount, allowance, defense (including the defense of usury), dispute, counterclaim or setoff except to the extent that such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except for Permitted Liens, each Contract is free of any prior assignment (except for assignments to a Borrower and except if such Contract is a Reconveyed Contract), superior security interest, Lien, claim, or encumbrance in favor of any Person other than Agent.

(d) Each Contract correctly sets forth the loan terms between such Borrower and the Contract Debtor, including the interest rate applicable thereto.

(e) To the knowledge of Borrowers, the Security Documents correctly set forth the legal description of any subject real property and reasonably describe the subject personal property collateral.

(f) To the knowledge of Borrowers, the signatures of all Contract Debtors are genuine and each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof.

7.3 Warranties and Representations Regarding Collateral Generally. With respect to all Collateral, including the Contracts:

(a) All state and federal laws have been complied with by the Borrowers in conjunction with the Collateral, except such non-compliance that could not reasonably be expected have a Material Adverse Effect.

(b) At the time of the assignment of any Collateral by any Borrower, such Borrower has good and valid title to, and full right and authority to pledge and collaterally assign, the same.

(c) The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent and when all proper filings, recordings and other actions necessary to perfect such Liens have been made or taken such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for Permitted Liens) securing all the Obligations, and enforceable against each Borrower granting such Lien and all third parties.

7.4 Solvent Financial Condition. Immediately prior to each Advance, the present aggregate fair salable value of the respective assets of Borrowers (and, for the avoidance of doubt, excluding any Special Purpose Subsidiary) and any Guarantors are greater than the amount required to pay their respective liabilities, and each is able to pay its debts as they mature.

7.5 Organization and Authority. Each Borrower (i) is a limited liability company or corporation, duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or otherwise organized; (ii) has all requisite corporate or limited liability company power to carry on its business as now conducted; and (iii) is duly qualified and is authorized to do business as a foreign limited liability company or foreign corporation and is in good standing as an entity in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be qualified, authorized to do business as a foreign limited liability company or foreign corporation or in good standing could not reasonably be expected to have a Material Adverse Effect.

7.6 Financial Statements. The audited consolidated financial statements of Regional (excluding a Special Purpose Subsidiary) for the fiscal year ending December 31, 2020, are true and correct in all material respects and have been prepared in accordance with GAAP, consistently applied (except for changes in application in which Borrowers’ accountants concur) and present fairly in all material respects the financial position of Regional and its Subsidiaries as of such dates and the results of their operations for such periods. Since the date of the most recent financial statements delivered pursuant to this Agreement, no Material Adverse Effect has occurred.

7.7 Full Disclosure. The financial statements referred to in Section 7.6 above, this Agreement, and any written statement furnished by Borrowers to Agent or any Lender (copies of which have been previously delivered), do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading, in light of the circumstances under which it was made; provided, that with respect to any projections and pro forma financial information contained in the materials referenced above, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made in light of the circumstances when made, it being recognized by Agent and Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period covered by such financial information may differ from the projected results as set forth therein by a material amount.

7.8 Pending Litigation. There are no proceedings pending, or to the knowledge of any Borrower threatened, against or affecting any Borrower or any Guarantor in any court or before any Governmental Authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any Guarantor is in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal, which could reasonably be expected to result in a Material Adverse Effect. Borrowers shall notify the Agent within three (3) Business Days (or such longer period as Agent may agree) after receipt by any Borrower of notice of any such proceedings or threatened proceedings that arise after the date hereof; provided, that no such notice shall be deemed satisfaction of the representations and/or warranties made in this Section 7.8.

7.9 Titles to Properties. Each Borrower has good and marketable title to the property (including all of the Collateral) it purports to own, free from Liens except for Permitted Liens.

7.10 Licenses. Each Borrower has all licenses, permits, and franchises necessary for the conduct of its business which violation or failure could reasonably be expected to have a Material Adverse Effect.

7.11 Transaction is Legal and Authorized; Restrictive Agreements. The execution and delivery of this Agreement and related documents by Borrowers, the grant of the Liens to Agent in respect of the Collateral by Borrowers, and compliance by Borrowers with all of the provisions of this Agreement are valid, legal, binding and enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability) and will not conflict with or result in any breach of any of the provisions of any bylaws, charter, agreement or instrument to which any Borrower, or any Subsidiary thereof, is a party. None of the Borrowers are party to any agreement, and none are subject to any corporate restriction, which adversely affects their ability to execute, deliver, and perform the Loan Documents to which they are a party and repay the Obligations owing by it.

7.12 Taxes. All federal and state income tax returns, and all other material tax returns, required to be filed by any Borrowers and any Guarantor in any jurisdiction have been filed when due (after giving effect to any extensions permitted by applicable law and regulations), and all federal and state income taxes and all other material taxes, assessments, and other governmental charges imposed upon Borrowers, or upon any of their properties, income or franchises, which are due and payable, have been paid when due, except for taxes, assessments and other governmental charges with respect to which (a) the validity thereof is being contested in good faith by proper proceedings which stay the enforcement of any Lien resulting from non-payment thereof, (b) adequate reserves in accordance with GAAP have been set aside for the payment thereof, and (c) the maximum amount in controversy, individually or in the aggregate, does not exceed $10,000,000. The provisions for reserves for Taxes on the books of Borrowers are adequate in all material respects for all unaudited Fiscal Years and for its current fiscal period.

7.13 Compliance with Law. Each Borrower: (a) is not in violation of any laws, ordinances, or governmental rules or regulations to which it or its business is subject, the violation of which could reasonably be expected to have a Material Adverse Effect, and (b) has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts which could reasonably be expected to have a Material Adverse Effect. Each Borrower has fully complied with all applicable federal statutes and all rules and regulations promulgated thereunder and with all provisions of law of each state whose laws, rules, and regulations relate to the Contracts, except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. The information included in the Beneficial Ownership Certification most recently provided to Agent and Lenders is true and complete in all respects as of the date certified therein (it being understood that in the event a new Subsidiary was formed after the date of such Beneficial Ownership Certification, such representation and warranty does not include such Subsidiary until a Beneficial Ownership Certification is delivered in respect of such Subsidiary).

7.14 Borrowers’ Office and Names. As of the Closing Date, each Borrower’s chief executive office is located at the address stated in Section 13.5(a) of this Agreement, and each Borrower covenants and agrees that it will not, without prior written notification to Agent, relocate said chief executive office. As of the Closing Date, the exact legal name of each Borrower is as set forth on the signature page of this Agreement and no Borrower has, during the five years immediately prior to the date of this Agreement, been known by or used any other legal name. Each Borrower agrees that it will not, without not less than 15 days’ prior written notification to Agent (or such shorter period as Agent may agree), change its legal name.

7.15 Credit Guidelines. Each Borrower represents and warrants that it shall not make any changes in its credit guidelines (a copy of which has been furnished by Borrowers to Agent and Lenders on the Closing Date) that are materially adverse to the interests of the Lenders hereunder without Agent’s prior written consent which Agent may withhold in its Permitted Discretion. Borrowers’ credit guidelines shall state in reasonable detail the credit criteria used by Borrowers in determining the creditworthiness of Contract Debtors with regard to the Contracts originated by Borrowers and/or originated by third parties, as appropriate.

7.16 Subsidiaries. As of the Closing Date, Schedule 7.16 is a correct and complete list of the names and relationship to each Borrower of each and all of the Borrowers’ Subsidiaries and such Schedule sets forth each Borrower’s direct and indirect equity interest in each Subsidiary. As of the Closing Date, the outstanding shares of each such Subsidiary owned directly or indirectly by each Borrower are duly authorized, validly issued, fully paid and nonassessable.

7.17 No Default. Neither the Borrowers nor any of their Subsidiaries are in default with respect to material agreement to which such Borrower or any such Subsidiary is a party or by which it is bound (excluding Permitted Facilities or other agreements evidencing Debt), which default could reasonably be expected to have a Material Adverse Effect.

7.18 Use of Proceeds.

(a) None of the transactions contemplated in this Agreement (including the use of the proceeds of the Revolving Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Federal Reserve Board. No Borrower owns or intends to carry or purchase any “margin stock” within the meaning of said Regulation U. None of the proceeds of the loans will be used, directly or indirectly, by any Borrower or any of its Subsidiaries to purchase or carry any “security” within the meaning of the Securities Exchange Act of 1934, as amended.

(b) Each Borrower shall not, and shall ensure that each of its Subsidiaries shall not, directly or indirectly, use (or knowingly permit any other member of the Borrowing Group to use) any of the Advances to fund, finance or facilitate any activities, business or transactions: (i) that are prohibited by Sanctions, (ii) that would be prohibited by U.S. Sanctions if conducted by a U.S. Person, or (iii) that would be prohibited by Sanctions if conducted by Agent, or any other party hereto.

(c) Each Borrower shall not, and shall ensure that its Subsidiaries shall not, directly or indirectly, use (or knowingly permit any other member of the Borrowing Group to use) any of the Advances to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws.

(d) Borrowers shall not fund any repayment of the Obligations with proceeds, or provide as collateral to secure the Obligations any property, that is known to Borrowers to have been derived, directly or indirectly, from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise reasonably be expected to cause the Agent to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

7.19 Bank Accounts. Schedule 7.19 sets forth, as of the Closing Date (and as of the date when updated pursuant to Section 9.1(d)(vi) hereof), a complete and accurate list of (i) the name of each Person with which each Borrower or any of its Subsidiaries has a deposit account, cash management account, safekeeping or custodial account, lock box, vault and deposit box; and (ii) the purpose of each such account, box or vault. Other than as set forth in Schedule 7.19, as of the Closing Date (and as of the date when updated pursuant to Section 9.1(d)(vi) hereof), neither the Borrowers nor any of their Subsidiaries maintain any account or other arrangement with any Person pursuant to which funds or securities of, or monies, checks, instruments, remittances, proceeds or other payments to such Borrower or such Subsidiary may be received or accepted by such Person for or on behalf of such Borrower or such Subsidiary.

7.20 Proper Contract Documentation. Upon the reasonable request of Agent, not less than ten days after the date on which any new Contracts are tendered to Agent for inclusion in the Collateral (or within 30 days after a Contract becomes a Reconveyed Contract (other than a Permitted Facility Reconveyed Contract), if such Contract continues to be such a Reconveyed Contract at such time), Borrowers shall have:

(i) other than with respect to contracts in electronic form, properly and effectively endorsed or collaterally assigned, as appropriate, to Agent, the Contracts and other Collateral and the documents underlying or securing each of such Contracts; and

(ii) other than with respect to contracts in electronic form, stamped or otherwise included on the Contracts, Security Documents, and all other Instruments constituting Collateral the following words:

“This document is subject to a security interest in favor of Wells Fargo Bank, National Association, as Agent.”

; provided, that Contracts, Security Documents, and Instruments constituting Collateral and generated by Borrowers prior to December 20, 2019 may instead be stamped with or otherwise include the following words:

“This document is subject to a security interest in favor of Bank of America, N.A., as Agent.”

Each of the Agent and the Lenders authorize the Borrowers or their agents or assigns to cancel, supersede or otherwise modify any such legend or stamp upon (a) a Permitted Transfer to a Special Purpose Subsidiary in connection with a Permitted Facility and (b) a Permitted Charged Off Contracts Sale made in accordance with Section 4.6, as the case may be.

7.21 Credit File. With respect to each Contract, Borrowers shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

7.22 Assignments of Contracts and Security Documents. Upon the request of Agent during a Dominion Period (as defined in the Intercreditor Agreement), or during the existence of an Event of Default, or on any date when Hypothetical Availability is less than or equal to 5% of the Credit Facility Exposure), Borrowers shall execute and deliver to Agent formal written collateral assignments of all new Contracts (other than, for the avoidance of doubt, any Permitted Facility Contracts) and any related Security Documents securing the same on a monthly basis, and all such other documents as may be reasonably requested by Agent in connection therewith, which assignments may be consummated as master assignment agreements with respect to multiple Contracts and Security Documents or a series of Contracts and Security Documents.

7.23 Pledging of Contracts. Borrowers shall not sell, assign, pledge, transfer or in any manner encumber to any Person, other than Agent, a Contract or any other Collateral, except for (i) Permitted Liens, (ii) as may be permitted pursuant to Section 8.18, (iii) transfers between Borrowers, and (iv) sales permitted by Section 4.6. In addition, Regional and its Subsidiaries shall not sell, assign, pledge, or in any manner encumber to any Person, other than Agent, the stock of RMC Reinsurance.

7.24 Accurate Records Regarding Collateral. Borrowers shall maintain accurate and complete files relating to the Contracts and other Collateral.

7.25 Sanctions; Anti-Money Laundering and Anti-Corruption Laws.

(a) Sanctions. (i) No Borrower or Subsidiary of a Borrower or, to the knowledge of any Borrower, any other member of the Borrowing Group is a Sanctioned Target; and (ii) to Borrowers’ knowledge, no member of the Borrowing Group is under investigation for an alleged violation of Sanction(s) by a Governmental Authority that enforces Sanctions.

(b) Anti-Money Laundering and Anti-Corruption Laws. To Borrowers’ knowledge, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws. Each Borrower and its Subsidiaries has instituted, maintains and complies with policies, procedures and controls reasonably designed to ensure compliance with Laws, including, policies, procedures and controls required under Anti-Money Laundering Laws and Anti-Corruption Laws applicable to the Borrowers and their Subsidiaries.

7.26 ERISA. No Borrower or any of its Subsidiaries maintains or sponsors, or has an obligation to contribute to a Pension Plan or is a participating employer in, or has an obligation to contribute to, a Multiemployer Plan. The Borrowers represent and warrant as of the Closing Date that the Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Loans, the Letters of Credit or the Commitments.

7.27 Labor Relations. No Borrower or Subsidiary is party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining which could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is party to or bound by any management or consulting agreement, the breach or termination of which could reasonably be expected to have a Material Adverse Effect.

7.28 Regulatory Events. Borrowers shall notify the Agent within three (3) Business Days (or such longer period as Agent shall agree) after (a) any material enforcement action (it being agreed, for the avoidance of doubt, that any remediation required by any Governmental Authority in connection with state contract audits in the ordinary course of business does not constitute a material enforcement action), material inquiry (other than ordinary course information requests), or material investigation instituted or, to Borrower’s or any Subsidiary’s knowledge, threatened, against Borrower or any of its Subsidiaries, servicer of the Borrowers’ portfolios of Contracts, or Borrowers’ or servicers’ respective Affiliates by any Governmental Authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent, (b) receipt by Borrower or any of its Subsidiaries, servicer of the Borrowers’ portfolios of Contracts, or Borrowers’ or servicers’ respective Affiliates of an “Early Warning Notice,” “Notice and Opportunity to Respond and Advise”, “Civil Investigative Demand”, or request for information from the Consumer Financial Protection Bureau or similar notice or request from any other Governmental Authority and (c) without duplication, the occurrence of any Regulatory Event.

SECTION Eight - FINANCIAL AND OTHER COVENANTS

Each Borrower covenants that until the Obligations are Paid in Full:

8.1 Payment of Taxes and Claims. Each Borrower shall pay, before they become delinquent, all federal and state income taxes and all other material taxes, assessments and governmental charges imposed upon it or its property or the Collateral and all claims or demands which, if unpaid, might result in the creation of a Lien upon its property or the Collateral, in each case except for taxes, assessments and other governmental charges with respect to which (i) the validity thereof is being contested in good faith by proper proceedings which stay the enforcement of any Lien resulting from non-payment thereof, (ii) adequate reserves in accordance with GAAP have been set aside for the payment thereof, and (iii) the maximum amount in controversy, individually or in the aggregate, does not exceed $10,000,000.

8.2 Maintenance of Properties and Existence. Each Borrower shall:

(a) maintain insurance with respect to its properties and business against such casualties and contingencies of such types and in such amounts as is customary with companies of similar size and in the same or similar business as Borrowers (provided that, if real estate secures any Obligations, flood hazard diligence, documentation and insurance for such real estate shall comply with all Flood Laws or shall otherwise be satisfactory to all Lenders);

(b) keep true books, records, and accounts of all its business transactions with complete entries made to permit the preparation of financial statements in accordance with GAAP;

(c) keep in full force and effect its corporate existence, rights, and franchises, as the case may be except as otherwise permitted under this Agreement or the other Loan Documents or as could not reasonably be expected to have a Material Adverse Effect; and

(d) not violate any laws, ordinances, or governmental rules or regulations to which it is subject which violation could reasonably be expected to have a Material Adverse Effect, so that all Contracts will be valid, binding and legally enforceable in accordance with their terms, subsequent to the assignment thereof to Agent.

8.3 Guaranties. Each Borrower shall not become or be liable in respect of any guaranty except (a) by endorsement, in the ordinary course of business, of negotiable instruments for deposit or collection issued in the ordinary course of such Borrower’s business, (b) for guaranties in respect of Debt permitted by Section 8.6, (c) for guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations, and (d) for guaranties with respect to leases.

8.4 Financial Covenants

(a) Consolidated Interest Coverage Ratio. As of the last day of each fiscal quarter, Regional Management shall maintain a ratio (the “Interest Coverage Ratio”) of (a) the Adjusted Net Income of Regional Management plus interest expense of Regional Management, each on a trailing twelve month basis (numerator), to (b) interest expense of Regional Management on a trailing twelve month basis (denominator) of not less than (i) 1.5:1.0 for the fiscal quarter ending December 31, 2023, (ii) 1.35:1.0 for the fiscal quarters ending March 31, 2024, June 30, 2024 and September 30, 2024 and (iii) 1.50:1.0 for the fiscal quarter ending December 31, 2024 and each fiscal quarter ending thereafter. As used herein, “interest expense” means the aggregate amount of interest expense of Regional Management accruing during such fiscal period in accordance with GAAP on all Funded Debt (including Borrowers’ Obligations to Agent and Lenders), as such interest expense is reflected in the financial statements of Regional in accordance with GAAP (including as such interest expense may be increased or decreased in accordance with GAAP as a result of any applicable interest rate Hedge Agreements); provided that, notwithstanding the foregoing, interest expense (x) in respect of Bank Product Obligations or (y)

constituting amortized debt issuance costs, in each case, shall not be included as interest expense in the calculation of such ratio.

(b) Consolidated Funded Debt to Consolidated Tangible Net Worth Covenant. As of the last day of each calendar month, Regional Management shall not permit the ratio, for Regional Management, of Consolidated Funded Debt to Consolidated Tangible Net Worth to exceed 5.25:1.0.

(c) RESERVED.

(d) Asset Quality. As of the last day of each calendar month, the Borrowers shall have Asset Quality of no more than 21%.

8.5 Business Conducted. No Borrower shall engage, directly or indirectly, in any line of business other than the businesses of substantially the type in which such Borrower is engaged on the Closing Date and businesses reasonably related thereto.

8.6 Debt.

(a) Except as expressly consented to in writing by Agent, no Borrower shall, directly or indirectly, permit, incur or maintain any Debt, other than Permitted Debt.

(b) No Borrower shall (i) make any payments in respect of any Subordinated Debt, except that Borrowers may make any regularly scheduled payments of principal and interest due under such Borrower’s Subordinated Debt so long as no Default or Event of Default then exists or would result therefrom and such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents, (ii) amend, modify or rescind any provisions of any of Borrower’s Subordinated Debt in such a manner as to affect adversely Agent’s Liens on the Collateral or the prior position of the Obligations, or Agent’s Liens, or accelerate the date upon which any installment of principal and interest of any such Subordinated Debt is due or make the covenants and obligations of the Borrowers contained in such Subordinated Debt documents materially more restrictive than those set forth in the Loan Documents as of the date of such amendment or modification, or (iii) permit the prepayment or redemption of all or any part of any Subordinated Debt, except (i) with respect to Subordinated Debt in connection with a Permitted Refinancing as permitted by clause (i) of the Permitted Debt definition, and (ii) in connection with a prepayment or redemption of other Subordinated Debt from time to time so long as such payments are made in accordance with the terms and conditions of any subordination agreement among the holder or holders of such Subordinated Debt, Agent and/or Lenders or the subordination provisions set forth in such Subordinated Debt documents.

8.7 Further Assurances. Each Borrower shall from time to time execute and deliver to Agent such other documents and shall take such other action as may be reasonably requested by Agent in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by each Borrower to Agent and Lenders pursuant to the terms of, this Agreement, the Notes, or any other Loan Document. Without limiting the generality of the foregoing, promptly following any request therefor, provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. PATRIOT Act and the Beneficial Ownership Regulation.

8.8 Future Subsidiaries. Regional shall promptly notify Agent (for distribution to the Lenders) upon any Person becoming a Subsidiary and, on or before the earliest to occur of the date such Subsidiary either commences operations or originates its first Contract, shall cause such Person to become a Borrower hereunder or to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (on behalf of the Lenders) on all assets (other than Excluded Property) of such Person, including (x) delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate, (y) (i) upon the request of any Lender made prior to the applicable joinder, Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. PATRIOT Act, in each case at least 3 Business Days prior to the date of such joinder; and (ii) at least 10 days prior to the date of such joinder (or such shorter period as Agent may agree), any Borrower (including any entity to be joined as a Borrower) that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower, and (z) execution and delivery of any amendments or supplements to the Loan Documents (and any additional documents), including any schedules or other attachments thereto, reasonably necessary for such Person be joined as a Borrowers or, as applicable, Guarantors under the Loan Documents (including, upon Agent’s request from time to time, a joinder to the Intercreditor Agreement), in each case in form and substance required by Agent in its Permitted Discretion (and Agent is hereby authorized on behalf of the Lenders to enter into such documents and accept the same on behalf of the Lenders); provided, however, that the foregoing provisions shall not apply with respect to a Subsidiary that is a Special Purpose Subsidiary formed to consummate a Permitted Facility pursuant to Section 8.18 (and such Special Purpose Subsidiary shall not be required to be a Borrower or Guarantor under the Loan Documents), but Regional shall nonetheless promptly notify Agent upon any such Person becoming a Subsidiary.

8.9 Sanctions; Anti-Money Laundering and Anti-Corruption Laws. Each Borrower shall, and each Borrower shall ensure that each of its Subsidiaries will, comply (and will not knowingly take any action to cause any other member of the Borrowing Group to fail to comply) with Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws.

8.10 Loss Reserve.

(a) Borrowers shall maintain all loss reserves required by GAAP and in the amounts required by GAAP (including, in each case, any applicable current expected credit loss standards, as applicable to Borrowers) and in the amounts pursuant to the recommendation of the independent certified public accountant auditing Borrowers’ financial statements; provided that, notwithstanding anything in the Loan Documents to the contrary, the failure to maintain an aggregate loss reserve pursuant to this clause (a) shall not constitute a Default or an Event of Default, but shall only impact the calculation described in Section 8.10(d) in accordance with the terms thereof.

(b) Agent may require Borrowers to increase the amount of the loss reserve and aggregate loss reserves above the foregoing required minimums to an amount determined by Agent, in its Permitted Discretion, to adequately reflect Borrowers’ anticipated losses.

(c) Intentionally Omitted.

(d) To the extent that the loss reserves required under subsection (a) hereof are inadequate to cover Borrower’s losses with respect to the Contracts reserved against, the amount(s) of such shortfall(s) (adjusted for tax purposes using the Borrowers’ then current tax rate but only as to subsection (i) below) shall be deducted from (i) Consolidated Tangible Net Worth for purposes of the calculations set forth in Section 8.4(b) and (ii) Adjusted Net Income for purposes of calculating the Interest Coverage Ratio in Section 8.4(a), to the extent such shortfall(s) was not previously deducted in the prior quarter’s Interest Coverage Ratio test (i.e., the quarterly change in the calculation).

8.11 Charge-Off Policy. Borrowers shall establish and implement, in a manner reasonably satisfactory to Agent, a policy for charging off the unpaid balance of its delinquent Contracts (it being acknowledged and agreed that Borrowers’ policy as in effect on December 17, 2021 is satisfactory to Agent).

8.12 Prohibition on Distributions; Payment of Certain Debt; Equity Capital Changes. Borrowers shall not, without Agent’s prior written consent, directly or indirectly:

(a) make any Distribution, except for:

(i) Distributions by a Subsidiary of a Borrower to such Borrower or by a Borrower to another Borrower;

(ii) Distributions used to pay employees’, officers’ (if any) and managing members’ compensation, fees and expenses, including but not limited to (1) policy premiums related to officers liability insurance, and (2) payments under any employment agreement or non-competition agreement, to the extent such fees, expenses and payments relate to the ordinary course of business of Regional, the other Borrowers and their Subsidiaries;

(iii) to the extent constituting a Distribution, issuances of stock options and other equity interests to directors, officers and employees pursuant to any Management Incentive Plan then in effect;

(iv) to the extent constituting a Distribution, (x) so long as no Event of Default exists or would immediately result therefrom, cash payments made in connection with such Management Incentive Plan and repurchases of stock options and other equity interests of directors, officers and employees pursuant to a Management Incentive Plan then in effect so long as such Distribution would otherwise be permitted under clause (v) below, and (y) during the existence of an Event of Default, cash payments made in connection with such Management Incentive Plan and repurchases of stock options and other equity interests of directors, officers and employees pursuant to a Management Incentive Plan then in effect in an aggregate amount, in the case of this clause (iv)(y), not to exceed $1,000,000 in any fiscal quarter;

(v) so long as (x) no Event of Default exists or would immediately result therefrom and (y) Regional has an Interest Coverage Ratio as of the last day of the most recently ended fiscal quarter ending prior to such Distribution for which monthly financial statements and the related Compliance Certificate have been delivered to Agent pursuant to Section 9.1(a)(1) of not less than the Dividend Interest Coverage Ratio Requirement applicable to such fiscal quarter (calculated on a trailing twelve month basis), Distributions from Regional to its shareholders, including repurchases of outstanding equity interests on the applicable market exchange; provided, that the consent of Majority Lenders is required to permit Borrowers to make the Distributions in in this clause (v) or in clause (iv) above to stockholders if immediately before or immediately after giving effect to such Distribution, Hypothetical Availability is 15% or less of the Credit Facility Exposure; provided, further, that, in addition to Distributions permitted pursuant to the foregoing provisions of this clause (v), Distributions from Regional to its shareholders, including repurchases of outstanding equity interests on the applicable market exchange, shall be permitted to be made during the fiscal quarter ending March 31, 2024 to the extent provided in that certain Consent Letter dated November 16, 2023, regarding Interest Coverage Ratio Compliance for Q1 2024 Distribution Purposes;

(b) make any change in its capital equity structure which would cause any Borrower or Guarantor to fail to be a wholly-owned direct Subsidiary of Regional (or of a Borrower that is a wholly-owned direct Subsidiary of Regional); provided that this clause (b) shall not be deemed to prohibit any transaction permitted by Section 8.19; or

(c) make any payments (whether voluntary or mandatory) to effect a repurchase, reassignment, reallocation and/or distribution of any Contracts subject to a Permitted Facility, in each case, other than pursuant to a Permitted Transfer.

8.13 Limitation on Bulk Purchases. Without Agent’s prior approval, Borrowers shall not make any Bulk Purchase, (i) during any period of time when Hypothetical Availability is less than or equal 15% of the Credit Facility Exposure or (ii) that, on a pro forma basis, after giving effect to the contemplated Bulk Purchase, would result in Hypothetical Availability being less than or equal to 15% of the Credit Facility Exposure. Without limiting the foregoing, Contracts purchased as a result of a Bulk Purchase in compliance with this Section: (x) with an aggregate purchase price that is less than $25,000,000, are to be considered immediately eligible in the calculation of Availability, (y) with an aggregate purchase price that is equal to or greater than $25,000,000 but equal to or less than $50,000,000, are to be considered eligible in the calculation of Availability only after Agent provides written consent that such Contracts be considered eligible in the calculation of Availability, and (z) with an aggregate purchase price that is greater than $50,000,000, are to be considered eligible in the calculation of Availability only after Agent provides written confirmation that Required Lenders have consented to such Contracts being considered eligible in the calculation of Availability, in each case provided such Contracts otherwise satisfy the other requirements necessary to be included in the calculation of Availability.

8.14 Transactions with Affiliates. Except as permitted by this Agreement, or the other Loan Documents, no Borrower shall sell, transfer, distribute, or pay any money or property to any Affiliate of such Borrower (except for transactions (i) among Borrowers or among Borrowers and Guarantors, and (ii) in the ordinary course of business upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate), or lend or advance money or property to any Affiliate of such Borrower, or invest in (by capital contribution or otherwise), or purchase or repurchase any stock or Debt, or any property, of any Affiliate of such Borrower or become liable on any guaranty of the Debt, dividends, or other obligation of any Affiliate of such Borrower. Notwithstanding the foregoing, (a) Borrowers (or any Subsidiary of any Borrower) may make loans and advances to, and sell, transfer, distribute and pay any money and property to, and invest in, and become liable on any guaranty of any Permitted Debt of, Borrowers, (b) Borrowers may make loans to RMC Reinsurance; provided the unpaid principal balance of such loans do not, in the aggregate, exceed at any one time outstanding $10,000,000, (c) Borrowers may make (i) a deemed advance or deemed capital contribution to a Special Purpose Subsidiary and may enter into agreements (e.g. sub-servicing) with other Borrowers in connection with any Permitted Facility permitted pursuant to Section 8.18 hereunder, (ii) Permitted Transfers pursuant to a Permitted Facility, and (iii) transactions permitted by Section 8.12(c), (d) Distributions permitted by Section 8.12 shall be permitted in accordance with the terms thereof, (e) the transactions contemplated by Section 8.18 (including Permitted Transfers) and Section 8.19 shall be permitted in accordance with the terms thereof, (f) Regional may issue stock options pursuant to the Management Incentive Plan, and, provided that no Event of Default exists or would immediately result therefrom, may purchase and repurchase any stock issued pursuant to such Management Incentive Plan in accordance with Section 8.12, and (g) in addition to the foregoing, Regional may invest up to $500,000 in the aggregate at any time outstanding, in Subsidiaries (including in any Special Purpose Subsidiary prior to its entry into a Permitted Facility), including Subsidiaries that are not Special Purpose Subsidiaries and have been formed but which have not been required to be joined as Borrowers pursuant to Section 8.8. Upon Agent’s reasonable request from time to time, Borrowers shall deliver to Agent information describing any Affiliate transactions of Borrowers. For the avoidance of doubt, the payment of customary directors fees or employee compensation arrangements shall not be subject to this Section 8.14.

8.15 Accounting Changes. No Borrower shall (i) make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP, or (ii) change its Fiscal Year.

8.16 Bank Accounts and Collection Account; Dominion. No Borrower shall (i) establish any deposit account, cash management account, safekeeping or custodial account or similar account or any lock box or vault or other arrangement with any Person, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) receive or accept any monies, checks, instruments, remittances, proceeds or other payments, including proceeds of Contracts, in any account other than the Collection Accounts, an account listed in Schedule 7.19 or a new account opened in accordance with this Section 8.16 or (iii) commingle proceeds of Collateral with funds from any other source except as contemplated by the Intercreditor Agreement and the Security Agreement; provided, however, that, with respect to any such account, unless Agent notifies Borrower Agent to the contrary prior to opening any such account, Agent consent under clause (i) hereof shall not be required if such Borrower is in compliance with Section 5.2(a) with respect to such account. Except as otherwise agreed to by Agent, Borrowers shall maintain the Collection Accounts at all times at Wells Fargo. Subject to the terms of the Intercreditor Agreement, during the continuance of an Event of Default, a Dominion Period (as defined in the Intercreditor Agreement) or on any date when Hypothetical Availability is less than or equal to 5% of the Credit Facility Exposure, the Agent shall have the right to notify the bank identified in any Collection Account Agreement to terminate Borrowers’ right to withdraw any funds from the Collection Accounts identified therein and only Agent shall thereafter have a right to withdraw any funds from the Collection Accounts. Agent shall rescind such notice and reinstate such Borrower’s right to withdraw funds from the Collection Accounts if no Event of Default, Dominion Period is in effect (or, as applicable, Hypothetical Availability is greater than 5% of the Credit Facility Exposure) for a period of 60 consecutive days, to the extent not inconsistent with the Intercreditor Agreement.

8.17 Plans. No Borrower or Borrower Affiliate shall become a party to any Multiemployer Plan or Foreign Plan.

8.18 Securitizations; Warehouse Facilities.

(a) Permitted Facilities and Transfers.

(i) Borrowers may consummate one or more Permitted Facilities from time to time, so long as (A) such Permitted Facility is consummated pursuant to documents and terms that do not contravene any terms, covenants or provisions of this Agreement; (B) the Borrowers have provided to Agent on or prior to the closing of the related Permitted Facility certified true copies of all material documents consummating such Permitted Facility; (C) such Permitted Facility is subject to the Intercreditor Agreement and each Permitted Facility Agent, as applicable, shall have joined the Intercreditor Agreement, the applicable Special Purpose Subsidiary shall have acknowledged such Intercreditor Agreement, and the Borrowers shall have provided to Agent an opinion of Borrowers’ counsel regarding the enforceability of the Intercreditor Agreement and any joinders thereto; (D) such Permitted Facility shall not involve any recourse to the selling Borrower(s) or any other Borrowers or any of their Subsidiaries, other than a Special Purpose Subsidiary, for any reason other than (I) repurchases, reassignments, reallocations or substitutions of receivables and related assets solely as a result of a breach by such selling Borrower(s) or Regional in its capacity as servicer, of a representation, warranty or covenant (provided such representation, warranty or covenant is within industry standards) with respect thereto, (II) retention of credit risk required by applicable laws of the United States (including Regulation RR, and by the laws of the European Union (including the EU Securitization Regulation)), in each case in no greater amount than required by such laws, (III) liabilities and disclosure and reporting obligations under applicable federal and state securities laws, including Regulation AB, including, but not limited to, liabilities for customary indemnification obligations set forth under the applicable documents, and (IV) transaction obligations within industry standards and customary liabilities, including but not limited to, the payment of certain indemnification obligations, fees and expenses of the transaction parties under the applicable documents; (E) no Event of Default shall exist at the time of, and, on a pro forma basis, no Default or Event of Default shall result from, exist or continue as a result of the transfer of property from Borrowers in connection with such Permitted Facility, (F) Borrowers and/or the applicable Special Purpose Subsidiary pay solely out of the proceeds of such Permitted Facility, certain expenses incurred in connection with the consummation thereof (including without limitation, legal and other third party fees and expenses); (G) the applicable Special Purpose Subsidiary joins the Security Agreement to the extent such Special Purpose Subsidiary is not already a party as an obligor under the identified Permitted Facility; (H) any sale, transfer, retransfer, assignment, reassignment, allocation, reallocation, substitution, contribution and/or distribution of property in connection with any such Permitted Facility shall be a Permitted Transfer, and (I) (1) solely in connection with the direct sale or transfer of Contracts by one or more Borrowers into a Permitted Facility, with respect such Contracts, each of the following conditions are satisfied: (A) no Event of Default shall exist at the time of, and, on a pro forma basis, no Default or Event of Default shall result from, exist or continue as a result of such transaction, (B) on a pro forma basis, prior to, or as a result of such transaction, Hypothetical Availability shall be no less than 7.5% of the Credit Facility Exposure, and Agent shall have received, not less than three (3) Business Days (or such shorter period as Agent may agree) prior to such transaction, a Borrowing Base Certificate demonstrating such Hypothetical Availability as of the immediately preceding Business Day, (C) net proceeds of any such transaction shall be applied pursuant to Section 8.18(c) and (D) such Borrower complies with the provisions of Section 8.18(b) in respect of Release Requests of Agent in connection with any such transaction and in respect of any joinders to the Intercreditor Agreement and the Security Agreement, provided that, for the avoidance of doubt, subclauses (A)-(D) shall only apply solely to the initial sale or transfer of Contracts released from the Collateral subject to this Agreement, and shall not apply to any other subsequent Permitted Transfers and/or Permitted Facilities and (2) in connection with the initial closing of a Permitted Facility, (A) Borrowers shall have provided Agent and the Electronic Vault Provider with not less than five (5) Business Days’ (or such shorter period as Agent may agree) prior written notice to such transaction and (B) Agent shall have received, not less than three (3) Business Days (or such shorter period as Agent may agree) prior to such transaction, (i) a report from Borrowers demonstrating that the Collateral after such transaction will show no material change from the portfolio existing immediately prior to such transaction (other than as a result of reducing the denominator in any applicable financial covenants in Section 8.4) in aging trends, weighted average remaining term, weighted average loan-to-value, weighted average coupon, and weighted average FICO or Vantage, (ii) a certification that with respect to the Contracts subject to such transaction, that no adverse selection procedures were used to select such Contracts (except as is necessary to comply with normal and customary eligibility criteria for Permitted Facilities involving collateral similar to the Contracts), and (iii) such other information as may be reasonably requested by Agent in connection therewith.

Except for Permitted Facilities permitted by this Section 8.18(a)(i), Borrowers shall not consummate any Securitization or Warehouse Facility, provided, that, the Warehouse Facility and Securitizations consummated by the Borrowers prior to the Closing Date in accordance with the terms of the Original Loan Agreement shall be deemed to constitute Permitted Facilities hereunder.

(ii) For purposes of hereof, a “Permitted Transfer” shall include the following (so long as in connection with a Permitted Facility):

(A) the sale, transfer, assignment, allocation, substitution, and/or contribution of Permitted Facility Contracts or Contracts, either directly or indirectly, by (i) a Borrower to another Borrower or a Special Purpose Subsidiary, or (ii) a Special Purpose Subsidiary to another Special Purpose Subsidiary or a Borrower, in each case pursuant to the terms of the Permitted Facility Documents;

(B) the sale, retransfer, reassignment, reallocation, substitution and/or distribution of Permitted Facility Contracts or Contracts, either directly or indirectly, by either (i) a Special Purpose Subsidiary to another Special Purpose Subsidiary or a Borrower, or (ii) a Borrower to another Borrower or a Special Purpose Subsidiary, in each case pursuant to the terms of the Permitted Facility Documents, including but not limited to in connection with a repurchase or substitution of any receivable solely as a result of a breach by such transferor Special Purpose Subsidiary or such transferor Borrower (or Regional in its capacity as servicer) of a representation, warranty or covenant with respect thereto under a Permitted Facility Document, or the exercise of any other optional, mandatory or permitted repurchase, reassignment, substitution or prepayment right permitted pursuant to the terms of the related Permitted Facility Documents, provided that in connection with any voluntary repurchase of any defaulted receivables (other than pursuant to a transaction described in clauses (D), (F) or (G) below) by a Borrower from a Permitted Facility (x) the purchase price by such Borrower for such Contract is the fair market value of such Contract as determined in good faith by such Borrower, and (y) no Specified Event of Default has occurred and is continuing;

(C) the sale, retransfer, reassignment, reallocation, substitution and/or distribution of Permitted Facility Contracts or Contracts, either directly or indirectly, by either (i) a Special Purpose Subsidiary to another Special Purpose Subsidiary or a Borrower, or (ii) a Borrower to another Borrower or a Special Purpose Subsidiary, in each case pursuant to the terms of the Permitted Facility Documents in connection with the transfer of Permitted Facility Contracts from one Permitted Facility to another Permitted Facility;

(D) the sale of charged-off Permitted Facility Contracts or Contracts by a Borrower or a Special Purpose Subsidiary to a third-party either pursuant to the terms of the related Permitted Facility Document, or in the case of a Borrower, pursuant to Section 4.6(b) of this Agreement;

(E) the acquisition or purchase of any equity interest or beneficial ownership interest in any Special Purpose Subsidiary by (i) a Borrower from another Borrower or a Special Purpose Subsidiary, or (ii) a Special Purpose Subsidiary from another Special Purpose Subsidiary or a Borrower, in each case pursuant to the terms of the Permitted Facility Documents;

(F) the sale, retransfer, reassignment, reallocation, substitution and/or distribution of Permitted Facility Contracts or Contracts by one or more Borrowers or one or more Special Purpose Subsidiaries to one or more Borrowers or one or more Special Purpose Subsidiaries in connection with the voluntary repayment in full and termination of a Permitted Facility prior to its stated maturity or as a result of the exercise of an optional clean-up call pursuant to the terms of the Permitted Facility Documents; and

(G) the sale, retransfer, reassignment, reallocation, substitution and/or distribution of Permitted Facility Contracts or Contracts by one or more Borrowers or one or more Special Purpose Subsidiaries to one or more Borrowers or one or more Special Purpose Subsidiaries in connection with the redemption, retirement, defeasance or acquisition of any securities issued in connection with a Permitted Facility pursuant to the related Facility Documents.

(b) Releases and Joinders. Borrowers may, from time to time, request a Release Request to Agent in order to effectuate a transfer of Collateral in connection with a Permitted Facility permitted by Section 8.18(a). Agent agrees to approve and effectuate such Release Request within three (3) Business Days after Agent’s receipt thereof and authorize the filing of the UCC-3 Termination Statement with respect to the specific Collateral being transferred so long as such transfer is consummated pursuant to a Permitted Facility entered into in accordance with Section 8.18(a). Each Release Request delivered by Borrowers shall be deemed a representation and warranty by Borrowers to Agent that the transfer contemplated thereby is a Permitted Transfer relating to a Permitted Facility permitted under Section 8.18(a). Agent agrees to cooperate with Borrowers in providing any joinders, in form and substance reasonably satisfactory to Agent, to the Intercreditor Agreement and Security Agreement contemplated thereby in connection with a Permitted Facility. For the avoidance of doubt, the Agent and the Lenders agree and acknowledge that once Collateral has been released pursuant to a Release Request in connection with a Permitted Facility, such Collateral is effectively released (but without limiting Agent’s Lien in any Reconveyed Contracts that are not Permitted Facility Reconveyed Contracts or related Collateral) and the Borrowers do not need to request and obtain a separate Release Request from the Agent in connection with a subsequent transfer of such Collateral to another Permitted Facility. Upon such release, Agent shall, within a reasonable period of time, return the original Contract(s) and original Security Documents in its possession, if any, being released.

(c) Ongoing Covenants. Any net proceeds of a Permitted Transfer of Contracts into a Permitted Facility received by Borrowers from time to time shall (i) in the case of a Warehouse Facility, first be promptly applied to reduce the existing indebtedness under this Agreement, or (ii) in the case of a Securitization, first be promptly applied to reduce the existing indebtedness under any related Warehouse Facility, to the extent such net proceeds were received as a result of assets being transferred from a Warehouse Facility substantially concurrently with the receipt of such net proceeds, and second any remaining net proceeds shall be promptly applied to reduce the existing indebtedness under this Agreement. Borrowers shall not amend or modify any Permitted Facility in a manner that would contravene any terms, covenants or provisions of this Agreement or in any manner which would cause such Securitization or Warehouse Facility to no longer be permitted under Section 8.18(a), unless acceptable to Agent in its sole but reasonable discretion.

8.19 Mergers, Consolidations or Acquisitions. Borrower shall not, and shall not permit any of its Subsidiaries to, (i) consummate any transaction of merger, statutory division, reorganization, or consolidation without Agent’s written approval, provided that any Borrower or Guarantor may merge with and into any other Borrower or a Guarantor so long as, if a Borrower is a party to any such transaction, a Borrower is the surviving entity, or (ii) transfer, sell, assign, lease, or otherwise dispose of all or substantially all of its Property (other than to a Borrower), or (iii) wind up, liquidate or dissolve, or agree to do any of the foregoing (other than with respect to Special Purpose Subsidiaries (including through the filing of a certificate of cancellation with respect to any Special Purpose Subsidiary)). Any proposed Acquisition (other than a Permitted Acquisition or a transaction permitted by the immediately preceding sentence) requires Required Lenders’ approval. Notwithstanding the foregoing, Borrowers may, with the consent of the Agent, (i) effect the dissolution of Upstate Motor Company or any other immaterial Subsidiary and (ii) subject to Section 8.13, make Bulk Purchases.

8.20 Use of Loan Proceeds. Borrowers shall use the proceeds of the Revolving Loans advanced hereunder on or after the Closing Date, first, to pay all fees and other expenses of the Agent and/or any Lender in connection with the closing of this Agreement, and in accordance with the terms hereof and the terms of the Fee Letters, and, second, for working capital and general corporate purposes (including consummating Permitted Acquisitions). Borrowers shall not, directly or indirectly, use any Letter of Credit or Revolving Loan proceeds, or use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (ii) in any manner that would result in a violation of a Sanction by any Person (including any Lender or other individual or entity participating in any transaction).

8.21 Forms of Contracts. Upon Agent’s request from time to time in its Permitted Discretion, Borrowers shall engage outside legal counsel reasonably acceptable to Agent (at Borrowers’ sole cost and expense) to undertake a review of Contract documentation of Borrowers and provide Agent within sixty (60) days after each such request (or such longer period as Agent shall agree in its sole discretion) with an opinion that is reasonably acceptable to Agent in all material respects from such outside legal counsel with respect to the compliance with applicable law of such Contract documentation.

SECTION Nine - INFORMATION AS TO BORROWER

9.1 Financial Statements/Collateral Reporting. Borrowers shall submit to Agent (for distribution to the Lenders):

(a) Monthly, Quarterly and Annual Statements. As soon as practicable:

(i) Monthly. After the end of each month of each fiscal year of Regional, and in any event within 30 days after the end of such period, (A) balance sheets and (B) statements of income of Regional and its Subsidiaries, prepared on a consolidating basis including Special Purpose Subsidiary; together with:

(A) a Compliance Certificate executed by the treasurer or chief financial officer of Borrower Agent; and

(B) a monthly report of (A) distributions declared from all Special Purpose Subsidiaries to Regional and (B) share repurchases and distributions made by Regional, each in form and content reasonably satisfactory to Agent and consistent with Regional’s past practices.

(ii) Quarterly. After the end of each fiscal quarter of Regional, and in any event within 90 days after the end of such period, (A) balance sheets and (B) statements of income of Regional and its Subsidiaries, prepared on a consolidated basis including a Special Purpose Subsidiary; together with:

(A) statements of cash flows of Regional and its Subsidiaries, for each such fiscal quarter, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(B) statements of changes in stockholders equity of Regional and its Subsidiaries for each such fiscal quarter, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(C) statements of material changes of accounting policies, presentations, or principles made during such fiscal quarter for Regional and its Subsidiaries;

(D) notes to such quarterly financial statements; and

(E) a Compliance Certificate executed by the treasurer or chief financial officer of Borrower Agent.

(iii) Annual. After the end of each fiscal year of Regional, and in any event within 120 days thereafter, (A) balance sheets and (B) statements of income of Regional and its Subsidiaries, prepared on a consolidated basis including a Special Purpose Subsidiary; together with:

(A) statements of cash flows of Regional and its Subsidiaries, for each such fiscal year, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(B) statements of changes in stockholders equity of Regional and its Subsidiaries for each such fiscal year, prepared on a consolidated basis including a Special Purpose Subsidiary and on a consolidating basis excluding a Special Purpose Subsidiary;

(C) statements of material changes of accounting policies, presentations, or principles made during such year for Regional and its Subsidiaries;

(D) notes to such annual financial statements; and

(E) a Compliance Certificate executed by the treasurer or chief financial officer of Borrower Agent.

Monthly statements, quarterly statements and annual statements shall all be in reasonable detail, fairly presenting the financial position and the results of operations, and certified as complete and correct in all material respects, subject to change as resulting from year-end adjustments, by the treasurer or chief financial officer of Borrower Agent. Annual statements of Regional and its Subsidiaries shall be audited and prepared in accordance with GAAP and shall be accompanied by a report thereon unqualified as to scope by an independent nationally recognized certified accounting firm selected by Regional and reasonably satisfactory to Agent.

(b) Audit Reports. Promptly upon receipt thereof, one copy of each audit report, if any, submitted to any and all Borrowers by independent public accountants in connection with any annual, interim, or special audit or examination made by them of the books of such Borrower.

(c) Notice of Default or Event of Default. Within three (3) Business Days (or such longer period as Agent may agree) after becoming aware of the existence of any Default or Event of Default (other than under Section 10.1(p)), a written notice (which may be delivered pursuant to email) specifying the nature of such Default or Event of Default.

(d) Monthly Reports and Additional Reports Re Collateral.

(i) Within 20 days after the end of each calendar month during the term of this Agreement, a Collateral and Loan Status Report (the “Borrowing Base Certificate”), in substantially the form attached hereto as Exhibit F (or in such other form approved by Agent), which will include information for such month regarding delinquencies, charge-offs, and cash collections for each of Contracts owned by Borrowers and Permitted Facility Contracts;

(ii) within 20 days after the end of each calendar month during the term of this Agreement, month-end trial balances (separately listing all active accounts in the form of a monthly electronic portfolio data report) for such month, and the servicer report for such month delivered under each Warehouse Facility and each Securitization, in form and content reasonably satisfactory to Agent;

(iii) within 45 days after the end of each fiscal quarter during the term of this Agreement, static pool reports by product type as of such fiscal quarter end in form and content reasonably satisfactory to Agent;

(iv) within 20 days after the end of each calendar month during the term of this Agreement; copies of monthly reports (and such other reports as reasonably requested from time to time by the Agent) relating to Permitted Facility Contracts that are required under a Permitted Facility and simultaneously with the delivery of such reports required under a Permitted Facility;

(v) together with delivery of financial statements pursuant to Section 9.1(a)(2) above for any fiscal quarter, an update to Schedule 4.4 listing of the branch locations of Borrowers opened during such fiscal month and any other locations of Borrowers opened during such fiscal month that are required to be listed on Schedule 4.4 (in each case, to the extent the same has not been delivered to Agent prior to such time);

(vi) together with delivery of financial statements pursuant to Section 9.1(a)(2) above for any fiscal quarter, an update to Schedule 7.19 setting forth all collection accounts opened or otherwise acquired by the Borrowers during such fiscal quarter (to the extent such an update has not been delivered to Agent prior to such time);

(vii) within 20 days after the end of each calendar month during the term of this Agreement, a report of Renewal Loans relating to Renewal Loan Replacements transferred during such calendar month; and

(viii) any other reports regarding the Collateral and Permitted Facility Contracts as Agent may request in its Permitted Discretion at any time and from time to time;

provided, however, that (x) Borrowers may elect to deliver Borrowing Base Certificates (together with the other information required by this Section 9.1(d)) more frequently than monthly, so long as (I) Borrowers provide Agent with at least 5 Business Days (or such shorter period as Agent may agree) prior written notice of such election; and (II) if requested by Agent, Borrowers continue the frequency of reporting that was elected by Borrowers in such notice for not less than 90 consecutive days after the date such reporting commenced (and a failure to do so shall constitute a breach of this Section 9.1(d)) (or such shorter time period as agreed to by Agent in its Permitted Discretion); and (y) upon and during the continuance of an Event of Default, Agent may require that Borrowers provide daily or weekly Borrowing Base Certificates. To the extent Borrowers have elected or are required pursuant to this Section 9.1(d) to deliver Borrowing Base Certificates on a weekly basis, Borrowers shall deliver such weekly Borrowing Base Certificates to Agent by Wednesday of each week (or such later day as Agent shall agree in its sole discretion) prepared as of the close of business on Friday of the previous week.

(e) Notices. Borrowers shall notify the Agent within three (3) Business Days after: (i) the occurrence of a “servicer default” or “event of default” (or terms comparable thereto) under any Securitization or Warehouse Facility; or (ii) any demand or request to repurchase, redeem or retire any notes, securities or Permitted Facility Contracts relating to a Permitted Facility with a payment obligation in excess of $1,000,000. Borrowers shall give Agent prompt notice of any material modifications to the financial or economic terms of the Warehouse Facility.

(f) Requested Information. With reasonable promptness, such other information as, from time to time, may be reasonably requested by Agent or any Lender (including such information concerning the Contracts and Contract Debtors).

9.2 Inspection. Borrowers shall permit Agent and its representatives to make such verifications and inspections of the Collateral and to make audits and inspections, at any time during normal business hours of such Borrower and as frequently as Agent reasonably desires upon reasonable advance notice to such Borrower, of Borrowers’ books, accounts, records, correspondence and such other papers as it may desire and of Borrowers’ premises and the Collateral. Borrowers shall supply Agent with copies and shall permit Agent to copy such records and papers as Agent shall request, and shall permit Agent to discuss Borrowers’ affairs, finances, and accounts with Borrowers’ employees, officers, and independent public accountants (and by this provision each Borrower hereby authorizes said accountants to discuss with Agent the finances and affairs of such Borrower) all at such reasonable times and as often as may be reasonably requested. Borrowers further agree to supply Agent with such other reasonable information relating to the Collateral and to Borrowers as Agent shall request. In the event of litigation between any Borrower and Agent, Agent’s right of civil discovery shall be in addition to, and not in lieu of its rights under this Section 9.2. Each Lender shall have the right, at its own expense, to accompany the Agent on any such audit or inspection. No Availability calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the ordinary course of business until completion of all applicable field examinations or audits and appraisals (which costs shall not be included in the limits provided above) satisfactory to Agent in its Permitted Discretion.

SECTION Ten - EVENTS OF DEFAULT; REMEDIES

10.1 Events of Default. An “Event of Default” shall occur under this Agreement upon the occurrence of any of the following events or conditions:

(a) Interest or Principal. Failure by the Borrowers to pay (i) when due and payable, all or any portion of the principal of Obligations (other than with respect to Bank Product Obligations) owing to Agent or any Lender under this Agreement and the other Loan Documents or (ii) within three (3) Business Days after the same shall become due and payable, all or any portion of any other Obligations;

(b) Warranties or Representations. Any warranty, representation, or other statement made or furnished to Agent or any Lender by any Borrower or any Guarantor or any instrument furnished in compliance with this Agreement shall have been false or misleading in any material respect when made or furnished;

(c) Financial Covenants. Failure by any Borrower or any Guarantor to comply with any financial covenant set forth in Section 8.4;

(d) Other Covenants. Failure by any Borrower or any Guarantor to comply with any other covenants or agreements relating to any Borrower or any Guarantor as contained in this Agreement, any Guaranty, or any other agreement executed in connection herewith or therewith (including any Collection Account Agreement but excluding in respect of any Bank Products) for more than 30 days (to the extent such failure can be cured and such Borrower or Guarantor, as applicable, is actively pursuing such cure in good faith but otherwise immediately) after such failure shall first become known to any Borrower or to any Guarantor, or failure by any Borrower to comply with any covenant or agreement relating to such Borrower as contained in any agreement with respect to Bank Products beyond the applicable grace or cure period, if any, applicable thereto;

(e) Insolvency. The commencement of an Insolvency Proceeding by or against any Borrower or Guarantor or their assets and, if instituted against the Borrower or any Guarantor, are consented to or are not dismissed within 60 days after such commencement, or an order for relief is entered in an such Insolvency Proceeding, or the making by any Borrower or any Guarantor of any offer of settlement, extension or composition to its unsecured creditors generally;

(f) Attachment, Judgment, Tax Liens. The issuance or filing against any Borrower or any Guarantor of any lien, attachment, injunction, execution or judgment for the payment of money in excess of $10,000,000 which is not vacated, satisfied or discharged in full or stayed within 30 days after issuance or filing;

(g) Default in Other Agreements. Default in the payment of any sum due under any instrument of Debt for borrowed money (other than the Loan Documents and any Permitted Facility Documents) in excess of $15,000,000 owed by any Borrower or any Guarantor to any Person or any other material default under such instrument of Debt which permits such Debt to become due prior to its stated maturity; provided, however, no Event of Default shall result hereunder if such Borrower or Guarantor cures any such default (in accordance with the cure provisions of such other agreement) or if the Person to whom such Debt is owed waives such default;

(h) Loss of License. The loss, revocation, or failure by Borrowers to renew any license, permit, and/or franchise now held or hereafter acquired by any Borrower, which is necessary for the continued operation of such Borrower’s business which does or could reasonably be expected to have a Material Adverse Effect;

(i) Liens. If any Borrower shall pledge, hypothecate or otherwise give a Lien on the Collateral, any Contract or the stock of RMC Reinsurance to, or if such Lien shall be obtained by, any Person other than Agent other than Permitted Liens;

(j) RESERVED;

(k) Change in Control. Any Change in Control shall occur;

(l) Guaranty Termination. Written revocation or termination of any Guaranty, other than as a result of a Guarantor ceasing its existence in connection with a transaction permitted by Section 8.19;

(m) Anti-Terrorism; Criminal Indictments. (i) Any Borrower, any Guarantor or any Subsidiary of a Borrower or Guarantor is subject to any criminal indictment or proceeding which could reasonably be expected to result in a Material Adverse Effect; or (ii) any Borrower, any Guarantor or any Subsidiary of a Borrower or Guarantor fails to comply with any anti-terrorism or money laundering laws, including the U.S. PATRIOT Act;

(n) ERISA Event. An ERISA Event has occurred that would reasonably be expected to result in liability to Borrowers or Guarantors of more than $10,000,000;

(o) Regulatory Event. The occurrence of a Level Two Regulatory Event which (A) remains unvacated, undischarged, unbounded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry and (B) is reasonably likely to have a Material Adverse Effect; or

(p) Events of Default; Servicer Defaults. There has occurred a “servicer default” or “event of default” (or terms comparable thereto) under any Permitted Facility that is continuing beyond any applicable cure period and which (i) constitutes a payment default, (ii) results in the Debt thereunder becoming due and payable prior to its stated maturity or (iii) remains continuing for more than 30 days (or such longer period as Agent may agree) after the occurrence thereof without a waiver.

10.2 Default Remedies.

(a) Acceleration of Obligations; Right to Dispose of Collateral. Upon the occurrence and during the continuance of an Event of Default as provided in Section 10.1 above, all of the Obligations (except Bank Product Obligations as to which all applicable notice and cure periods shall have to have elapsed) due from Borrowers to Agent and Lenders, at the option of Agent (or at the direction of the Majority Lenders), and upon written notice thereof to Borrowers by Agent or any Lender, shall accelerate and become at once due and payable and the Commitments shall immediately terminate; Borrowers shall forthwith pay to Agent, in addition to any and all sums and charges due, the entire principal of and accrued interest on the Notes and all other Obligations; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), the Commitments shall automatically and immediately terminate and all Obligations shall automatically become immediately due and payable without notice or demand of any kind. Agent thereupon shall have all the rights and remedies of a secured party under the Code and all other legal and equitable rights to which it may be entitled, and Agent may and shall, at the direction of the Majority Lenders, take such action as is required under Section 12.5 hereof. If not previously delivered to Agent, Agent shall also have the right to require Borrowers to assemble the Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent, and Agent shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrowers or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold and if said premises are the property of Borrowers, Borrowers agree not to charge Agent for storage thereof for a period of at least ninety (90) days after the sale or disposition of the Collateral. Borrowers waive the right to require the filing of any undertaking or bond to obtain any such process of law. Ten (10) days’ notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Agent shall designate in said notice. The Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Majority Lenders deem advisable, in their discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Agent and each Lender shall have the right to bid at such sale on its own behalf. Out of proceeds arising from any such sale, Agent shall retain all costs and charges, including attorneys’ fees for pursuing, reclaiming, taking, keeping, storing, and advertising such Collateral for sale, selling and any and all other charges and expenses in connection therewith. Any balance shall be applied upon the Obligations of Borrowers to Agent and Lenders; and in the event of deficiency, Borrowers shall remain liable to Agent and Lenders. In the event of any surplus, such surplus shall be paid to the party entitled by law to same. In no event shall proceeds obtained from one or more Borrowers or Guarantors be applied to its Excluded Swap Obligations.

Upon the occurrence and during the continuance of an Event of Default, Agent may, upon prior notice to Borrowers, from time to time, attempt to sell all or any part of the Collateral by a private placement restricting the bidder and prospective purchasers. In so doing, Agent may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of purchasers deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than three such purchasers then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

(b) Application of Collateral; Termination of Agreements. Upon the occurrence and during the continuance of an Event of Default, Agent may (and shall, at the direction of Majority Lenders) also, with or without proceeding with such sale or foreclosure or demanding payment of the Obligations, without notice, terminate further performance under this Agreement or any other Loan Document, without further liability or obligation by Agent or any Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Agent or any Lender, and any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrowers or held by Agent or any Lender hereunder or otherwise, whether accrued or not; and Agent and Lenders shall not, in any manner, be liable to Borrowers for any failure to make or continue to make any Revolving Loans or Advances under this Agreement. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise shall absolve, release, or otherwise affect the liability of Borrowers in respect of transactions had prior to such termination, nor affect any of the Liens, security interests, rights, powers and remedies of Agent or any Lender, but they shall, in all events, continue until all Obligations of Borrowers to Agent and Lenders have been Paid in Full.

(c) Remedies Cumulative. All undertakings of Borrowers contained in this Agreement, or in any documents referred to herein concurrently, or hereafter entered into, shall be deemed cumulative. The failure or delay of Agent or any Lender to exercise or enforce any rights or remedies under this Agreement or under any of the aforesaid agreements or Collateral shall not operate as a waiver of such rights and remedies, but all such rights and remedies shall continue in full force and effect until Payment in Full of all Revolving Loans and Advances and all other Obligations owing or to become owing from Borrowers to Agent and Lenders, and all rights and remedies herein provided for are cumulative and none are exclusive.

(d) Collection Account Access. Upon the occurrence and during the continuance of an Event of Default (and subject to Section 5.2(a) hereof), upon the occurrence and during the continuance of a Dominion Period (as defined in the Intercreditor Agreement) or on any date when Hypothetical Availability is less than or equal to 5% of the Credit Facility Exposure, Agent may (and shall, at the direction of Majority Lenders) notify the bank identified in any Collection Account Agreement to terminate Borrowers’ right to withdraw any funds from the Collection Accounts identified therein.

(e) Level Two Regulatory Event. So long as a Level Two Regulatory Event is continuing, Agent shall have the right to immediately substitute a third party acceptable to Agent as servicer or asset manager of the Borrowers’ respective or collective portfolios of Contracts, and upon and after such substitution, such replacement servicer shall be entitled to receive a commercially reasonable fee for such services; provided that upon the satisfactory cure, in the Required Lenders’ discretion, of such Event of Default, Regional shall be reinstated as such servicer or asset manager as promptly as practicable.

SECTION Eleven - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Majority Lenders (or by Agent at the written request of Majority Lenders) and Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by (i) all the Lenders (or the affected Lender in the case of clause (c) below), Borrowers and Agent, or (ii) by Agent (at the written request of all the Lenders (or the affected Lender in the case of clause (c) below)) and Borrowers, do any of the following (in each case excluding, except with respect to the following clauses (a), (c), (d) and (e), Defaulting Lenders):

(a) extend the Maturity Date of this Agreement;

(b) increase the Commitment of any Lender such that the Total Credit Facility after such increase is greater than $420,000,000;

(c) increase the Commitment of any Lender without such Lender’s consent;

(d) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than any election not to impose the Default Rate or to withdraw the imposition of the Default Rate);

(e) reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or any fees or other amounts payable hereunder or under any other Loan Document (other than with respect to interest accruing at the Default Rate);

(f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

(g) amend the definitions of “Advance Rate”, “Availability”, “Eligible Contracts”, “Excess Availability” or “Principal Balance”;

(h) amend this Section 11.1 or any provision of this Agreement providing for consent or other action by all Lenders, Required Lenders or Majority Lenders;

(i) release Collateral other than as permitted by Section 12.10 or release any Guarantor (except to the extent otherwise permitted by Section 13.21); or

(j) amend the definitions of “Majority Lenders”, “Required Lenders”, “Warehouse Facility”, or “Securitization” or amend Section 8.18(a) or (b);

(k) approve a Change in Control; or

(l) modify Section 2.4 hereof.

Notwithstanding the foregoing, (i) Agent may, in its discretion and notwithstanding the limitations contained in clauses (b) and (g) above and any other terms of this Agreement, make Agent Advances in accordance with the provisions of Section 2.2(i) in an amount not to exceed five percent (5%) of the Availability and (ii) if real estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any Obligations until the completion of flood diligence and documentation as required by all Flood Laws or as otherwise satisfactory to all Lenders.

It is understood and agreed that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. Further, notwithstanding anything to the contrary contained herein, if following the Closing Date, the Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

11.2 Assignments; Participations.

(a) Any Lender may, with the prior written consent of Agent (which consent shall not be unreasonably withheld) and, so long as no Event of Default has occurred and is continuing, prior written consent of Borrowers, assign and delegate to one or more Eligible Assignees (provided that no consent of Agent or any Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender and no consent of any Borrower shall be required in connection with any assignment and delegation by a Lender to another Lender) (each an “Assignee”) all, or any ratable part of all, of the Revolving Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent an Assignment and Acceptance in the form of Exhibit B (“Assignment and Acceptance”), together with any Note or Notes subject to such assignment; and (iii) the assignor Lender or Assignee has paid to Agent a processing fee in the amount of $3,000.

(b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and related credit support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by Borrowers to Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (vii) such Assignee is an Eligible Assignee and not a Person to whom Obligations may not be assigned pursuant to clause (i) below.

(d) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing fee referred to in subsection (a) of this section and any written consent to such assignment required by subsection (a) of this section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this section.

(f) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(g) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (other than a natural person) not Affiliates of any Borrower (a “Participant”) participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (other than the rights described in Section 11.1 as being rights that are voted on by all Lenders), and all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(h) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

(i) No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

SECTION Twelve - THE AGENT

12.1 Appointment and Authorization. Each Lender hereby designates and appoints Wells Fargo as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section Twelve. The provisions of this Section Twelve are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities to Lenders, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by Lenders. Without limiting Section 11.1, Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Loan

Documents and to enter into amendments, restatements, modifications and supplements to the Loan Documents entered into between Agent and one or more Borrowers or Guarantors from time to time to take any action contemplated or permitted by the terms of this Agreement. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, each Lender hereby authorizes each of Collateral Agent and Agent to enter into the Intercreditor Agreement and the Security Agreement (together with any joinders thereto and any amendments, modifications or supplements thereto to make conforming changes to the Loan Documents, resolve any ambiguities in Agent’s discretion and make corrective amendments thereto), and to take all actions contemplated by the Intercreditor Agreement and the Security Agreement.

12.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of Borrowers’ Subsidiaries or Affiliates.

12.4 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders or Majority Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or Majority Lenders, as applicable, (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. Each Lender hereby ratifies each action taken by Agent prior to the date hereof. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Borrower and Guarantor and its own decision to enter into this Agreement and to fund Revolving Loans and participate in Letter of Credit Obligations hereunder. Each Lender has made such inquiries as it feels necessary concerning the Loan Documents, Collateral, Borrowers and Guarantors. Each Lender acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Borrower, any Guarantor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon any other Lender or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolving Loans and participating in Letter of Credit Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender or which are expressly described herein as being delivered to the Agent for distribution to the Lenders, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Borrower or Guarantor, or any credit or other information concerning the affairs, financial condition, business or properties of any Borrower or Guarantor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agent will notify Lenders of its receipt of any such notice. Upon the written request of any Lender, Agent shall send notice of such Default or Event of Default under this Agreement to the Borrowers within ten (10) Business Days, with a copy provided to each of the Lenders, unless such Default is cured within the applicable cure period or such Event of Default is waived. Otherwise, Agent shall take such action with respect to such Default or Event of Default as may be requested by Majority Lenders in accordance with Section 10.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. Agent and each of the Lenders agree to use reasonable good faith efforts to disclose to each other, as soon as practicable after discovery by a senior officer with direct responsibility for the management of the transactions with Borrowers, any information or communication (believed to be reliable and substantially accurate) which the disclosing Lender has reason to believe (a) is not known by Agent or the other Lenders (as applicable) and (b) may have a material and adverse effect upon the business or operations of the Borrowers and/or upon the collateral security for the Obligations, and as a result, may impair the repayment of the Obligations as and when due; provided, however, that neither the Agent nor the other Lenders shall have any liability as a result of its or their failure to disclose any information pursuant to this section, nor shall any Lender assert any such failure by Agent or another Lender as a defense to any claim asserted against a Lender under the provisions of this Agreement.

12.6 Indemnification. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 13.14 and from and against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 12.6 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

12.7 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its subsidiaries and Affiliates as though Wells Fargo were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that Agent and Wells Fargo shall be under no obligation to provide such information to them. With respect to its Revolving Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

12.8 Successor Agent. Agent may resign as Agent upon 30 days’ notice to Lenders and Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event Wells Fargo sells all of its Commitment and Obligations as part of a sale, transfer or other disposition by Wells Fargo of substantially all of its loan portfolio, Wells Fargo shall resign as Agent. If Agent resigns under this Agreement, Majority Lenders shall appoint from among Lenders a successor agent for Lenders with, in the absence of Specified Event of Default, the prior written consent of Borrowers (not to be unreasonably withheld, conditioned or delayed). If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders with, in the absence of a Specified Event of Default, the prior written consent of Borrowers (not to be unreasonably withheld, conditioned or delayed), a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section Twelve shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.9 Withholding Tax. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the

Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent that will enable the Borrower or the Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. On or before the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), the Lender shall deliver to Borrowers and Agent two duly completed copies of IRS Form W-9, W-8BEN, W-8BEN-E, W-8IMY or W-8ECI, as applicable (or any subsequent replacement or substitute form therefor), together with any attachments or exhibits required by such forms, certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes. Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and Agent in writing of its legal inability to do so. During any period that a Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by a change in treaty or law that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under this Section 12.9 or Section 2.11 as a result of such withholding.

If payment of an Obligation to a Lender would be subject to withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by applicable law (including Section 1471(b)(3)(C)(i) of the IRS Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 12.9, “FATCA” shall include any amendments made to FATCA after the date hereof.

12.10 Collateral Matters.

(a) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Agent’s Lien upon any Collateral (i) upon the termination of the Commitments and Payment in Full of the Obligations; (ii) constituting property being sold or disposed of in compliance with this Agreement and so long as Borrowers certify to Agent that the sale or disposition is made in compliance with this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) as contemplated by Section 4.6 and Section 8.18; (iv) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (v) constituting property leased to Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above or in Section 13.21, Agent will not release any of the Agent’s Liens without the prior written authorization of Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.10; it being understood that such confirmation is not a condition to any Lien release otherwise permitted by this clause (a).

(b) If a Lien release is authorized by the foregoing clause (a), upon prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) promptly thereafter execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral (each to be in form and substance acceptable to Agent in its Permitted Discretion); provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.11 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action to enforce its rights under this Agreement or against Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13 Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to Agent on or prior to the effectiveness of this Agreement (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

12.14 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of Agent and Lenders. Each Lender agrees that any action taken by Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Agent, Majority Lenders, or Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.15 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by Agent or other Borrower Materials provided to Agent;

(b) expressly agrees and acknowledges that neither Wells Fargo nor Agent (i) makes any representation or warranty as to the accuracy of any Report or other Borrower Materials, or (ii) shall be liable for any information contained in any Report or other Borrower Materials;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or Wells Fargo or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers’ books and records, as well as on representations of Borrowers’ personnel and other Borrower Materials;

(d) agrees to keep all Reports and other Borrower Materials confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report or other Borrower Materials in any other manner;

(e) agrees that Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.16 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent) authorized to act for, any other Lender.

12.17 Bank Product Providers. Each Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Section 2.4. Each Bank Product Provider shall indemnify and hold harmless each Indemnified Person, to the extent not reimbursed by Borrowers or Guarantor, against all claims that may be incurred by or asserted against any Indemnified Person in connection with such provider’s Bank Product Obligations.

12.18 Certain ERISA Matters.

(a) Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers and Guarantors, that at least one of the following is and will be true: (A) Lender is not using "plan assets" (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender's entrance into, participation in, administration of and performance of the Revolving Loans, Letters of Credit, Commitments or Loan Documents; (B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender's entrance into, participation in, administration of and performance of the Revolving Loans, Letters of Credit, Commitments and Loan Documents; (C) (i) Lender is an investment fund managed by a "Qualified Professional Asset

Manager" (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Revolving Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Revolving Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender's entrance into, participation in, administration of and performance of the Revolving Loans, Letters of Credit, Commitments and Loan Documents; or (D) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

(b) Unless Section 12.18(a)(A) or (D) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or Guarantor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Revolving Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

(c) Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Revolving Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, or other early termination fees or fees similar to the foregoing.

SECTION Thirteen - GENERAL

13.1 Expenses. Promptly following any Borrower’s receipt of any monthly or other statement from Agent, Borrowers shall pay all of the following expenses (“Agent’s Expenses”):

(a) except as otherwise expressly provided herein, all reasonable and documented out-of-pocket costs and expenses incurred by Agent in the administration of this Agreement and the Obligations, including but not limited to mailing costs and accounting fees, and any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, or amendment (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein;

(b) all taxes levied against or paid by Agent or any Lender (other than Excluded Taxes) and all filing and recording fees, costs and expenses which may be incurred by Agent in respect to the filing and/or recording of any document or instrument relating to the transactions described in this Agreement; and

(c) all reasonable and documented out-of-pocket costs, expenses or advances that Agent may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of a Borrower or Guarantor, or in the enforcement of this Agreement or the defense of legal proceedings involving any claim made against Agent or any Lender (other than claims solely amongst any Lenders or Agent and any Lender) arising out of this Agreement or the protection of the Collateral, including those relating to (i) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (ii) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Borrower or Guarantor, any representative of creditors of a Borrower or Guarantor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Indemnified Liabilities; (iii) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any enforcement action (including any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of account debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise); and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations.

Borrowers shall not be obligated to pay Attorney Costs for internal counsel of Agent or the Lenders or for more than one primary outside counsel for Agent and the Lenders, in addition to one additional local counsel for the Agent and the Lenders in each relevant jurisdiction and any counsel engaged by Agent for itself and the Lenders in respect of a specialized area of law applicable to the transactions contemplated by the Loan Documents, and, in the case of any actual conflict of interest among some or all of the Lenders and Agent, one additional outside counsel.

13.2 Invalidated Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Agent or such Lender, and Borrowers shall be liable to pay to Agent and Lenders, and hereby does indemnify Agent and Lenders and hold Agent and Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 13.2 shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Agent’s and Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 13.2 shall survive the termination of this Agreement.

13.3 Application of Code to Agreement. This Agreement has been entered into pursuant to the provisions of the Code. Any additional remedies available to Agent and Lenders under the applicable provisions of the Code not specifically included herein shall be deemed a part of this Agreement, and Agent and Lenders shall have the benefit of any such additional remedies.

13.4 Parties, Successors and Assigns. This Agreement shall be binding upon each party hereto and its respective successors and assigns, and inure to the benefit of the successors and assigns of Agent and each Lender; provided, however, that no interest herein may be assigned by (a) Borrowers without prior written consent of Agent and each Lender or (b) any Lender, except to the extent expressly permitted by Section 11.2 hereof. The rights and benefits of Agent and Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof. Any attempted assignment in violation of the foregoing shall be of no force or effect and shall be null and void, ab initio.

13.5 Notices and Communications.

(a) Notice Address. All notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Borrower or Agent at the address below:

Agent: Wells Fargo Bank, National Association

801 Walnut Street

MAC F0006-022

Des Moines, Iowa 50309--3636

Attn: Mr. Tom Murphy, Executive Vice President

Facsimile: xxx-xxx-xxxx

Borrowers: Regional Management Corp.

979 Batesville Road, Suite B

Greer, South Carolina 29651

Attention: General Counsel

Facsimile: xxx-xxx-xxxx

or to a Lender stated on Schedule A (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.5. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received (except that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next business day for the recipient); (b) if given by certified or registered U.S. mail, upon receipt, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Sections 2.2, 2.18 or 3.1 shall be effective until actually received by the Agent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Regional shall be deemed received by all Borrowers.

(b) Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 9.1, administrative matters and distribution of Loan Documents for execution. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

(c) Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform, and Borrowers and Lenders acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Parties acknowledge that Borrower Materials may include material non-public information of Borrowers and Affiliates of Borrowers and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any securities of Borrowers and Affiliates of Borrowers. Neither Agent nor Indemnified Person related to Agent shall have any liability to Borrowers, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform or over the internet.

(d) Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PERSON FROM ANY LIABILITIES, LOSSES, COSTS AND EXPENSES ARISING FROM ANY TELEPHONIC COMMUNICATION PURPORTEDLY GIVEN BY OR ON BEHALF OF A BORROWER, EXCEPT TO THE EXTENT SUCH LIABILITIES, LOSSES, COSTS AND EXPENSES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

13.6 Accounting Principles. Subject to Section 1.2(g), all accounting computations required to be made for the purposes of this Agreement shall be done in accordance with GAAP as provided in Section 8.15 or unless otherwise agreed to in writing by Agent, at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

13.7 Total Agreement; References. This Agreement and all other agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally. Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Original Loan Agreement or pursuant to the terms hereof are hereby amended so that any reference therein to the Original Loan Agreement shall mean a reference to this Agreement. This Agreement serves only to amend and restate in its entirety the Original Loan Agreement; is not intended to create or result in either a novation or an accord or satisfaction; does not effect a refinancing, repayment, satisfaction or extinguishment of any of the Obligations outstanding under the Original Loan Agreement; and does not extinguish, release, terminate or otherwise affect any security interest or other Lien granted under the Original Loan Agreement or any other Loan Documents. All security interests and Liens granted under or evidenced by the Original Loan Agreement and the other Loan Documents are hereby ratified, confirmed and continued and shall remain outstanding and continue to secure all of the Obligations (including those in existence on the date hereof under the Original Loan Agreement). Borrowers hereby ratify and reaffirm the Original Loan Agreement, as amended and restated herein, and all covenants, duties, liabilities and obligations thereunder.

13.8 Governing Law. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

13.9 Survival. All warranties, representations, and covenants made by Borrowers under this Agreement shall be considered to have been relied upon by Agent and each Lender and shall survive the delivery to Lenders of the Notes regardless of any investigation made by Agent or any Lender or on its behalf.

13.10 Power of Attorney. Each Borrower hereby appoints Agent, and its agents and designees, the true and lawful agents and attorneys-in-fact of such Borrower, with full power of substitution, (a) to (i) during the continuance of an Event of Default, upon prior written notice to Borrowers, receive, open and dispose of all mail addressed to such Borrower relating to the Collateral, (ii) during the continuance of an Event of Default, upon prior written notice to Borrowers, notify and direct the United States Post Office authorities by notice given in the name of such Borrower and signed on its behalf, to change the address for delivery of all mail addressed to such Borrower relating to the Collateral to an address to be designated by Agent, and to cause such mail to be delivered to such designated address where Agent may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which Agent has a security interest hereunder and any documents relative thereto, with full power to endorse the name of such Borrower upon any such notes, checks, acceptances, drafts, money order or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and Agent shall have the further right and power to endorse the name of such Borrower on any documents otherwise relating to such Collateral, (iii) during the continuance of an Event of Default, upon prior or contemporaneous written notice to Borrowers, send notices to such Contract Debtors or account debtors, and (iv)

during the continuance of an Event of Default, do any and all other things necessary or proper to carry out the intent of this Agreement; and (b) at all times, to do any and all other things necessary or proper to perfect and protect the Liens and rights of Agent and Lenders created under this Agreement. Each Borrower agrees that neither Agent or any Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for those arising from the gross negligence or willful misconduct of the Agent or any Lender or any of their agents, designees or attorneys-in-fact.

The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof. Agent shall have the right to apply all money or security otherwise due to Borrowers to the payment of any of the Advances or other sums payable pursuant to this Agreement at such time and in such order of application as Agent may determine.

13.11 LITIGATION. PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG ANY BORROWER, AGENT AND LENDERS, PERTAINING TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

13.12 Severability. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

13.13 Jury Trial Waiver. BORROWERS, LENDERS AND AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, LENDERS AND AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.14 Indemnity of Agent and Lenders by Borrower. EACH BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION OR REPLACEMENT OF AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON BY A PERSON WHO IS NOT ALSO AN INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED, THAT, BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES (I) RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR (II) THAT ARE AWARDED AS DIRECT OR ACTUAL DAMAGES (AND NOT ANY DAMAGES CONSTITUTING SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE) TO ANY BORROWER OR GUARANTOR IN AN ACTION BROUGHT BY SUCH BORROWER OR GUARANTOR AGAINST AN INDEMNIFIED PERSON FOR BREACH OF SUCH INDEMNIFIED PERSON’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IF SUCH BORROWER OR GUARANTOR HAS OBTAINED A FINAL, NON-APPEALABLE JUDGMENT IN ITS FAVOR IN SUCH ACTION AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE AGREEMENTS IN THIS SECTION 13.14 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

13.15 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, AGENT, ANY LENDER OR OTHER PERSON AGAINST ANY BORROWER, AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND BORROWER, AGENT AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE

NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.16 Right of Setoff. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists or the Obligations have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrowers and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF BORROWER HELD OR MAINTAINED BY SUCH LENDER IN CONNECTION WITH AN EXERCISE OF RIGHTS OR REMEDIES IN CONNECTION WITH THIS AGREEMENT AFTER AN EVENT OF DEFAULT WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY LENDERS.

13.17 Joint and Several Liability.

(a) Each Borrower agrees that it is jointly and severally, directly and primarily liable to Agent and Lenders for Payment in Full of the Obligations, except its Excluded Swap Obligations, and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. Agent or any Lender may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrower(s).

(b) Each Borrower agrees that any release which may be given by Agent or any Lender to the other Borrowers or any guarantor or endorser of any of the Obligations shall not release such other Borrowers from their obligations hereunder.

(c) Each Borrower hereby waives any right to assert against Agent or any Lender any defense (legal or equitable), setoff, counterclaim, or claims which any Borrower individually may now or any time hereafter have against the other Borrowers or any other party liable to Agent or any Lender in any manner or way whatsoever.

(d) Any and all present and future indebtedness of a Borrower to the other Borrowers is hereby subordinated to the Full Payment of the Obligations.

(e) Each Borrower is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will keep itself informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Agent or any Lender for information, each Borrower hereby waives any and all rights it may have to require Agent or any Lender to disclose to such Borrower any information which Agent or any Lender may now or hereafter acquire concerning the condition or circumstances of the other Borrower.

(f) Each Borrower waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness, and all other notices of formalities to which such Borrower may, as joint and several Borrower hereunder, be entitled.

(g) At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of their borrowings hereunder, Agent and Lenders have agreed, in lieu of maintaining separate loan accounts, that Agent shall maintain a single loan account under the name of Borrowers (“Loan Account”). The Revolving Loans shall be made jointly and severally to the Borrowers and shall be charged to their Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Revolving Loans shall be credited with all repayments of Obligations received by Agent, on behalf of Lenders, from any Borrower as paid into a Collection Account pursuant to the terms of this Agreement.

(h) Requests for borrowings may be made by any Borrower, pursuant to the terms of Section Two hereof. Each Borrower expressly agrees and acknowledges that neither Agent nor any Lender shall have any responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of the Borrowers of (i) any Obligations, or (ii) any of the expenses and other items charged to the Loan Account pursuant to this Agreement. All Obligations and such expenses and other items shall be made for the collective, joint, and several account of the Borrowers and shall be charged to their Loan Account.

(i) Each Borrower agrees and acknowledges that the administration of the Obligations on a combined basis as set forth in this Section 13.17 is being done as an accommodation to Borrowers and at their request, and that neither Agent nor any Lender shall incur any liability to any of the Borrowers as a result thereof. TO INDUCE AGENT AND LENDERS TO DO SO, AND IN CONSIDERATION THEREOF, EACH OF THE BORROWERS HEREBY AGREES TO INDEMNIFY AND HOLD AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, EXPENSES, LOSS, DAMAGE, CLAIM OF DAMAGE, OR INJURY, MADE AGAINST AGENT OR ANY LENDER BY ANY OF BORROWERS OR BY ANY OTHER PERSON, ARISING FROM OR INCURRED BY REASON OF SUCH ADMINISTRATION OF THE OBLIGATIONS, EXCEPT TO THE EXTENT SUCH LIABILITIES, EXPENSES, LOSSES, DAMAGES, CLAIMS AND INJURIES (I) RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR ANY LENDER OR (II) ARE AWARDED AS DIRECT OR ACTUAL DAMAGES (AND NOT ANY DAMAGES CONSTITUTING SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE) TO ANY BORROWER OR GUARANTOR IN AN ACTION BROUGHT BY SUCH BORROWER OR GUARANTOR AGAINST AN INDEMNIFIED PERSON FOR BREACH OF SUCH INDEMNIFIED PERSON’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IF SUCH BORROWER OR GUARANTOR HAS OBTAINED A FINAL, NON-APPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(j) Each Borrower represents and warrants to Agent and each Lender that the collective administration of the Obligations is being undertaken by Agent and each Lender pursuant to this Section 13.17, because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to each of the Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

(k) Each Borrower hereby postpones and subordinates to the Payment in Full of the Obligations any right of subrogation it has or may have against the other Borrowers with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement. In addition, each Borrower hereby postpones any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other rights and claims, whether direct or indirect, liquidated or contingent, such Borrower may now have or hereafter have as against any other Borrower with respect to the Obligations or any other indebtedness incurred pursuant to this Agreement, until all Obligations have been finally Paid in Full. Each Borrower agrees that in light of the immediately foregoing agreements, the execution of this Agreement shall not be deemed to make such Borrower a “creditor” of any other Borrower, and that for purposes of §§547 and 550 of the Bankruptcy Code (11 U.S.C. §§547, 550), such Borrower shall not be deemed a “creditor” of the other Borrower.

(l) Each Borrower or Guarantor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this section shall remain in full force and effect until Full Payment of all Obligations. Each Borrower and Guarantor intends this section to constitute, and this section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Borrower for all purposes of the Commodity Exchange Act.

13.18 Counterparts; Execution. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement; provided, that, in any event, each party hereto shall promptly deliver a manually executed counterpart of this Agreement to Agent. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.19 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13.20 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

13.21 Other Security and Guarantees. Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations. The Lenders and the Letter of Credit Issuer irrevocably authorize Agent, at its option and in its discretion, to release any Guarantor from its obligations under a guaranty and/or release any security interest in the Collateral owned by such Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, the Majority Lenders will confirm in writing Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.21.

13.22 NO ORAL AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENT AMONG AGENT, LENDERS AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS AND BORROWERS.

13.23 U.S. PATRIOT Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the U.S. PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the U.S. PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Letter of Credit Issuer or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.24 Replacement of Lenders. If (a) only one Lender requests compensation under Section 2.13 with respect to a particular event giving rise to such compensation, (b) if a Borrower is required to pay any additional amount to only one Lender or any Governmental Authority for the account of one Lender pursuant to Section 2.11 with respect to a particular event giving rise to such payment, (c) if any Lender is a Defaulting Lender, (d) if any Lender is acquired by or merges with any other Person and such Lender is not the surviving Person, or (e) if any Lender fails to approve an amendment, consent or waiver hereunder which is approved by the Majority Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and Agent, (1) notwithstanding clauses (i), (iii) and (iv) below, prepay all outstanding amounts owed to such Lender (it being understood that, notwithstanding anything herein to the contrary, such payment may be made without the Borrowers being required to make pro rata payments in respect thereof to any other Lender hereunder), as more specifically described in clause (ii) below (excluding any prepayment penalty set forth in Section 3.1, it being acknowledged and agreed that such Lender shall not be entitled to payment of prepayment penalty) and permanently reduce the aggregate Commitments by the Commitment held by such Lender or (2) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) Borrowers or the assignee shall have paid Agent the assignment fee specified in Section 11.2(a).

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts));

(iii) such assignment does not conflict with applicable laws; and

(iv) such assignment is completed within ninety (90) days after any request in (a) above, payment in (b) above, default in (c) above, merger in (d) above, or any failure to approve in (e) above .

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. The right to replace a Lender hereunder in subsections (a), (b) and (e) does not apply if more than one Lender is affected in each scenario.

13.25 Confidentiality. The Agent and each Lender agrees to keep confidential any information provided by the Borrowers or their Subsidiaries, or their respective representatives, or agents, hereunder or under any other Loan Document, to maintain procedures with respect to such information substantially comparable to those applied by the Agent and each Lender in respect of other non-public information, and not to use such information for any purpose other than in connection with the Revolving Loans or in connection with other financial accommodations being provided or to be provided by the Agent and any Lender to any Borrower; provided that the Agent and each Lender may disclose such information (a) to the extent required by applicable law, (b) to any Agent-Related Persons or to counsel for the Agent or Lenders or to their respective accountants, (c) to bank examiners and auditors and appropriate government examining authorities, (d) to any actual or prospective participant in the Agent or Lenders’ interest in its Revolving Loans and other rights or obligations hereunder, provided that each such actual or prospective participant has agreed in writing, that it will comply with the restrictions contained in this Section 13.25 to the same extent as if it were the Agent or a Lender and that such written agreement provides that (i) it can be relied upon by the Borrowers and (ii) such information will be used by such prospective participant only in its evaluation of its participation in the credit facility, (e) in connection with the enforcement of any Borrower’s Obligations hereunder or under any other Loan Document upon the occurrence and during the continuance of an Event of Default or (f) in connection with any litigation relating to this Agreement or the other Loan Documents upon the occurrence and during the continuance of an Event of Default.

13.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Lender) acknowledges that, with respect to any Lender that is an EEA Financial Institution, any unsecured liability of such Lender arising under a Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liability which may be payable to it by such Lender; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

13.27 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 13.28, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

13.28 Intentionally Omitted.

13.29 RELEASE OF CLAIMS. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of any of them, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising on or prior to the date hereof in connection with any of the Loan Documents.

13.30 Documentation Agent. Anything herein to the contrary notwithstanding, BMO Harris Financing, Inc., as the Documentation Agent listed on the cover page hereof, shall not have any liabilities, duties or responsibilities under this Agreement or any of the other Loan Documents in such capacity.

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signatures begin on following page.]

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA

REGIONAL FINANCE CORPORATION OF GEORGIA

REGIONAL FINANCE CORPORATION OF TEXAS

REGIONAL FINANCE CORPORATION OF NORTH CAROLINA

REGIONAL FINANCE CORPORATION OF ALABAMA

REGIONAL FINANCE CORPORATION OF TENNESSEE

REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC

REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC

REGIONAL FINANCE COMPANY OF MISSOURI, LLC

REGIONAL FINANCE COMPANY OF GEORGIA, LLC

REGIONAL FINANCE COMPANY OF MISSISSIPPI, LLC

REGIONAL FINANCE COMPANY OF LOUISIANA, LLC

RMC FINANCIAL SERVICES OF FLORIDA, LLC

REGIONAL FINANCE COMPANY OF KENTUCKY, LLC

REGIONAL FINANCE COMPANY OF VIRGINIA, LLC

Regional Finance Corporation of Wisconsin

Regional Finance Company of Illinois, LLC

Regional Finance Company of CALIFORNIA, LLC

Regional Finance Company of INDIANA, LLC

Regional Finance Company of UTAH, LLC

Regional Finance Company of IDAHO, LLC

Regional Finance Company of OREGON, LLC

Regional Finance Company of ARIZONA, LLC

Regional Finance Company of FLORIDA, LLC

Regional Finance Company of OHIO, LLC

By:

Name:

Title:

Signature Page to Seventh Amended and Restated Loan and Security Agreement

AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent

By:

Name:

Title:

LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

BMO HARRIS FINANCING, INC.,

as a Lender

By:

Name:

Title:

FIRST HORIZON BANK,

as a Lender

By:

Name:

Title:

TEXAS CAPITAL BANK,

as a Lender

By:

Name:

Title:

SCHEDULE A

WELLS FARGO BANK, NATIONAL ASSOCIATION

801 Walnut Street

MAC F0006-022

Des Moines, Iowa 50309-3636

Attention: Mr. Tom Murphy, Executive Vice President

Commitment $125,000,000.00

BMO HARRIS FINANCING, INC.

320 South Canal Street, 16th Floor

Chicago, IL 60606

Attention: Daniel Ryan, Vice President

Commitment $120,000,000.00

FIRST HORIZON BANK

165 Madison Ave, 10th Floor

Memphis, TN 38118

Attention: Morgan Stanford, Senior Vice President

Commitment $65,000,000.00

TEXAS CAPITAL BANK

4609 Bluebonnet Blvd, Suite B

Baton Rouge, LA 70809

Attention: John Thomas, Senior Vice President

Commitment $45,000,000.00